SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)
_____________________________________________
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
_____________________________________________
WRIGHT MEDICAL GROUP N.V.
(Name of Registrant as Specified in Its Charter)
_____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY MATERIAL-SUBJECT TO COMPLETION

Wright Medical Group N.V.
Prins Bernhardplein 200
1097 JB Amsterdam
The Netherlands
(+ 31) 20 521-4777
________________________
May 10, 2017

Dear Shareholders:
On behalf of the board of directors, we cordially invite you to attend the 2017 Annual General Meeting of Shareholders of Wright Medical Group N.V. to be held on Friday, June 23, 2017, beginning at 9:00 a.m. (Central European Time) at our principal executive office located at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.
Information about our annual general meeting, the agenda items and the various matters on which our shareholders will vote is included in the notice of meeting and proxy statement that follow.
It is important that your shares be represented at the annual general meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Regardless of whether you plan to attend the meeting, we encourage you to exercise your right to vote by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card before the closing of these voting facilities at 11:59 p.m. (Eastern Time) on June 21, 2017. If you attend the annual general meeting and prefer to vote in person, you may withdraw your proxy at that time.
Our annual report on Form 10-K for the fiscal year ended December 25, 2016 is being provided to you together with these proxy materials for your review. A copy of our related Dutch statutory annual accounts, as prepared in accordance with Dutch law, is available on our website at www.wright.com.
On behalf of the board of directors and management, it is our pleasure to express our appreciation for your continued support.

Sincerely,

David D. Stevens	Robert J. Palmisano
Chairman	President and Chief Executive Officer

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Wright Medical Group N.V.
Prins Bernhardplein 200
1097 JB Amsterdam
The Netherlands
(+ 31) 20 521-4777
________________________
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 23, 2017
________________________
TO THE SHAREHOLDERS OF WRIGHT MEDICAL GROUP N.V.:
Notice is hereby given that the Annual General Meeting of Shareholders of Wright Medical Group N.V. will be held on Friday, June 23, 2017, beginning at 9:00 a.m. (Central European Time) at our principal executive office located at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.
The agenda for the Annual General Meeting is as follows:

1.	Opening.

2.	Report of our board of directors on the fiscal year ended December 25, 2016 (for discussion only).

3.
Appointment of one executive director and seven non-executive directors and notification to the shareholders of the contemplated appointment of Robert J. Palmisano as an executive director and David D. Stevens, Gary D. Blackford, John L. Miclot, Kevin C. O’Boyle, Amy S. Paul, Richard F. Wallman and Elizabeth H. Weatherman as non-executive directors to serve until the 2018 annual general meeting of shareholders or until his or her earlier death, resignation or removal (voting proposal no. 1).

4.	Directors’ remuneration for the fiscal year ended December 25, 2016 (for discussion only).

5.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (voting proposal no. 2).

6.	Appointment of KPMG N.V. as the auditor for our Dutch statutory annual accounts for the fiscal year ending December 31, 2017 (voting proposal no. 3).

7.	Adoption of our Dutch statutory annual accounts for the fiscal year ended December 25, 2016 (voting proposal no. 4).

8.	Release of each member of our board of directors from liability with respect to the exercise of his or her duties during the fiscal year ended December 25, 2016 (voting proposal no. 5).

9.
Extension of the authority of our board of directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until December 23, 2018 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the market price of a share (or depositary receipt) at the time of the transaction (voting proposal no. 6).

10.	Approval of the Wright Medical Group N.V. 2017 Equity and Incentive Plan (voting proposal no. 7).

11.	Approval, on an advisory basis, of our executive compensation (voting proposal no. 8).

i

12.	Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation (voting proposal no. 9).

13.	Closing.
Many of the agenda matters are presented to the general meeting of our shareholders as a result of our company being organized under the laws of the Netherlands. Several matters that are within the authority of the board of directors under most U.S. state corporate laws require shareholder approval under Dutch law. Additionally, Dutch governance provisions require certain discussion topics for annual general meetings of shareholders upon which shareholders do not vote.
Our board of directors has determined that all holders of record of our ordinary shares as of the close of business on Friday, May 26, 2017, according to American Stock Transfer & Trust Company, LLC, our registrar and transfer agent, or such shareholders’ proxies, are entitled to notice of and to attend and vote at the Annual General Meeting. If you wish to attend the Annual General Meeting, however, you must notify our board of directors of your intention to do so no later than June 16, 2017, by submitting your name and number of ordinary shares beneficially owned to: James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands. If you own ordinary shares through a broker, such shares are often referred to as held in “street name,” and you, as the beneficial owner of those shares, do not appear in our share register. If you own your ordinary shares through a broker and you wish to attend the Annual General Meeting, you must notify our board of directors of your intention to do so in the manner described above no later than June 16, 2017 and also provide us with appropriate evidence of ownership of and authority to vote the shares no later than June 16, 2017. Access to the Annual General Meeting is permitted only after verification of personal identification.
It is important that your shares be represented at the Annual General Meeting, regardless of the number of shares you hold and whether or not you plan to attend the Annual General Meeting in person. Regardless of whether you plan to attend the Annual General Meeting, I encourage you to exercise your right to vote by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card before the closing of these voting facilities at 11:59 p.m. (Eastern Time) on June 21, 2017. If you attend the meeting and prefer to vote in person, you may withdraw your proxy at that time.
With respect to the appointment of one executive director and seven non-executive directors in voting proposal no. 1, our board of directors recommends a vote FOR the appointment of Robert J. Palmisano as an executive director and each of David D. Stevens, Gary D. Blackford, John L. Miclot, Kevin C. O’Boyle, Amy S. Paul, Richard F. Wallman and Elizabeth H. Weatherman as non-executive directors. With respect to the other voting proposals, other than voting proposal no. 9, our board of directors recommends a vote FOR each of the other voting proposals being presented to our shareholders at the Annual General Meeting. With respect to voting proposal no. 9, our board of directors recommends a vote for a frequency of EVERY YEAR for future advisory votes on executive compensation.
* * * * *

By Order of the Board of Directors,

James A. Lightman
Senior Vice President, General Counsel and Secretary

Amsterdam, The Netherlands
May 10, 2017

TABLE OF CONTENTS
____________________

____________________

References to “Wright,” “company,” “we,” “our” or “us” in this proxy statement refer to Wright Medical Group N.V. and our subsidiaries unless the context otherwise requires.
References to “Wright ordinary shares,” “ordinary shares” or “shares” in this proxy statement refer to our ordinary shares, par value €0.03 per share.
References in this proxy statement to a particular year refer to the applicable fiscal year, unless we indicate otherwise. Accordingly, references to “2016” or the “year ended December 25, 2016” mean the fiscal year ended December 25, 2016, unless we indicate otherwise.
References to the “Wright/Tornier merger” or the “merger” in this proxy statement refer to the merger between Wright Medical Group, Inc. and Tornier N.V. completed on October 1, 2015. References to “legacy Wright” and “legacy Tornier” refer to Wright Medical Group, Inc. and Tornier N.V., respectively, before completion of the Wright/Tornier merger.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this proxy statement are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by those sections. Forward-looking statements are based on our current expectations of future events, and are generally identified by words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions or future dates. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. The most significant factors known to us that could materially adversely affect our business, operations, industry, financial position or future financial performance are described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on February 23, 2017, in “Part I, Item 1A, Risk Factors,” which is being provided to you together with this proxy statement. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made, and should recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described in our Annual Report on Form 10-K, including in “Part I, Item 1A. Risk Factors,” as well as others that we may consider immaterial or do not anticipate at this time. The risks and uncertainties described in our Annual Report on Form 10-K are not exclusive and further information concerning our company and our business, including factors that potentially could materially affect our operating results or financial condition, may emerge from time to time. We undertake no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we file with or furnish to the SEC.
____________________
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on June 23, 2017. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 25, 2016 are available at www.proxyvote.com. In addition, such documents also are available at our offices at the address set forth above and on our website at www.wright.com.

Wright Medical Group N.V.
Prins Bernhardplein 200
1097 JB Amsterdam
The Netherlands
(+ 31) 20 521-4777
________________________
PROXY STATEMENT
FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS

To be held on June 23, 2017
________________________
The board of directors of Wright Medical Group N.V. is soliciting your proxy for use at the 2017 Annual General Meeting of Shareholders to be held on Friday, June 23, 2017, beginning at 9:00 a.m. (Central European Time) at our principal executive office located at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.
The annual general meeting of shareholders to which this proxy statement relates constitutes the annual general meeting of shareholders for purposes of and will satisfy applicable laws, rules and regulations of the United States, the NASDAQ Stock Market and the Netherlands. As used herein, the term “Annual General Meeting” means the 2017 Annual General Meeting of Shareholders to be held on June 23, 2017.
This proxy statement, proxy card and other materials, including our annual report on Form 10-K for the fiscal year ended December 25, 2016, are being sent to our shareholders on or about May 10, 2017.
GENERAL INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING
When and Where is the Annual General Meeting?
The Annual General Meeting will be held on Friday, June 23, 2017, at 9:00 a.m. (Central European Time), at our principal executive office located at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.
What is the Purpose of the Annual General Meeting?
The purpose of the Annual General Meeting is to give our shareholders an opportunity to consider and act upon the matters set forth in the Notice of Annual General Meeting of Shareholders.
How Do I Attend the Annual General Meeting?
If you wish to attend the Annual General Meeting, you must notify our board of directors of your intention to do so no later than June 16, 2017, by submitting your name and number of Wright ordinary shares beneficially owned to: James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands. If you own your ordinary shares through a broker and you wish to attend the Annual General Meeting, you must notify our board of directors of your intention to do so in the manner described above no later than June 16, 2017 and also provide us with appropriate evidence of ownership of and authority to vote the shares no later than June 16, 2017. Access to the Annual General Meeting is permitted only after verification of personal identification.

Who Can Vote?
Only shareholders of record of our ordinary shares at the close of business on May 26, 2017, or the record date, according to American Stock Transfer & Trust Company, LLC, our registrar and transfer agent, or such shareholders’ proxies, will be entitled to vote at the Annual General Meeting. As of May 1, 2017, the number of outstanding ordinary shares entitled to vote on each voting proposal at the Annual General Meeting was [104,255,579].
How Many Votes Do I Have?
Each Wright ordinary share entitles the holder thereof to one vote on each matter that is voted on at the Annual General Meeting.
Is My Vote Important?
Yes. Your vote is important regardless of how many Wright ordinary shares you own. Please take a moment to read the instructions in response to the next question below, vote your shares and submit your proxy as soon as possible to ensure that your shares are represented and voted at the Annual General Meeting.
How Do I Vote?
If you are the registered holder of Wright ordinary shares, you are the record holder of those shares, and you can vote at the Annual General Meeting in person or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual General Meeting. If you attend the Annual General Meeting, you may revoke your proxy by voting in person at that time.
If you are a shareholder of record and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on June 21, 2017 to be counted.
There are three ways to vote by proxy:

•
By Internet-You can vote by Internet by going to the website www.proxyvote.com and following the instructions for Internet voting shown on your Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, your proxy card.

•	By Telephone-You can vote by telephone by calling toll-free 1-800-690-6903 in the United States, Canada and Puerto Rico and following the instructions.

•
By Mail-You can vote by mail by completing, signing, dating and mailing your proxy card in the envelope provided if you received a paper copy of these proxy materials. If you vote by Internet or telephone, please do not mail your proxy card.

By giving us your proxy, you are authorizing the individuals named on our proxy card, the proxies, to vote your shares in the manner you indicate. You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting on (i)  our executive director nominee and each of our seven non-executive director nominees in voting proposal no. 1 and (ii) each of the other voting proposals in this proxy statement, other than voting proposal no. 9. With respect to voting proposal no. 9, you may vote for a frequency of EVERY YEAR, EVERY TWO YEARS or EVERY THREE YEARS.
If you vote by proxy without indicating your instructions, your shares will be voted:

•
FOR the appointment of Robert J. Palmisano as an executive director and David D. Stevens, Gary D. Blackford, John L. Miclot, Kevin C. O’Boyle, Amy S. Paul, Richard F. Wallman and Elizabeth H. Weatherman as non-executive directors, as recommended by our board of directors, in voting proposal no. 1;

•	FOR each of the other voting proposals in this proxy statement, as recommended by our board of directors, other than voting proposal no. 9; and

•	For a frequency of EVERY YEAR with respect to voting proposal no. 9 regarding future advisory votes on executive compensation, as recommended by our board of directors.
How Do I Vote if My Shares Are Held in Street Name?
If you own Wright ordinary shares through a broker, bank or other nominee, such shares often are referred to as held in “street name,” and you, as the beneficial owner of those shares, do not appear in our share register. For shares held in street name, there is a two-step process for distributing our proxy materials and tabulating votes. Brokers inform us how many of their clients own ordinary shares in street name, and the broker forwards our proxy materials to those beneficial owners. If you receive our proxy materials from your broker, you should vote your shares by following the procedures specified on your broker’s voting instruction form. Shortly before the Annual General Meeting, your broker will tabulate the votes it has received and submit a proxy card to us reflecting the aggregate votes of the street name holders. If you plan to attend the Annual General Meeting and vote your street name shares in person, you should contact your broker to obtain a broker’s proxy card and bring it to the Annual General Meeting, as well as notify our board of directors of your intention to do so in the manner described above no later than June 16, 2017 and provide us with appropriate evidence of ownership of and authority to vote the shares no later than June 16, 2017.
Can I Change My Vote or Revoke My Proxy?
Yes. You may change your vote or revoke a proxy at any time prior to its exercise at the Annual General Meeting by:

•	giving to our Senior Vice President, General Counsel and Secretary a written notice of revocation of the proxy’s authority;

•	submitting a duly executed proxy card bearing a later date;

•	voting again by Internet, telephone or mail at a later time before the closing of these voting facilities at 11:59 p.m. (Eastern Time) on June 21, 2017; or

•	attending the Annual General Meeting and voting in person.
Your attendance at the Annual General Meeting alone, without voting at the meeting, will not revoke your proxy.
What Vote is Required to Appoint Directors and Approve Each Voting Proposal?
Under Dutch law and our articles of association, our board of directors has the right to make binding nominations for open positions on the board of directors. If the list of candidates contains one candidate for a vacancy to be filled, such candidate shall be appointed, unless the binding nature of the nominations by the board of directors is set aside. The binding nature of the nominations by our board of directors may be overridden by a vote of two-thirds of the votes cast at an annual general meeting if such two-thirds vote constitutes more than one-half of our issued share capital, in which event a new meeting would be called at which the resolution for appointment of a member of our board of directors would require a majority of two-thirds of the votes cast, representing more than one-half of the issued share capital. At an annual general meeting of shareholders, votes in respect of the appointment of a member of our board of directors can only be cast for candidates named in the agenda of the meeting or the explanatory notes thereto.
The affirmative vote of a majority of the votes cast in person or by proxy at the Annual General Meeting and entitled to vote on the proposal is required to approve each of the other voting proposals in this proxy statement, other than voting proposal no. 9. With respect to voting proposal no. 9, the choice of frequency that receives the greatest number of votes is considered the preference of our shareholders.
Although there is no general quorum requirement under Dutch law, our articles of association provide that resolutions with respect to the voting proposals in this proxy statement shall be passed by a simple majority of votes cast in a meeting where at least one-third of the outstanding shares are represented. Broker non-votes will not count as shares present at the Annual General Meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in “street name” by a broker, bank or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Abstentions will count as shares present at the Annual General Meeting, but will not count for the purpose of determining the number of votes cast.
How Will Votes Be Counted?
Each Wright ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or cast in person at the Annual General Meeting. Shares will not be voted in favor of a proposal if either the shareholder abstains from voting on a particular matter or the shares represent broker non-votes.
Who Will Count the Votes?
All proxies submitted to us will be tabulated by Broadridge Financial Solutions, Inc. All shares voted by shareholders of record present in person at the Annual General Meeting will be tabulated by our Corporate Secretary or his designee.

How Does the Board of Directors Recommend that I Vote on the Voting Proposals?
Our board of directors recommends that you vote:

•
FOR the appointment of Robert J. Palmisano as an executive director and David D. Stevens, Gary D. Blackford, John L. Miclot, Kevin C. O’Boyle, Amy S. Paul, Richard F. Wallman and Elizabeth H. Weatherman as non-executive directors, in each case to serve until the 2018 annual general meeting of shareholders or until his or her earlier death, resignation or removal (voting proposal no. 1);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (voting proposal no. 2);

•	FOR the appointment of KPMG N.V. as the auditor for our Dutch statutory annual accounts for the fiscal year ending December 31, 2017 (voting proposal no. 3);

•	FOR the adoption of our Dutch statutory annual accounts for the fiscal year ended December 25, 2016 (voting proposal no. 4);

•	FOR the release of each member of our board of directors from liability with respect to the exercise of his or her duties during the fiscal year ended December 25, 2016 (voting proposal no. 5);

•
FOR the approval of the extension of the authority of our board of directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until December 23, 2018 on the open market, through privately negotiated transactions or in one or more self-tender offers for a price per share (or depositary receipt) not less than the nominal value of a share and not higher than 110% of the market price of a share (or depositary receipt) at the time of the transaction (voting proposal no. 6);

•	FOR the approval of the Wright Medical Group N.V. 2017 Equity and Incentive Plan (voting proposal no. 7);

•	FOR the approval, on an advisory basis, of our executive compensation (voting proposal no. 8); and

•	For a frequency of EVERY YEAR with respect to future advisory votes on executive compensation (voting proposal no. 9).
Will Any Other Business Be Conducted at the Annual General Meeting?
As of the date of this proxy statement, our board of directors does not know of any business that will be presented for consideration at the Annual General Meeting other than the matters described in this proxy statement. If any other business is properly brought before the Annual General Meeting, the persons named in the enclosed proxy card will vote the proxies in accordance with their best judgment if permitted under applicable Dutch, U.S. and other laws, rules and regulations.
Where Can I Find the Voting Results of the Annual General Meeting?
We plan to announce preliminary voting results at the Annual General Meeting and will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual General Meeting.

VOTING PROPOSAL NO. 1 - APPOINTMENT OF DIRECTORS
__________________

Board Structure and Size
We have a one-tier board structure. Our articles of association provide that the number of our directors will be determined by our board of directors, provided that our board of directors will be comprised of at least one executive director and two non-executive directors. Our board of directors has set the number of our directors at eight, one of whom is an executive director and seven of whom are non-executive directors, for the ensuing year or until the board of directors adopts a resolution stating otherwise.
Under Dutch law, our executive directors are responsible for the policy and day-to-day management of our company. Our non-executive directors supervise and provide guidance to the executive director.
At the Annual General Meeting, our shareholders will be asked to appoint one individual to fill the one open executive director position and seven individuals to fill the seven open non-executive director positions. In each case, these directors would be appointed to serve until the 2018 annual general meeting of shareholders or until his or her earlier death, resignation or removal.
Current Directors
Our board of directors currently consists of the following eight directors, one of whom is an executive director and seven of whom are non-executive directors.

Robert J. Palmisano, Executive Director	Amy S. Paul, Non-Executive Director
Gary D. Blackford, Non-Executive Director	David D. Stevens, Non-Executive Director
John L. Miclot, Non-Executive Director	Richard F. Wallman, Non-Executive Director
Kevin C. O’Boyle, Non-Executive Director	Elizabeth H. Weatherman, Non-Executive Director
Director Nominees
Under Dutch law and our articles of association, our board of directors has the right to make binding nominations for open positions on our board of directors. If the list of candidates contains one candidate for each open position to be filled, such candidate shall be appointed unless the binding nature of the nominations by the board of directors is set aside. The binding nature of nominations by our board of directors may be overridden by a vote of two-thirds of the votes cast at an annual or extraordinary general meeting of our shareholders if such two-thirds vote constitutes more than one-half of our issued share capital, in which event a new meeting would be called at which the resolution for appointment of a member of our board of directors would require a majority of two-thirds of the votes cast, representing more than one-half of our issued share capital. At an annual or extraordinary general meeting of shareholders, votes in respect of the appointment of a member of our board of directors can only be cast for candidates named in the agenda of the meeting or the explanatory notes thereto.
Our board of directors, upon recommendation of the nominating, corporate governance and compliance committee of our board of directors, has unanimously adopted resolutions to make the following binding nominations:

1.
For the only open executive director position, our board of directors has nominated Robert J. Palmisano to serve as an executive director for a term ending on the 2018 annual general meeting of shareholders or until his earlier death, resignation or removal. Our board of directors recommends that shareholders vote for the appointment of Mr. Palmisano for this position.

2.
For the first open non-executive director position, our board of directors has nominated David D. Stevens to serve as a non-executive director for a term ending on the 2018 annual general meeting of shareholders or until his earlier death, resignation or removal. Our board of directors recommends that shareholders vote for the appointment of Mr. Stevens for this position.

3.
For the second open non-executive director position, our board of directors has nominated Gary D. Blackford to serve as a non-executive director for a term ending on the 2018 annual general meeting of shareholders or until his earlier death, resignation or removal. Our board of directors recommends that shareholders vote for the appointment of Mr. Blackford for this position.

4.
For the third open non-executive director position, our board of directors has nominated John L. Miclot to serve as a non-executive director for a term ending on the 2018 annual general meeting of shareholders or until his earlier death, resignation or removal. Our board of directors recommends that shareholders vote for the appointment of Mr. Miclot for this position.

5.
For the fourth open non-executive director position, our board of directors has nominated Kevin C. O’Boyle to serve as a non-executive director for a term ending on the 2018 annual general meeting of shareholders or until his earlier death, resignation or removal. Our board of directors recommends that shareholders vote for the appointment of Mr. O’Boyle for this position.

6.
For the fifth open non-executive director position, our board of directors has nominated Amy S. Paul to serve as a non-executive director for a term ending on the 2018 annual general meeting of shareholders or until her earlier death, resignation or removal. Our board of directors recommends that shareholders vote for the appointment of Ms. Paul for this position.

7.
For the sixth open non-executive director position, our board of directors has nominated Richard F. Wallman to serve as a non-executive director for a term ending on the 2018 annual general meeting of shareholders or until his earlier death, resignation or removal. Our board of directors recommends that shareholders vote for the appointment of Mr. Wallman for this position.

8.
For the seventh open non-executive director position, our board of directors has nominated Elizabeth H. Weatherman to serve as a non-executive director for a term ending on the 2018 annual general meeting of shareholders or until her earlier death, resignation or removal. Our board of directors recommends that shareholders vote for the appointment of Ms. Weatherman for this position.

Information regarding these eight director nominees, all of whom are current directors, including their biographical information, can be found below under “-Information About Director Nominees.”
Each director that is appointed at the Annual General Meeting will serve until the 2018 annual general meeting of shareholders or until his or her earlier death, resignation or removal.
The persons named as proxies will vote the proxies received by them for the appointment of Mr. Palmisano as an executive director and the appointment of Mr. Stevens, Mr. Blackford, Mr. Miclot, Mr. O’Boyle, Ms. Paul, Mr. Wallman and Ms. Weatherman as non-executive directors, unless otherwise directed. If prior to the Annual General Meeting, our board of directors should learn that any nominee for director will be unable to serve for any reason, the proxies may be voted only for the appointment of the nominees who will be able to serve. The board of directors has no reason to believe that any of the director nominees will be unable to serve.
The proposed executive director appointment and each of the proposed non-executive director appointments is each considered a separate voting item under Dutch law.
Information About Director Nominees
Robert J. Palmisano was appointed our President and Chief Executive Officer and an executive director and member of our board of directors in October 2015 in connection with the Wright/Tornier merger. Mr. Palmisano has served as President and Chief Executive Officer of Wright Medical Group, Inc. since September 2011. Prior to joining legacy Wright, Mr. Palmisano served as President and Chief Executive Officer of ev3 Inc., a global endovascular device company, from April 2008 to July 2010, when it was acquired by Covidien plc. From 2003 to 2007, Mr. Palmisano was President and Chief Executive Officer of IntraLase Corp. Before joining IntraLase, Mr. Palmisano was President and Chief Executive Officer of MacroChem Corporation from 2001 to 2003. Mr. Palmisano currently serves on the Providence College Board of Trustees and serves on the board of directors of Avedro Inc., a privately held ophthalmic medical device and pharmaceutical company. Mr. Palmisano previously served on the board of directors of ev3 Inc., Osteotech, Inc. and Abbott Medical Optics, Inc., all publicly held companies, and Bausch & Lomb, a privately held company. Under the terms of his employment agreement, we have agreed that Mr. Palmisano will be nominated by our board of directors for election as an executive director and a member of our board of directors at each annual general meeting of shareholders during the term of his employment as President and Chief Executive Officer of our company.

Mr. Palmisano’s qualifications to serve on our board of directors include his day-to-day knowledge of our company and business due to his position as President and Chief Executive Officer, his experience serving on other public companies’ boards of directors, and his extensive business knowledge working with other public companies in the medical device industry.
David D. Stevens joined our board of directors as a non-executive director in October 2015 in connection with the Wright/Tornier merger. Mr. Stevens serves as our Chairman. Mr. Stevens was a member of the board of directors of Wright Medical Group, Inc. from 2004 to 2015 and served as Chairman of the Board from 2009 to October 2015 and interim Chief Executive Officer of Wright from April 2011 to September 2011. He has been a private investor since 2006. Mr. Stevens served as Chief Executive Officer of Accredo Health Group, Inc., a subsidiary of Medco Health Solutions, Inc., from 2005 to 2006. He was Chief Executive Officer of Accredo Health, Inc. from 1996 to 2005, served as Chairman of the Board from 1999 to 2005, and was President and Chief Operating Officer of the predecessor companies of Accredo Health from their inception in 1983 until 1996. He serves on the board of directors of Allscripts Healthcare Solutions, Inc., a publicly held company. He previously served on the board of directors of Viasystems Group, Inc., a publicly held company, from 2012 until May 2015 when it was acquired by TTM Technologies, Inc., Medco Health Solutions, Inc., a publicly held company, from 2006 until 2012 when it was acquired by Express Scripts Holding Company, and Thomas & Betts Corporation, a publicly held company, from 2004 to 2012 when it was acquired by ABB Ltd. Mr. Stevens's qualifications to serve on our board of directors include his extensive experience serving as a chief executive officer, including as interim chief executive officer of legacy Wright, his close familiarity with our business, and his prior experience as a director of legacy Wright.
Gary D. Blackford joined our board of directors as a non-executive director in October 2015 in connection with the Wright/Tornier merger. Mr. Blackford was a member of the board of directors of Wright Medical Group, Inc. from 2008 to 2015. From 2002 to February 2015, Mr. Blackford served as President and Chief Executive Officer and a member of the board of directors of Universal Hospital Services, Inc., a provider of medical technology outsourcing and services to the healthcare industry, and from 2007 to February 2015, served as Chairman of the Board. From 2001 to 2002, Mr. Blackford served as Chief Executive Officer of Curative Health Services Inc. From 1999 to 2001, Mr. Blackford served as Chief Executive Officer of ShopforSchool, Inc. He served as Chief Operating Officer for Value Rx from 1995 to 1998 and Chief Operating Officer and Chief Financial Officer of MedIntel Systems Corporation from 1993 to 1994. Mr. Blackford currently serves on the board of directors of Halyard Health, Inc. and EnteroMedics Inc., both publicly held companies. He also serves on the board of directors of Pipeline Rx, Inc., a privately held telepharmacy company. Mr. Blackford previously served on the board of directors of Compex Technologies, Inc., a publicly held medical device company, from 2005 until its acquisition by Encore Medical Corporation in 2006. Mr. Blackford’s qualifications to serve as a member of our board of directors include his experience as a chief executive officer and director of a healthcare services company and other companies and as a director of other public companies in the healthcare industry, his extensive experience leading healthcare companies, and his prior experience as a director of legacy Wright.
John L. Miclot joined our board of directors as a non-executive director in October 2015 in connection with the Wright/Tornier merger. Mr. Miclot was a member of the board of directors of Wright Medical Group, Inc. from 2007 to 2015. Mr. Miclot has served as President and Chief Executive Officer and a member of the board of directors of LinguaFlex, Inc., a medical device company focused on treatment of sleep disordered breathing, since August 2015. From December 2011 to December 2014, he served as Chief Executive Officer and a member of the board of directors of Tengion Inc., a publicly held company that focused on organ and cell regeneration. Prior to joining Tengion, Mr. Miclot was an Executive-in Residence at Warburg Pincus, LLC. From 2008 to 2010, he was President and Chief Executive Officer of CCS Medical, Inc., a provider of products and services for patients with chronic diseases. From 2003 until 2008, he served as President and Chief Executive Officer of Respironics, Inc., a provider of sleep and respiratory products, and prior to such time, served in various positions at Respironics, Inc. from 1998 to 2003, including Chief Strategic Officer and President of the Homecare Division. From 1995 to 1998, he served as Senior Vice President, Sales and Marketing of Healthdyne Technologies, Inc., a medical device company that was acquired by Respironics, Inc. in 1998. Mr. Miclot spent the early part of his medical career at DeRoyal Industries, Inc., Baxter International Inc., Ohmeda Medical, Inc. and Medix Inc. Mr. Miclot serves as Chairman and a member of the board of directors of Breathe Technologies, Inc., a privately held company. Mr. Miclot also serves as a director of the Pittsburgh Zoo and PPG Aquarium, charitable and educational institutions, serves on the University of Iowa Tippie College of Business board of advisors and serves as an industrial advisor to EQT Partners, an investment company. Mr. Miclot previously served on the board of directors of DENTSPLY International Inc., a dental products company, prior to its merger with Sirona Dental Systems, Inc. in February 2016, and ev3 Inc., a global endovascular device company, prior to the sale of the company in 2010. Mr. Miclot’s qualifications to serve on our board of directors include his substantial experience as a chief executive officer of several medical device companies, his deep knowledge of the medical device industry, and his prior experience as a director of legacy Wright.
Kevin C. O’Boyle has served as a non-executive director and member of our board of directors since June 2010. In November 2012, Mr. O’Boyle was appointed as Interim Vice Chairman of Tornier, a position he held for about a year. From December 2010 to July 2011, Mr. O’Boyle served as Senior Vice President and Chief Financial Officer of Advanced BioHealing Inc., a medical device company that was acquired by Shire plc in July 2011. From January 2003 until December 2009, Mr. O’Boyle served as Chief Financial Officer of NuVasive, Inc., a medical device orthopedics company specializing in spinal disorders. Prior to that time, Mr. O’Boyle served in various positions during his six years with ChromaVision Medical Systems, Inc., a publicly held medical device company specializing in the oncology market, including as its Chief Financial Officer and Chief Operating Officer. Mr. O’Boyle also held various positions during his seven years with Albert Fisher North America, Inc., a publicly held international food company, including Chief Financial Officer and Senior Vice President of Operations. Mr. O’Boyle serves on the board of directors of GenMark Diagnostics, Inc., ZELTIQ Aesthetics, Inc., and Sientra, Inc., all publicly held companies. Mr. O’Boyle previously served on the board of directors of Durata Therapeutics, Inc. until its acquisition by Actavis plc in November 2014. Mr. O’Boyle’s qualifications to serve on our board of directors includes his executive experience in the healthcare industry, his experience with companies during their transition from being privately held to publicly held, and his financial and accounting expertise.
Amy S. Paul joined our board of directors as a non-executive director in October 2015 in connection with the Wright/Tornier merger. Ms. Paul was a member of the board of directors of Wright Medical Group, Inc. from 2008 to 2015. Ms. Paul retired in 2008 following a 26-year career with C.R. Bard, Inc., a medical device company, most recently serving as the Group Vice President-International since 2003. She served in various positions at C.R. Bard, Inc. from 1982 to 2003, including President of Bard Access Systems, Inc., President of Bard Endoscopic Technologies, Vice President and Business Manager of Bard Ventures, Vice President of Marketing of Bard Cardiopulmonary Division, Marketing Manager for Davol Inc., and Senior Product Manager for Davol Inc. Ms. Paul previously served on the board of directors of Derma Sciences, Inc., a publicly held company, Viking Systems, Inc., a publicly held company, until October 2012 when it was acquired by Conmed Corporation, and was a commissioner of the Northwest Commission on Colleges and Universities from 2010 to 2013. Ms. Paul serves on the President’s Innovation Network at Westminster College. Ms. Paul’s qualifications to serve on our board of directors include her over three decades of experience in the medical device industry, including having served in various executive roles with responsibilities that include international and divisional operations as well as marketing and sales functions, her experience as a director of other public companies in the healthcare industry, and her prior experience as a director of legacy Wright.
Richard F. Wallman has served as a non-executive director and member of our board of directors since December 2008. From 1995 through his retirement in 2003, Mr. Wallman served as Senior Vice President and Chief Financial Officer of Honeywell International, Inc., a diversified technology company, and AlliedSignal, Inc., a diversified technology company (prior to its merger with Honeywell International, Inc.). Prior to joining AlliedSignal, Inc., Mr. Wallman served as Controller of International Business Machines Corporation. Mr. Wallman serves on the board of directors of Charles River Laboratories International, Inc., Convergys Corporation and Roper Technologies, Inc., all publicly held companies. Mr. Wallman also serves on the board of directors of Extended Stay America, Inc. and its wholly subsidiary ESH Hospitality, Inc., both publicly held companies. Beginning on May 17, 2017, Mr Wallman will no longer be on the board of directors of ESH Hospitality, Inc. As disclosed in a current report on Form 8-K filed with the SEC by ESH Hospitality, Inc. on April 6, 2017, Mr. Wallman is not standing for re-election at that company’s next annual meeting of stockholders to be held on May 17, 2017. Mr. Wallman previously served on the board of directors of Ariba, Inc. and Dana Holding Corporation, both publicly held companies. Mr. Wallman’s qualifications to serve on our board of directors include his prior public company experience, including as Chief Financial Officer of Honeywell, his significant public company director experience, and his financial experience and expertise.
Elizabeth H. Weatherman has served as a non-executive director and member of our board of directors since July 2006. Ms. Weatherman was initially appointed as a director of Tornier in connection with the securityholders’ agreement that Tornier entered into with certain shareholders. For more information regarding the securityholders’ agreement, please refer to the discussion under “Corporate Governance-Board Structure and Composition.” The securityholders’

agreement terminated by its terms in May 2016. Ms. Weatherman has been a Special Limited Partner of Warburg Pincus LLC, a private equity firm, since January 2016. Ms. Weatherman previously was a Partner of Warburg Pincus & Co., a Member and Managing Director of Warburg Pincus LLC and a member of the firm’s Executive Management Group. Ms. Weatherman joined Warburg Pincus in 1988 and primarily focused on the firm’s healthcare investment activities. Ms. Weatherman serves on the board of directors of several privately held companies. Ms. Weatherman previously served on the boards of directors of several publicly held companies, primarily in the medical device industry, including ev3 Inc., Wright Medical Group, Inc., and Kyphon Inc. Ms. Weatherman’s qualifications to serve on our board of directors include her extensive experience as a director of several public and private companies in the medical device industry.
Board Recommendation
Our board of directors unanimously recommends that shareholders vote “FOR” the appointment of Robert J. Palmisano as an executive director and each of David D. Stevens, Gary D. Blackford, John L. Miclot, Kevin C. O’Boyle, Amy S. Paul, Richard F. Wallman and Elizabeth H. Weatherman as a non-executive director, in each case to serve until the 2018 annual general meeting of shareholders, or until his or her earlier death, resignation or removal.

VOTING PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017
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Proposed Ratification of the Appointment of KPMG LLP
The audit committee of our board of directors has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and has directed that management submit the appointment of KPMG LLP for ratification by our shareholders at the Annual General Meeting. A voting proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 will be presented at the Annual General Meeting.
Although ratification is not required by law or otherwise, our board of directors is submitting this proposal as a matter of good corporate practice. If this proposal is not approved by our shareholders at the Annual General Meeting, the audit committee will reconsider its appointment of KPMG LLP. Even if this proposal is approved by our shareholders at the Annual General Meeting, the audit committee may appoint a different independent registered public accounting firm at any time during the year if it determines that this would be in the best interests of our company and our shareholders.
Representatives of KPMG LLP are not expected to be present in person at the Annual General Meeting. However, representatives of KPMG LLP will be available by telephone at the Annual General Meeting to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.
Change in Independent Registered Public Accounting Firm
The audit committee of our board of directors is directly responsible for the appointment, compensation, and oversight of our independent auditor or independent registered public accounting firm. Our general meeting of shareholders is directly responsible for the appointment of the auditor who will audit our Dutch statutory annual accounts to be prepared in accordance with Dutch law each year.
At our Annual General Meeting held on June 28, 2016, our shareholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 25, 2016. Similarly, at the Annual General Meeting, our shareholders appointed KPMG N.V. to serve as our auditor to audit our Dutch statutory annual accounts to be prepared in accordance with Dutch law for the year ending December 25, 2016. KPMG LLP has served as our independent registered public accounting firm since December 2015 and legacy Wright’s independent registered public accounting firm since 2002.
On December 3, 2015, the audit committee of our board of directors formally dismissed Ernst & Young LLP, legacy Tornier’s independent registered public accounting firm, and engaged KPMG LLP, as our independent registered public accounting firm. In addition, on December 3, 2015, the audit committee of our board of directors formally dismissed E&Y Accountants LLP and engaged KPMG N.V. as our auditor to audit our Dutch statutory annual accounts to be prepared in accordance with Dutch law.
The reports of Ernst & Young LLP on legacy Tornier’s financial statements for the fiscal years ended December 28, 2014 and December 29, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 28, 2014 and December 29, 2013, and during the subsequent interim periods through the date of our Current Report on Form 8-K filed with the SEC on December 9, 2015, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the instructions to Item 304) between legacy Tornier or us and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Ernst & Young LLP’s satisfaction would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement(s) in connection with its report. In addition, during the fiscal years ended December 28, 2014 and December 29, 2013, and during the subsequent interim period through the date of our Current Report on Form 8-K filed with the SEC on December 9, 2015, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). During the fiscal years ended December 28, 2014 and December 29, 2013 and during the subsequent interim periods through the date of our Current Report on Form 8-K filed with the SEC on December 9, 2015, neither legacy Tornier, we nor anyone on our behalf consulted with KPMG LLP regarding

(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to legacy Tornier or us nor oral advice was provided that KPMG LLP concluded was an important factor considered by legacy Tornier or us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the instructions to Item 304) or a reportable event (as defined in Item 304(a)(1)(v) of SEC Regulation S-K). We provided the disclosure required by Item 304 to Ernst & Young LLP. The letter received from Ernst & Young LLP in response was filed as Exhibit 16.1 to the Current Report on Form 8-K that we filed with the SEC on December 9, 2015.
Audit, Audit-Related, Tax and Other Fees
The following table shows the fees that we or legacy Wright paid or accrued for audit and other services provided by our current independent registered public accounting firm, KPMG LLP, and its affiliated entities, including KPMG N.V., for fiscal 2016 and 2015:

Fees	2016	2015
Audit fees	$2,400,253	$2,009,760
Audit-related fees	43,000	41,000
Tax fees	265,000	15,000
All other fees	120,000	350,000
Total	$2,828,253	$2,415,760
The following table shows the fees that we or legacy Tornier paid or accrued for audit and other services provided by our former independent registered public accounting firm, Ernst & Young LLP, and its affiliated entities, including E&Y Accountants LLP, for 2015:

Fees	2015
Audit fees	$461,000
Total	$461,000
In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, and the review of our consolidated financial statements included in Quarterly Reports on Form 10-Q and registration statements and for services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included in “audit fees” and include fees for services performed related to audits on our benefit plan and due diligence on acquisitions.; “tax fees” are fees for tax compliance and consultation primarily related to assistance with international tax compliance and tax audits, tax advice on acquisitions, and tax planning; and “all other fees” are fees for any services not included in the first three categories, which includes fees for a risk management review and assessment.
Pre-Approval Policies and Procedures
In addition to retaining KPMG LLP to audit our consolidated financial statements for 2016, the audit committee retained KPMG LLP to provide other auditing and advisory services in 2016. The audit committee understands the need for our independent registered public accounting firm to maintain objectivity and independence in its audits of our consolidated financial statements. The audit committee has reviewed all non-audit services provided by KPMG LLP in 2016 and has concluded that the provision of such services was compatible with maintaining KPMG LLP’s independence in the conduct of its auditing functions.
To help ensure the independence of the independent auditor, the audit committee pre-approves all audit and permissible non-audit services to be provided to us by our independent registered public accounting firm prior to commencement of services. Our audit committee chairman has the delegated authority to pre-approve such services up to a specified aggregate fee amount. These pre-approval decisions are presented to the full audit committee at its next scheduled meeting.

Report of the Audit Committee of the Board of Directors
This report is furnished by the audit committee of our board of directors with respect to our consolidated financial statements for the fiscal year ended December 25, 2016.
Management is primarily responsible for the establishment and maintenance of our accounting and financial reporting processes, including our internal controls, and for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, expressing an opinion as to the conformity of the financial statements with generally accepted accounting principles (United States), and expressing an opinion on the effectiveness of our internal control over financial reporting.
In performing its oversight role, the audit committee has (i) reviewed and discussed with management our audited financial statements for the fiscal year ended December 25, 2016; (ii) discussed with representatives of KPMG LLP the matters required to be discussed by PCAOB Auditing Standard 1301 (Communications with Audit Committees); (iii) received the written disclosures and the letters from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the audit committee concerning KPMG LLP’s independence; and (iv) discussed with representatives of KPMG LLP its independence and concluded that it is independent from Wright and our management.
Based upon the reviews and discussions referred to above, the audit committee recommended to our board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2016 for filing with the SEC.
Audit Committee
Richard F. Wallman, Chair
Gary D. Blackford
Kevin C. O’Boyle
Board Recommendation
Our board of directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

VOTING PROPOSAL NO. 3 - APPOINTMENT OF KPMG N.V. AS AUDITOR FOR DUTCH STATUTORY ANNUAL ACCOUNTS FOR FISCAL YEAR 2017
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Proposed Appointment of KPMG N.V.
Pursuant to Dutch law, the general meeting is authorized to appoint an auditor to audit our Dutch statutory annual accounts. Further to the recommendation of the audit committee of our board of directors, our board of directors proposes to the general meeting to appoint KPMG N.V. to serve as our auditor who will audit our Dutch statutory annual accounts to be prepared in accordance with Dutch law for the year ending December 31, 2017.
Representatives of KPMG N.V. are expected to be present in person at the Annual General Meeting and will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.
If this voting proposal is not adopted by our shareholders at the Annual General Meeting, an alternative auditor will need to be appointed by the general meeting to audit our Dutch statutory annual accounts to be prepared in accordance with Dutch law for the year ending December 31, 2017.
Change in Auditor for Dutch Statutory Annual Accounts
On December 3, 2015, we changed the auditor for our Dutch statutory annual accounts from E&Y Accountants LLP to KPMG N.V. as previously described under “Voting Proposal No. 2. Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal Year 2017-Change in Independent Registered Public Accounting Firm.”
Audit, Audit-Related, Tax and Other Fees
We refer you to “Voting Proposal No. 2. Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal Year 2017-Audit, Audit-Related, Tax and Other Fees” for a description of all fees that we or legacy Wright paid or accrued for audit and other services provided by KPMG N.V. and its affiliated entities, including KPMG LLP, for fiscal 2016 and 2015 and all fees that legacy Tornier paid or accrued for audit and other services provided by E&Y Accountants LLP and its affiliated entities, including Ernst & Young LLP, for fiscal 2015.
Pre-Approval Policies and Procedures
We refer you to “Voting Proposal No. 2. Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal Year 2017-Pre-Approval Policies and Procedures” for a description of our policies and procedures regarding audit and permissible non-audit services provided by our independent registered public accounting firm, KPMG LLP, and the auditor of our Dutch statutory annual accounts, KPMG N.V.
Board Recommendation
Our board of directors unanimously recommends that shareholders vote “FOR” the appointment of KPMG N.V. to serve as our auditor who will audit our Dutch statutory annual accounts to be prepared in accordance with Dutch law for the year ending December 31, 2017.

VOTING PROPOSAL NO. 4 - ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS
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Proposed Adoption of Dutch Statutory Annual Accounts
At the Annual General Meeting, as contemplated by Dutch law and as required for Dutch registered companies, our shareholders will be asked to adopt our Dutch statutory annual accounts for the fiscal year ended December 25, 2016, which are comprised of our balance sheet and the profits and loss account with explanatory notes thereto prepared in accordance with International Financial Reporting Standards, or IFRS.
As a public limited liability company incorporated under the laws of the Netherlands, we are required by both Dutch law and our articles of association to prepare Dutch statutory annual accounts and submit them to our shareholders for confirmation and adoption. Our Dutch statutory annual accounts have been prepared in accordance with IFRS and Dutch law. Our Dutch statutory annual accounts are different from the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 25, 2016 that were prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, and filed with the SEC. The Dutch statutory annual accounts contain some disclosures that are not required under U.S. GAAP and not contained in our Annual Report on Form 10-K.
A copy of our Dutch statutory annual accounts is available on our website at www.wright.com or may be obtained by contacting James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.
Due to the international nature of our business and pursuant to a prior shareholder authorization, our Dutch statutory annual accounts and annual report have been prepared in the English language.
Board Recommendation
Our board of directors unanimously recommends that shareholders vote “FOR” the adoption of our Dutch statutory annual accounts for the fiscal year ended December 25, 2016.

VOTING PROPOSAL NO. 5 - RELEASE OF CERTAIN LIABILITIES
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Proposed Release of Certain Liabilities
At the Annual General Meeting, as contemplated by Dutch law and as is typical for Dutch registered companies, our shareholders will be asked to release each member of our board of directors in office during the fiscal year ended December 25, 2016 from liability with respect to the exercise of his or her management and other duties during our fiscal year ended December 25, 2016.
If our shareholders approve this release of liability, then members of our board of directors will not be liable to our company for actions that such directors took on behalf of our company in the exercise of their duties during the fiscal year ended December 25, 2016. However, this release does not apply to matters that were not previously disclosed to our shareholders. This release also is subject to the provisions of Dutch law relating to liability upon commencement of bankruptcy or other insolvency proceedings.
Board Recommendation
Our board of directors unanimously recommends that shareholders vote “FOR” the release of each member of our board of directors in office during the fiscal year ended December 25, 2016 from liability with respect to the exercise of his or her management and other duties during our fiscal year ended December 25, 2016.

VOTING PROPOSAL NO. 6 - EXTENSION OF AUTHORITY OF THE BOARD OF DIRECTORS TO REPURCHASE UP TO 10% OF OUR ISSUED SHARE CAPITAL UNTIL DECEMBER 23, 2018
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Proposed Extension of Repurchase Authority
At the Annual General Meeting, as contemplated by Dutch law and as is typical for Dutch registered companies, our shareholders will be asked to vote on an extension of the authority of our board of directors to repurchase up to 10% of our issued share capital (including depositary receipts issued for our shares) until December 23, 2018 in open market purchases, through privately negotiated transactions, or by means of self-tender offer or offers, at prices per share (or depositary receipt) ranging up to 110% of the market price per share (or depositary receipt) at the time of the transaction. This authority to repurchase shares is similar to that generally afforded under state law to public companies domiciled in the United States. For purposes of this authorization, “market price” means the average of the closing price on each of the consecutive trading days during a period no shorter than five trading days and no longer than 20 trading days immediately preceding the date of repurchase as reasonably determined by our board of directors. Our prior board of directors share repurchase authorization is scheduled to expire on December 28, 2017.
Under Dutch law and our articles of association, our board of directors may, subject to certain Dutch statutory provisions, be authorized to repurchase our issued shares on our behalf in an amount, at prices and in the manner authorized by the general meeting of shareholders. Adoption of this voting proposal will allow us to have the flexibility to repurchase our shares without the expense of calling an extraordinary general meeting of shareholders. Such authorization may not continue for more than 18 months, but may be given on a rolling basis.
Although our board of directors has no present intention to commence an open market or other share repurchase program, our board of directors believes that we would benefit by authorizing our board of directors to repurchase our shares if the board of directors believes such repurchases would be in the best interests of our company and shareholders. For example, to the extent our board of directors believes that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital (including depositary receipts issued for our shares) may represent an attractive investment for us. Such shares could be used for any valid corporate purpose, including use under our equity compensation plans, sale in connection with the exercise of outstanding options, or for acquisitions, mergers or similar transactions. The reduction in our issued capital resulting from any such purchases will increase the proportionate interest of the remaining shareholders in our net worth and whatever future profits we may earn. However, the number of shares repurchased (including depositary receipts issued for our shares), if any, and the timing and manner of any repurchases would be determined by our board of directors, in light of prevailing market conditions, our available resources and other factors that cannot be predicted now. The nominal value of the shares in our capital which we acquire, hold, hold as pledgee or which are acquired or held by one of our subsidiaries (including depositary receipts issued for our shares), may never exceed 50% of our issued share capital.
In order to provide us with sufficient flexibility, our board of directors proposes that the general meeting of shareholders extend authority to our board of directors for the repurchase of up to 10% of our issued share capital (including depositary receipts issued for our shares) (or, based on the number of shares currently outstanding, approximately 10.4 million shares) until December 23, 2018 on the open market, or through privately negotiated repurchases or in self-tender offers, at prices ranging up to 110% of the market price per share (or depositary receipt) at the time of the transaction. Such authority would extend for 18 months from the date of the Annual General Meeting until December 23, 2018.
Board Recommendation
Our board of directors unanimously recommends that shareholders vote “FOR” the extension of the authority of our board of directors to repurchase up to 10% of our issued share capital until December 23, 2018.

VOTING PROPOSAL NO. 7 - APPROVAL OF THE WRIGHT MEDICAL GROUP N.V. 2017 EQUITY AND INCENTIVE PLAN
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Background
On February 16, 2017, our board of directors, upon recommendation of our compensation committee, adopted the Wright Medical Group N.V. 2017 Equity and Incentive Plan (which we refer to as the “2017 plan”), subject to approval by our shareholders. The purpose of the 2017 plan is to advance the interests of our company and shareholders by enabling us to attract and retain qualified individuals to perform services, provide incentive compensation for such individuals in a form that is linked to the growth and profitability of our company and increases in shareholder value, and provide opportunities for equity participation that align the interests of recipients with those of our shareholders.
If our shareholders approve the 2017 plan, it will replace the Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan (which we refer to as the “2010 plan”), and no new awards will be granted under the 2010 plan. The terms of the 2010 plan, as applicable, will continue to govern awards outstanding under the 2010 plan, until exercised, expired, paid or otherwise terminated or canceled. Other than the 2010 plan, we have no other equity compensation plans under which equity awards can be granted.
The 2017 plan will permit our board of directors to grant to eligible employees, non-employee directors and consultants non-statutory and incentive stock options, stock appreciation rights (also known as SARs), restricted stock awards, restricted stock units (also known as RSUs), deferred stock units, performance awards, annual performance cash awards, non-employee director awards, other cash-based awards and other stock-based awards. Subject to adjustment, the maximum number of Wright ordinary shares to be authorized for issuance under the 2017 plan is 5,000,000 shares, plus (i) ordinary shares available for issuance under the 2010 plan as of the date of shareholder approval of the 2017 plan, but not subject to outstanding awards and (ii) ordinary shares subject to awards outstanding under the 2010 plan as of the date of shareholder approval of the 2017 plan that are subsequently forfeited or cancelled or expire or otherwise terminate without the issuance of such shares.
Our board of directors is asking our shareholders to approve the 2017 plan in order to qualify certain awards under the 2017 plan as performance-based compensation for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”) and to qualify stock options for treatment as incentive stock options for purposes of Code Section 422. In addition, the Listing Rules of the NASDAQ Stock Market require shareholder approval of the 2017 plan. If our shareholders do not approve the 2017 plan, the 2010 plan will remain in effect until it terminates in accordance with its terms.
Reasons Why You Should Vote in Favor of Approval of the 2017 Plan
Our board of directors recommends a vote FOR approval of the 2017 plan because our board believes the proposed 2017 plan is in the best interests of our company and shareholders for the following reasons:
Attracts and retains talent. Talented, motivated and effective employees, non-employee directors and consultants are essential to executing our business strategies. Stock-based and cash-based incentive compensation has been an important component of total compensation for our executive officers and key employees for many years because such compensation enables us to effectively recruit and retain qualified individuals while encouraging them to think and act like owners of our company. If our shareholders approve the 2017 plan, we believe we will maintain our ability to offer competitive compensation packages to both attract new talent and retain our best performers.
Consistent with our pay-for-performance compensation philosophy. We believe that stock-based compensation, by its very nature, is performance-based compensation. Over time, the most significant component of total compensation for our executives is incentive compensation in the form of both stock-based and cash-based incentives that are tied to the achievement of business results. We use incentive compensation both to reinforce desired business results for our key employees and to motivate them to achieve those results.
Aligns director, employee and shareholder interests. We currently provide long-term incentives primarily in the form of option and RSU awards to our non-employee directors, executives and certain key employees and annual cash incentives to our executives and certain key employees. We believe our stock-based compensation programs, along with our stock ownership guidelines for our non-employee directors and executives, and our annual cash incentive programs for employees, help align the interests of our non-employee directors and employees with those of our shareholders. We believe our long-term stock-based incentives help promote long-term retention of our employees and encourage significant ownership of our ordinary shares. We believe our annual cash incentives reinforce achievement of our business performance goals by linking a significant portion of executives’ compensation to the achievement of these performance goals. If the 2017 plan is approved, we will be able to maintain these important means of aligning the interests of our non-employee directors and employees with those of our shareholders.
Protects shareholder interests and embraces sound equity-based compensation practices. As described in more detail below under “-Summary of Sound Governance Features of the 2017 Plan,” the 2017 plan includes a number of features that are consistent with protecting the interests of our shareholders and sound corporate governance practices.
Permits grants of tax-efficient awards. Shareholder approval of the 2017 plan would give us flexibility to grant tax-efficient awards under the 2017 plan. Code Section 162(m) generally provides that compensation provided to a publicly held corporation’s chief executive officer or any of its three most highly paid named executive officers (other than its chief financial officer) is not deductible by the corporation for U.S. income tax purposes for any taxable year to the extent it exceeds $1 million. This limitation does not apply to compensation that qualifies as exempt performance-based compensation by meeting certain requirements under Code Section 162(m), including the requirement that the material terms, including those of the related performance goals, be disclosed to and approved by shareholders not less frequently than every five years. The material terms of the 2017 plan are described below. Our shareholders are being asked to approve, among other material terms, a set of business criteria on which performance goals may be based for performance awards under the 2017 plan. Although shareholder approval is one of the requirements for exemption under Code Section 162(m), even with shareholder approval there can be no guarantee that compensation will be treated as exempt performance-based compensation under Code Section 162(m). Furthermore, our board and compensation committee will continue to have authority to (and, in its sole discretion, may) provide compensation that is not exempt from the limits on deductibility under Code Section 162(m).
Summary of Sound Governance Features of the 2017 Plan
Our board of directors and compensation committee believe that the 2017 plan contains several features that are consistent with protecting the interests of our shareholders and sound corporate governance practices, including the following:
No automatic share replenishment or “evergreen” provision. The number of ordinary shares available for issuance under the 2017 plan is fixed and will not adjust based upon the number of outstanding ordinary shares. If our shareholders approve the 2017 plan, we currently expect the number of ordinary shares authorized for issuance under the 2017 plan will last approximately three to four years, at which time we expect to ask our shareholders to approve an additional ordinary share authorization.
Will not be excessively dilutive to our shareholders. As described in more detail below under “-Background for Shares Authorized for Issuance Under the 2017 Plan,” we believe that the number of ordinary shares authorized for issuance under the 2017 plan is appropriate and not excessively dilutive to our shareholders.
Minimum vesting and performance period requirements. The 2017 plan provides that (a) any full value awards granted to employees, based on the employee’s continued employment with our company, will not provide for vesting which is any more rapid than ratably over a three-year period after the grant date; (b) no awards will vest prior to the one-year anniversary of the grant date; and (c) any awards that vest upon the attainment of performance goals will have a minimum performance period of at least one year. There is an exception for ordinary shares that do not exceed 5% of the total number of ordinary shares authorized for awards under the 2017 plan.
No re-pricing of “underwater” stock options or SARs without shareholder approval. The 2017 plan prohibits the re-pricing of outstanding stock options or SARs without shareholder approval, except in connection with certain corporate transactions, such as a recapitalization or stock split, as may be necessary in order to prevent dilution or enlargement of the rights of participants. The 2017 plan defines “re-pricing” broadly to include amendments or modifications to the terms of outstanding stock options or SARs to lower the exercise or grant price, canceling “underwater” stock options or SARs in exchange for cash, replacement awards having a lower exercise price or other awards, or repurchasing “underwater” stock options or SARs and granting new awards.

“Double trigger” acceleration of vesting upon a change in control. If the surviving or acquiring company assumes our outstanding awards or provides for their equivalent substitutes, the 2017 plan provides for accelerated vesting of awards following a change in control only upon the termination of the participant’s service without “cause” or if the participant resigns for “good reason,” as the 2017 plan defines those terms, provided these events occur within two years of the change in control. By using a so-called “double trigger” change in control mechanism, and thereby tying accelerated vesting to a change in control and a subsequent event, rather than the mere consummation of a change in control transaction, we believe that we are better able to balance the need for certainty of employees with the interests of our shareholders.
No liberal change in control definition. The change in control definition in the 2017 plan is not a “liberal” definition and, for example, would not be triggered merely upon shareholder approval of a transaction. A change in control must actually occur in order for the change in control provisions in the 2017 plan to be triggered.
No tax gross-ups. The 2017 plan does not provide for any tax gross-ups.
Awards subject to forfeiture or “clawback”. The 2017 plan contains “clawback” provisions. If a participant is determined by the compensation committee to have taken action that would constitute “cause” or an “adverse action,” as those terms are defined in the 2017 plan, during or within one year after the termination of the participant’s employment or other service, the committee may determine that all rights of the participant under the plan and any agreements evidencing an award then held by the participant will terminate and be forfeited. In addition, the committee may require the participant to surrender and return to us any shares received, and/or to disgorge any profits or any other economic value made or realized the participant in connection with any awards or any shares issued upon the exercise or vesting of any awards during or within one year after the termination of the participant’s employment or other service. In addition, all awards under the 2017 plan are subject to our clawback policy, which provides for the clawback of certain incentive compensation upon certain financial accounting restatements.
No liberal share counting or “recycling” of shares from exercised stock options, SARs or other stock-based awards. Ordinary shares withheld to satisfy tax withholding obligations on awards or to pay the exercise or grant price of stock options, SARs or other stock-based awards and any ordinary shares not issued or delivered as a result of a “net exercise” of a stock option will not become available for issuance as future award grants under the 2017 plan. In addition, ordinary shares purchased by us on the open market using proceeds from the exercise of stock options or other awards will not become available for issuance as future award grants under the 2017 plan. The full number of ordinary shares subject to a SAR or other stock-based award that is settled by the issuance of ordinary shares will be counted against the ordinary shares authorized for issuance under the 2017 plan, regardless of the number of ordinary shares actually issued upon settlement of the SAR or other stock-based award.
No reload stock options or SARs. The 2017 plan does not authorize reload stock options or SARs. Reload stock options and SARs are awards that automatically provide for an additional grant of awards of the same type upon the exercise of the award.
No discounted stock options or SARs. The 2017 plan prohibits granting stock options with exercise prices and SARs with grant prices lower than the fair market value of an ordinary share on the grant date.
Stock options, SARs and unvested performance awards are not entitled to dividend equivalent rights and no dividends will be paid out on unvested awards. Stock option, SAR and unvested performance award holders have no rights as shareholders with respect to the ordinary shares underlying their awards until such awards are exercised or vested and ordinary shares are issued. As a result, stock options, SARs and unvested performance awards under the 2017 plan have no dividend equivalent rights associated with them. In addition, no dividends will be paid out on any unvested awards.
Limits on non-employee director awards. The 2017 plan contains an annual limit on the number of ordinary shares subject to awards granted to non-employee directors.
Members of the committee administering the plan are non-employee and independent directors. The 2017 plan will be administered by our board, compensation committee, or by a subcommittee thereof, or any other committee designated by our board in accordance with the 2017 plan. All members of committee administering the 2017 plan will be “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” under the Listing Rules of the NASDAQ Stock Market, the rules and regulations of the SEC and other applicable laws. In the case of any award that is intended to qualify for performance-based compensation exception to Code Section 162(m), the committee will be comprised of at least two persons, each of whom will be “outside directors” within the meaning of Code Section 162(m).
Background for Shares Authorized for Issuance under the 2017 Plan
If the 2017 plan is approved, the maximum number of ordinary shares available for issuance under the 2017 plan will be equal to the sum of 5,000,000 ordinary shares, plus (i) ordinary shares available for issuance under the 2010 plan as of the date of shareholder approval of the 2017 plan, but not subject to outstanding awards and (ii) ordinary shares subject to awards outstanding under the 2010 plan as of the date of shareholder approval of the 2017 plan that are subsequently forfeited or cancelled or expire or otherwise terminate without the issuance of such ordinary shares. As of May 1, 2017, [1,264,209] ordinary shares were available for issuance under the 2010 plan, but not subject to outstanding awards, and [5,540,588] ordinary shares were subject to outstanding awards under the 2010 plan.
In setting the number of ordinary shares available for issuance under the 2017 plan, our board and compensation committee considered a number of factors, which are discussed further below, including:

•	Ordinary shares available and total outstanding equity-based awards under the 2010 plan and how long the ordinary shares available are expected to last;

•	Historical equity award granting practices, including our three-year average ordinary share usage rate (commonly referred to as “burn rate”); and

•	Potential dilution and overhang.
Ordinary Shares Available and Outstanding Equity Awards under the 2010 Plan. While the use of long-term incentives, in the form of equity awards, is an important part of our compensation program, we are mindful of our responsibility to our shareholders to exercise judgment in the granting of equity awards. In setting the number of ordinary shares available for issuance under the 2017 plan, our board and compensation committee also considered ordinary shares available and total outstanding equity awards under the 2017 plan and how long the ordinary shares available under the 2017 plan are expected to last.
To facilitate the approval of the 2017 plan, set forth below is certain information about our ordinary shares that may be issued under our equity compensation plans as of May 1, 2017.

Ordinary shares issued and outstanding	[104,255,579]
Closing price of our ordinary shares	$[30.23]
Stock options outstanding under all plans	[9,510,683]
Weighted average exercise price of stock options outstanding under all plans	$[21.35]
Weighted average remaining term of stock options outstanding under all plans	[6.8]
Full value awards outstanding under all plans	[1,326,158]
Total equity awards outstanding under all plans	[10,836,841]
Shares available for grant (2010 plan shares will carry over to 2017 plan)	[1,264,209]

Historical Equity Award Granting Practices. In setting the number of ordinary shares authorized for issuance under the 2017 plan, our board and compensation committee also considered the historical number of equity awards granted under prior equity-based compensation plans in the past three full fiscal years. The following table sets forth information regarding awards granted and earned, and the annual burn rate for each of the last three fiscal years. The information for fiscal 2015 and fiscal 2014 is for legacy Wright.

	Fiscal 2016	Fiscal 2015	Fiscal 2014
Stock options granted	1,870,214	3,134,670	877,979
Restricted stock units granted	706,361	1,138,614	19,810
Restricted stock granted	—	—	254,126
Weighted average basic ordinary shares outstanding during fiscal year	102,967,571	64,808,235	51,292,981
Burn rate	2.5%	6.6%	2.2%
The following table sets forth information regarding awards granted and earned, and the annual burn rate for fiscal 2015 and fiscal 2014 for legacy Tornier.

	Fiscal 2015	Fiscal 2014
Stock options granted	—	522,101
Restricted stock units granted	—	364,025
Weighted average basic ordinary shares outstanding during fiscal year	N/A	48,860,358
Burn rate	N/A	1.8%
Our board and compensation committee also considered our three-year average burn rate (fiscal 2014 to fiscal 2016) which was approximately 3.8% using legacy Wright burn rate information, and approximately 0.6% using legacy Tornier burn rate information. Both of these are lower than the industry thresholds established by certain major proxy advisory firms.
Based on historical granting practices and the recent trading price of our ordinary shares, we expect the 2017 plan to cover awards for approximately three to four years.
Potential Dilution and Overhang. In setting the number of ordinary shares authorized for issuance under the 2017 plan, our board and compensation committee also considered the potential dilution and overhang that would result by approval of the 2017 plan, including the policies of certain institutional investors and major proxy advisory firms.

Potential dilution is calculated as shown below:

Potential dilution	=	Total outstanding award shares divided by total number of outstanding ordinary shares + total outstanding award shares
Total outstanding award shares include ordinary shares to be issued on exercise or settlement of outstanding equity awards.

Potential overhang is calculated as shown below:

Potential overhang	=	Total potential award shares divided by total number of outstanding ordinary shares + total outstanding award shares
Total potential award shares include shares underlying equity awards that may be made under 2017 plan plus total outstanding award shares.
If the 2017 plan is approved, potential dilution will be [9.4]% and potential overhang will be [14.9]%.

Summary of the 2017 Plan Features
The major features of the 2017 plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2017 plan, a copy of which may be obtained upon request to our Corporate Secretary at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands, by telephone at (+31) 20 521-4777, or by e-mail at investorrelations@wright.com. A copy of the 2017 plan also has been filed electronically with the SEC as an appendix to this proxy statement and is available through the SEC’s website at www.sec.gov.
Purpose. The purpose of the 2017 plan is to advance the interests of our company and shareholders by enabling us to attract and retain qualified individuals to perform services, provide incentive compensation for such individuals in a form that is linked to the growth and profitability of our company and increases in shareholder value, and provide opportunities for equity participation that align the interests of recipients with those of our shareholders.
Plan Administration. Our board of directors, the compensation committee, or a subcommittee thereof, will administer the 2017 plan. All members of such committee will be “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “independent” under the Listing Rules of the NASDAQ Stock Market, the rules and regulations of the SEC and other applicable laws, and “outside directors” within the meaning of Code Section 162(m). We expect the board of directors and the compensation committee to administer the 2017 plan. We refer to the board of directors, the compensation committee or subcommittee, as appropriate, administering the plan as the “committee.” Under the terms of the 2017 plan, subject to certain limitations, the committee will have broad authority to take certain actions under the plan.
No Re-pricing. The committee may not, except as described below under “Adjustments,” without prior approval of our shareholders, seek to effect any re-pricing of any previously granted “underwater” option or SAR by: (i) amending or modifying the terms of the option or SAR to lower the exercise price or grant price; (ii) canceling the underwater option or SAR in exchange for (A) cash; (B) replacement options or SARs having a lower exercise price or grant price; or (C) other awards; or (iii) repurchasing the underwater options or SARs and granting new awards under the 2017 plan. An option or SAR will be deemed to be “underwater” at any time when the fair market value of an ordinary share is less than the exercise price of the option or the grant price of the SAR.
Shares Authorized. Subject to adjustment (as described below), the maximum number of ordinary shares authorized for issuance under the 2017 plan is 5,000,000 shares, plus (i) ordinary shares available for issuance under the 2010 plan as of the date of shareholder approval of the 2017 plan, but not subject to outstanding awards, and (ii) ordinary shares subject to awards outstanding under the 2010 plan as of the date of shareholder approval of the 2017 plan that are subsequently forfeited or cancelled or expire or otherwise terminate without the issuance of such shares. No more than 5,000,000 ordinary shares may be granted as incentive stock options, no more than 2,500,000 ordinary shares may be granted as full value awards and no more than 100,000 ordinary shares may be granted to any non-employee director in any one plan year (other than ordinary shares received in lieu of any annual cash retainer or meeting fees).
Ordinary shares that are issued under the 2017 plan or that are subject to outstanding awards will be applied to reduce the maximum number of ordinary shares remaining available for issuance under the 2017 plan only to the extent they are used; provided, however, that the full number of ordinary shares subject to a stock-settled SAR or other stock-based award will be counted against the ordinary shares authorized for issuance under the 2017 plan, regardless of the number of ordinary shares actually issued upon settlement of such SAR or other stock-based award. Furthermore, any ordinary shares withheld to satisfy tax withholding obligations on awards issued under the 2017 plan, any ordinary shares withheld to pay the exercise price or grant price of awards under the 2017 plan and any ordinary shares not issued or delivered as a result of the “net exercise” of an outstanding option or settlement of a SAR in shares will be counted against the ordinary shares authorized for issuance under the 2017 plan and will not be available again for grant under the 2017 plan. Any ordinary shares subject to awards settled in cash will again be available for issuance under the 2017 plan. Any ordinary shares repurchased by us on the open market using the proceeds from the exercise of an award will not increase the number of ordinary shares available for future grant of awards. Any ordinary shares related to awards granted under the 2017 plan, and ordinary shares related to awards granted under the 2010 plan, that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the ordinary shares, will be available again for grant under the 2017 plan and correspondingly increase the total number of ordinary shares available for issuance under the 2017 plan. To the extent permitted by applicable law, ordinary shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us will not be counted against ordinary shares available for issuance pursuant to the 2017 plan. The ordinary shares available for issuance under the 2017 plan may be authorized and unissued ordinary shares or ordinary shares which have been reacquired by us.
Annual Award Limits. The annual limits listed below apply to grants that are intended to qualify as awards of performance-based compensation under Code Section 162(m). These limits are per participant per fiscal year.

•	2,000,000 ordinary shares subject to stock options and SARs;

•	2,000,000 ordinary shares subject to restricted stock awards, restricted stock units and deferred stock units;

•	$5,000,000 in performance awards denominated in cash or 2,000,000 ordinary shares for performance awards denominated in shares;

•	$5,000,000 in annual performance cash awards;

•	$5,000,000 in other cash-based awards; and

•	2,000,000 ordinary shares granted under other stock-based awards.
Adjustments. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or other similar change in our corporate structure or ordinary shares, the committee will make the appropriate adjustment or substitution. These adjustments or substitutions may be to the number and kind of securities and property that may be available for issuance under the 2017 plan. In order to prevent dilution or enlargement of the rights of participants, the committee may also adjust the number, kind, and exercise price of securities or other property subject to outstanding awards.
Minimum Vesting Requirements. The 2017 plan provides that (a) any full value awards granted to employees, based on the employee’s continued employment with our company, will not provide for vesting which is any more rapid than ratably over a three year period after the grant date; (b) no awards will vest prior to the one-year anniversary of the grant date; and (c) any awards that vest upon the attainment of performance goals will have a minimum performance period of at least one year. There is an exception for ordinary shares that do not exceed 5% of the total number of ordinary shares authorized for awards under the 2017 plan.
Eligible Participants. Awards may be granted to our employees, non-employee directors and consultants. A “consultant” is one who renders services that are not in connection with the offer and sale of our securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our securities. As of May 1, 2017, approximately [1,500] employees and seven non-employee directors would have been eligible to participate in the 2017 plan had it been approved by our shareholders at such time.
Types of Awards. The 2017 plan will permit us to grant non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred stock units, performance awards, annual performance cash awards, non-employee director awards, other cash-based awards and other stock based awards. Awards may be granted either alone or in addition to or in tandem with any other type of award.
Stock Options. Stock options entitle the holder to purchase a specified number of ordinary shares at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The 2017 plan permits the grant of both non-statutory and incentive stock options. Incentive stock options may be granted solely to eligible employees. Each stock option granted under the 2017 plan must be evidenced by an award agreement that specifies the exercise price, the term, the number of shares underlying the stock option, the vesting and any other conditions. The exercise price of each stock option granted under the 2017 plan must be at least 100% of the fair market value of an ordinary share as of the date the award is granted to a participant. Fair market value is the closing price of our ordinary shares, as reported on the NASDAQ Stock Market. The closing price of our ordinary shares, as reported on the NASDAQ Stock Market, on May 1, 2017, was $[30.23] per ordinary share. The committee will fix the terms and conditions of each stock option, subject to certain restrictions, such as a ten-year maximum term.
Stock Appreciation Rights. A stock appreciation right, or SAR, is a right granted to receive payment of cash, shares or a combination of both, equal to the difference between the fair market value of ordinary shares and the grant price of such ordinary shares. Each SAR granted must be evidenced by an award agreement that specifies the grant price, the term, and such other provisions as the committee may determine. The grant price of a SAR must be at least 100% of the fair market value of an ordinary share on the date of grant. The committee will fix the term of each SAR, but SARs granted under the 2017 plan will not be exercisable more than 10 years after the date the SAR is granted.
Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units. Restricted stock awards, restricted stock units, or RSUs, and/or deferred stock units may be granted under the 2017 plan. A restricted stock award is an award of ordinary shares that are subject to restrictions on transfer and risk of forfeiture upon certain events, typically including termination of service. RSUs or restricted stock units are similar to restricted stock awards except that no ordinary shares are actually awarded to the participant on the grant date. Deferred stock units permit the holder to receive ordinary shares or the equivalent value in cash or other property at a future time as determined by the committee. The committee will determine, and set forth in an award agreement, the period of restriction, the number of ordinary shares of restricted stock awards or the number of RSUs or deferred stock units granted, the time of payment for deferred stock units and other such conditions or restrictions.
Performance Awards. Performance awards, in the form of cash, ordinary shares or a combination of both, may be granted under the 2017 plan in such amounts and upon such terms as the committee may determine. The committee shall determine, and set forth in an award agreement, the amount of cash and/or number of ordinary shares, the performance goals, the performance periods and other terms and conditions. The extent to which the participant achieves his or her performance goals during the applicable performance period will determine the amount of cash and/or number of ordinary shares earned by the participant. At any time during a performance period of more than one fiscal year, the committee may, in its discretion, cancel a portion of, or scale back, unvested performance awards under certain circumstances set forth in the 2017 plan, including that the performance goals for the performance period cannot be achieved at least at the minimum levels established at the time of grant.
Annual Performance Cash Awards. Annual performance cash awards may be granted under the 2017 plan in such amounts and upon such terms as the committee may determine at the time of grant and set forth in the award agreement, based on the achievement of specified performance goals for annual periods or other time periods as determined by the committee. The committee will determine at the time of grant and set forth in the award agreement the target amount that may be paid with respect to an annual performance award, which will be based on a percentage of a participant’s actual annual base compensation at the time of grant. The committee may establish a maximum potential payout amount with respect to an annual performance award in the event performance goals are exceeded by an amount established by the committee at the time performance goals are established. The committee may establish measurements for prorating the amount of payouts for achievement of performance goals at less than or greater than the target payout but less than the maximum payout.
Non-Employee Director Awards. The committee at any time and from time to time may approve resolutions providing for the automatic grant to non-employee directors of non-statutory stock options, SARs or full value awards. The committee may also at any time and from time to time grant on a discretionary basis to non-employee directors non-statutory stock options, SARs or full value awards. In either case, any such awards may be granted singly, in combination, or in tandem, and may be granted pursuant to such terms, conditions and limitations as the committee may establish in its sole discretion consistent with the provisions of the 2017 plan. The committee may permit non-employee directors to elect to receive all or any portion of their annual retainers, meeting fees or other fees in restricted stock, RSUs, deferred stock units or other stock-based awards in lieu of cash. Any awards granted to non-employee directors under the 2017 plan must be made by a committee consisting solely of directors who are “independent directors” under the Listing Rules of the NASDAQ Stock Market and will not be subject to management’s discretion.
Other Cash-Based Awards and Other Stock-Based Awards. Consistent with the terms of the plan, other cash-based awards that are not annual performance cash awards and other stock-based awards may be granted to participants in such amounts and upon such terms as the committee may determine.
Performance Measures. If the committee intends to qualify an award under the 2017 plan as “performance-based compensation” under Code Section 162(m), the performance goals selected by the committee must be based on the achievement of specified levels of one, or any combination, of the following performance measure elements:

•
Sales and revenue measures, including gross revenue, sales allowances, net revenue, invoiced revenue, collected revenue, revenues from new products, revenue growth, unit sales, bad debts, orders, and backlog;

•
Expense measures, including direct material costs, direct labor costs, indirect labor costs, direct manufacturing costs, indirect manufacturing costs, cost of goods sold, sales, general and administrative expenses, operating expenses, non-cash expenses, tax expense, non-operating expenses and total expenses;

•
Profitability and productivity measures, including gross margin, net operating income, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), net operating profit after taxes (NOPAT), net income, net income before taxes, net or operating income excluding non-recurring charges, net cash flow, and net cash flow from operations;

•
Asset utilization and effectiveness measures, including cash, excess cash, accounts receivable, inventory (WIP or finished goods), inventory days on hand, days sales outstanding, current assets, working capital, total capital, fixed assets, total assets, standard hours, plant utilization, purchase price variance and manufacturing overhead variance;

•
Debt and equity measures, including accounts payable, current accrued liabilities, total current liabilities, total debt, debt principal payments, net current borrowings, total long-term debt, credit rating, retained earnings, total preferred equity, total common equity and total equity;

•
Shareholder and return measures, including earnings per share (diluted and fully diluted), stock price, dividends, shares repurchased, total return to shareholders, price/earnings ratio, market capitalization, book value, debt coverage ratios, return on assets, return on equity, return on invested capital and economic profit (for example, economic value added);

•
Customer and market measures, including customer satisfaction, customer retention, customer service/care, brand awareness and perception, market share, warranty rates, product quality, inventory, and strategic business objectives; and

•	Organizational and employee measures, including headcount, employee performance, employee productivity, standard hours, employee engagement/satisfaction, employee turnover, and employee diversity.
Any of the above performance measure elements can be used in an algebraic formula (e.g., averaged over a period), combined into a ratio, compared to a budget or standard, compared to previous periods or other formulaic combinations based on the performance measure elements to create a performance measure. Any of the performance measures specified in the 2017 plan may be used to measure the performance of our company or any subsidiary, as a whole, or any division or business unit, product or product group, region or territory, or any combination thereof, as the committee deems appropriate. Performance measures may be compared to the performance of a peer group or a published or special index that the committee deems appropriate or, with respect to share price, various stock market indices. The committee also may provide for accelerated vesting of any award based on the achievement of performance goals.
Any award that is intended to qualify as performance-based compensation under Code Section 162(m) will be granted, and performance goals for such an award will be established, by the committee in writing not later than 90 days after the commencement of the performance period to which the performance goals relate, or such other period required under Code Section 162(m); provided that the outcome is substantially uncertain at the time the committee establishes the performance goal; and provided further that in no event will a performance goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the performance goal is established) has elapsed. Before any payment is made in connection with any award intended to qualify as performance-based compensation under Code Section 162(m), the committee must certify in writing that the performance goals established with respect to such award have been achieved.
The committee may provide in any such award that includes performance goals that any evaluation of performance may include or exclude any of the following events that occur during a performance period: items related to a change in accounting principles; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by us during the performance period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments; items related to amortization of acquired intangible assets; items that are outside the scope of our core, on-going business activities;

items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; foreign exchange gains and losses; or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.
The committee may amend or modify the vesting criteria (including any performance goals, performance measures or performance periods) of any outstanding awards based in whole or in part on our financial performance (or any subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events affecting us or our financial statements or of changes in applicable laws, regulations or accounting principles, whenever the committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2017 plan.
The committee may not adjust upwards the amount payable pursuant to an award under the 2017 plan that is intended to qualify as “performance-based compensation” under Code Section 162(m) . In the event that applicable tax or securities laws change to permit committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the committee will have discretion to make such changes without obtaining shareholder approval.
Dividend Equivalents. With the exception of stock options, SARs and unvested performance-based awards, awards under the 2017 plan may, in the committee’s discretion, earn dividends or dividend equivalents with respect to the cash or stock dividends or other distributions that would have been paid on the ordinary shares covered by such award had such ordinary shares been issued and outstanding on the dividend payment date. However, no dividends or dividend equivalents may be paid out on unvested awards. Such dividend equivalents will be accumulated in cash or converted into additional ordinary shares by such formula and at such time and subject to such limitations as determined by the committee.
Termination of Employment or Other Service. The 2017 plan provides for certain default rules in the event of a termination of a participant’s employment or other service. These default rules may be modified in an award agreement, any individual agreement between a participant and us or any plan or policy of our company applicable to the participant. If a participant’s employment or other service with us is terminated for cause, then all outstanding awards held by such participant will be immediately terminated and forfeited. In the event a participant’s employment or other service with us is terminated by reason of death or disability, then:

•
All outstanding stock options and SARs held by the participant will, to the extent exercisable, remain exercisable for a period of one year after such termination, but not later than the date the stock options or SARs expire and all outstanding stock options and SARs that are not exercisable will be terminated and forfeited; provided, however, that if the exercise of a stock option that is exercisable is prevented by securities laws or other restrictions, the stock option will remain exercisable until 30 days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the date the stock option expires;

•	All outstanding unvested restricted stock awards will be terminated and forfeited; and

•
All outstanding but unvested RSUs, performance awards, annual performance cash awards, other cash-based awards and other stock-based awards held by the participant will terminate and be forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with us is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the committee may cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

In the event a participant’s employment or other service with us is terminated by reason other than for cause, death or disability, then:

•
All outstanding stock options and SARs held by the participant that then are exercisable will remain exercisable for three months after the date of such termination, but will not be exercisable later than the date the stock options or SARs expire and all outstanding stock options and SARs that are not exercisable will be terminated and forfeited;

provided, however, that if the exercise of a stock option that is exercisable is prevented by securities laws or other restrictions, the stock option will remain exercisable until 30 days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the date the stock option expires;

•	All outstanding unvested restricted stock awards will be terminated and forfeited; and

•
All outstanding unvested RSUs, performance awards, annual performance cash awards, other cash-based awards and other stock-based awards will be terminated and forfeited. However, with respect to any awards that vest based on the achievement of performance goals, if a participant’s employment or other service with us is terminated prior to the end of the performance period of such award, but after the conclusion of a portion of the performance period (but in no event less than one year), the committee may, in its sole discretion, cause shares to be delivered or payment made with respect to the participant’s award, but only if otherwise earned for the entire performance period and only with respect to the portion of the applicable performance period completed at the date of such event, with proration based on the number of months or years that the participant was employed or performed services during the performance period.

Modification of Rights upon Termination. Upon a participant’s termination of employment or other service with us, the committee may, in its discretion (which may be exercised at any time on or after the grant date, including following such termination) cause stock options or SARs (or any part thereof) held by such participant as of the effective date of such termination to become or continue to become exercisable or remain exercisable following such termination of employment or service, and restricted stock, RSUs, performance awards, annual performance cash awards, other cash-based awards and other stock-based awards held by such participant as of the effective date of such termination to vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the committee; provided, however, that (a) no stock option or SAR may remain exercisable beyond its expiration date; (b) the committee may not adjust the amount payable pursuant to an award under the 2017 plan that is intended to qualify as “performance-based compensation” under Code Section 162(m) upwards (unless the applicable tax or securities laws change to permit committee discretion to alter the governing performance measures without obtaining shareholder approval, in which case the committee will have sole discretion to make such changes without obtaining shareholder approval); and (c) any such action by the committee adversely affecting any outstanding award will not be effective without the consent of the affected participant, except to the extent the committee is authorized by the 2017 plan to take such action.
Forfeiture and Recoupment. If a participant is determined by the committee to have taken any action while providing services to us or within one year after termination of such services, that would constitute “cause” or an “adverse action,” as such terms are defined in the 2017 plan, all rights of the participant under the 2017 plan and any agreements evidencing an award then held by the participant will terminate and be forfeited. The committee has the authority to rescind the exercise, vesting, issuance or payment in respect of any awards of the participant that were exercised, vested, issued or paid, and require the participant to pay to us, within 10 days of receipt of notice, any amount received or the amount gained as a result of any such rescinded exercise, vesting, issuance or payment. We may defer the exercise of any stock option or SAR for up to six months after receipt of notice of exercise in order for the committee to determine whether “cause” or “adverse action” exists. We are entitled to withhold and deduct future wages to collect any amount due.
All awards also are subject to any required automatic clawback, forfeiture or other penalties pursuant to any applicable law, including without limitation under Section 304 of the Sarbanes-Oxley Act of 2002. In addition, all awards are subject to clawback, forfeiture or other penalties pursuant to any policy adopted by us and such clawback, forfeiture and/or penalty conditions or provisions as determined by the committee. We recently adopted a clawback policy that provides for the clawback of certain incentive compensation in the event of certain financial accounting restatements.
Effect of Change in Control; Double Trigger Acceleration of Vesting. Under the 2017 plan, a “change in control” means:

•
The acquisition, other than from us, by any person, entity or group of beneficial ownership of more than 50% of either the then-outstanding ordinary shares or the combined voting power of our then outstanding capital stock entitled to vote generally in the election of directors;

•
Individuals who, as of the effective date of the 2017 plan, constitute our incumbent board ceasing for any reason to constitute at least a majority of our board, provided that any person becoming a director subsequent to the effective date of the 2017 plan whose election, or nomination for election by our shareholders was approved by a vote of at least a majority of our directors then comprising our incumbent board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of our directors) will be, for purposes of 2017 plan, considered as though such person were a member of the incumbent board;

•
The consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were our shareholders immediately prior to such transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the then-outstanding voting securities of the reorganized, merged, consolidated, or other surviving corporation (or its direct or indirect parent corporation);

•	The consummation of a liquidation or dissolution of our company; or

•
The consummation of the sale of all or substantially all of the assets of our company (40% or more of the total gross fair market value of all of our assets) with respect to which persons who were our shareholders immediately prior to such sale do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the then-outstanding voting securities of the acquiring corporation (or its direct or indirect parent corporation).

Without limiting the authority of the committee to adjust awards as discussed under “-Plan Administration” and “-Adjustments,” if a change in control of our company occurs, then if an award is continued, assumed or substituted by the successor entity, the award will not vest or lapse solely as a result of the change of control but will instead remain outstanding under the terms pursuant to which it has been continued, assumed or substituted and will continue to vest or lapse pursuant to such terms.
If the award is continued, assumed or substituted by the successor entity and within two years following the change in control the participant is either terminated by the successor entity without “cause” or, if the participant is an employee, resigns for “good reason,” each as defined in the 2017 plan, then:

•	All outstanding stock options and SARs held by such participant will become immediately vested and exercisable in full and will remain exercisable for the remainder of their respective terms;

•	All restrictions imposed on restricted stock, RSUs or deferred units that are not performance-based held by such participant will lapse and be of no further force and effect;

•
All performance-based awards held by such participant for which the performance period has been completed as of the date of such termination or resignation but have not yet been paid will vest and be paid in cash or shares and at such time as provided in the award agreement based on actual attainment of each performance goal; and

•
All performance-based awards held by such participant for which the performance period has not been completed as of the date of such termination or resignation will with respect to each performance goal vest and be paid out for the entire performance period (and not pro rata) based on actual performance achieved through the date of such termination or resignation with the manner of payment to be made in cash or shares as provided in the award agreement within 30 days following the date of termination or resignation.

If a change in control of our company occurs, and if an award participant suffers a “termination of continued employment” in connection with such change in control, or if outstanding awards are not continued, assumed or substituted with equivalent awards by the successor entity, or in the case of a dissolution or liquidation of our company, outstanding awards will be subject to the following rules:

•
All outstanding stock options and SARs will become fully vested and exercisable and the committee will give such participant a reasonable opportunity to exercise any and all stock options and SARs before but conditioned upon the resulting change in control and if a participant does not exercise all stock options and SARs, the committee will pay such participant the difference between the exercise price for the stock option or grant price for the SAR and the per share consideration provided to other similarly situated shareholders in the change in control, provided that if the exercise or grant price exceeds the consideration in the change in control, provided, however, that if the exercise price or grant price exceeds the consideration provided, then such exercised stock option or SAR will be canceled and terminated without payment;

•
All restrictions imposed on restricted stock, RSUs or deferred units that are not performance-based will lapse and be of no further force and effect, and RSUs and deferred units will be settled and paid in cash or shares and at such time as provided in the award agreement, provided, however, that if any such payment is to be made in shares, the committee may provide such holders the consideration provided to other similarly situated shareholders in the change in control;

•
All performance-based awards held by such participant for which the performance period has been completed as of the date of the change in control but have not yet been paid will vest and be paid in cash or shares and at such time as provided in the award agreement based on actual attainment of each performance goal; and

•
All performance-based awards held by such participant for which the performance period has not been completed as of the date of the change in control will with respect to each performance goal vest and be paid out for the entire performance period (and not pro rata) based on actual performance achieved through the date of the change in control with the manner of payment to be made in cash or shares as provided in the award agreement within 30 days following the change in control.

These change in control provisions may not be terminated, amended or modified in any manner that adversely affects any then-outstanding award or award participant without the prior written consent of such participant.
The 2017 plan defines “cause” as, unless otherwise provided in an award agreement, cause as defined in any employment, consulting, severance or similar agreement between the participant and us (an “individual agreement”), or if there is no such individual agreement or if it does not define cause: (i) the participant has engaged in conduct that in the judgment of the committee constitutes gross negligence, misconduct, or gross neglect in the performance of the participant’s duties and responsibilities or conduct resulting or intending to result directly or indirectly in gain or personal enrichment for the participant at our expense; (ii) the participant has engaged or is about to engage in conduct materially injurious to us; (iii) the participant has engaged in or is about to engage in conduct that is materially inconsistent with our legal and healthcare compliance policies, programs or obligations, including but not limited to our code of business conduct and ethics and our code of conduct on insider trading and confidentiality; (iv) the participant’s bar from participation in programs administered by the United States Department of Health and Human Services or the United States Food and Drug Administration or any succeeding agencies; (v) the participant’s conviction of or entering of a guilty or no contest plea to a felony charge (or equivalent thereof) in any jurisdiction; or (vi) the participant has engaged in a material breach of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with us or a breach of any company policy for which termination of employment or service is a permissible consequence of such breach.
The 2017 plan defines “good reason” as, unless otherwise provided in an award agreement, the occurrence of any of the following without the prior written consent of the participant, unless such act or failure to act is corrected by us within 30 days of the participant providing notice of the occurrence: (a) a material reduction in the participant's then current responsibilities or assignment to the participant of duties materially inconsistent with such participant's then current range of duties and responsibilities; and for the avoidance of doubt, the following circumstances would be considered a material reduction of a participant's responsibilities: (i) the reporting structure of a participant who reports to the chief executive officer of the entire organization is modified or the participant is informed that it will be modified such that the participant would no longer report to such chief executive officer or (ii) a participant who is the chief executive officer or organization-wide leader of a material function in a public company would no longer be, or is informed that he or she will no longer be, the chief executive officer or organization-wide leader of such function, or would no longer lead that function in a public company environment; (b) a material reduction (i.e., more than 10%) in the participant's aggregate annualized compensation target (including bonus opportunity as a percentage of base salary) and benefits opportunities, except for an across the board reduction or modification to any benefit plan affecting all similarly situated participants; (c) failure to pay to the participant any portion of the participant's current compensation and benefits, under any plan, program or policy of, or other contract or agreement within 30 days of the date such compensation and/or benefits are due; (d) cancellation or material reduction in scope of any indemnification and/or director and officer liability insurance; (e) the relocation of the participant's then current principal place of employment, or principal location, to a location which is more than 40 miles from the principal location; or (f) material breach other than by the participant of any material provision of the participant's employment, severance or similar agreement.
The 2017 plan defines “termination of continued employment” as termination of an individual’s employment with our company or if the individual is a director, his or her service as a director, without cause in connection with a change of control and includes, by way of example and without limitation, the following circumstances: (i) such individual is notified within the 60 day period preceding the change of control that the individual’s employment is or will be terminated without cause prior to or after the change of control, (ii) such individual is notified within the 60 day period preceding the change of control that the individual’s continued employment with our company after the change of control is conditioned upon acceptance of a position with the successor or an affiliate of the successor under terms which would entitle the individual to resign for good reason and the individual in fact resigns for good reason on this basis, and (iii) such individual is a director and will not become a director of the successor parent immediately after the change in control.
Transferability. All awards granted under the 2017 plan are non-transferable, except for certain transfers as described below and transfers pursuant to a will or under the laws of descent and distribution. Non-statutory stock options may be transferred to certain family members of such eligible employee, non-employee director or consultant to a trust exclusively for the benefit of one or more of the family members of such eligible employee, non-employee director or consultant; however, such transfer must be made as a gift without consideration and comply with applicable securities laws.
Term, Termination and Amendment. Unless sooner terminated by our board, the 2017 plan will terminate at midnight on June 22, 2027. No award will be granted after termination of the 2017 plan, but awards outstanding upon termination of the 2017 plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the 2017 plan.
Subject to certain exceptions, our board of directors has the authority to terminate and the committee has the authority to amend the 2017 plan or any outstanding award agreement at any time and from time to time. No amendments to the 2017 plan will be effective without approval of our shareholders if: (a) shareholder approval of the amendment is then required pursuant to Code Section 422, the rules of the primary stock exchange on which the ordinary shares are then traded, applicable U.S. state and federal laws or regulations and the applicable laws of any foreign country or jurisdiction where awards are, or will be, granted under the 2017 plan; or (b) such amendment would: (i) modify the restrictions on re-pricing; (ii) materially increase benefits accruing to participants; (iii) increase the aggregate number of ordinary shares issued or issuable under the 2017 plan; (iv) increase any limitation set forth in the 2017 plan on the number of ordinary shares which may be issued or the aggregate value of awards which may be made, in respect of any type of award to any single participant during any specified period; (v) modify the eligibility requirements for participants in the 2017 plan; or (vi) reduce the minimum exercise price or any option or grant price of any SAR. No termination or amendment of the 2017 plan or an award agreement shall adversely affect in any material way any award previously granted under the 2017 plan without the written consent of the participant holding such award.
Federal Income Tax Information
The following is a general summary, as of the date of this proxy statement, of the federal income tax consequences to participants and Wright of transactions under the 2017 plan. This summary is intended for the information of shareholders considering how to vote at the Annual General Meeting and not as tax guidance to participants in the 2017 plan, as the consequences may vary with the types of grants made, the identity of the participant and the method of payment or settlement. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the 2017 plan.
Incentive Stock Options. With respect to incentive stock options, generally, the stock option holder is not taxed, and we are not entitled to a deduction, on either the grant or the exercise of an incentive stock option so long as the requirements of Code Section 422 continue to be met. If the stock option holder meets the employment requirements and does not dispose of the ordinary shares acquired upon exercise of an incentive stock option until at least one year after date of the exercise of the stock option and at least two years after the date the stock option was granted, gain or loss realized on sale of the shares will be treated as long-term capital gain or loss. If the ordinary shares are disposed of before those periods expire, which is called a disqualifying disposition, the stock option holder will be required to recognize ordinary income in an amount equal to the lesser of (i) the excess, if any, of the fair market value of our ordinary shares on the date of exercise over the exercise price, or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Upon a disqualifying disposition, we will generally be entitled, in the same tax year, to a deduction equal to the amount of ordinary income recognized by the stock option holder, assuming that a deduction is allowed under Code Section 162(m).

Non-Statutory Stock Options. The grant of a stock option that does not qualify for treatment as an incentive stock option, which is generally referred to as a non-statutory stock option, is generally not a taxable event for the stock option holder. Upon exercise of the stock option, the stock option holder will generally be required to recognize ordinary income in an amount equal to the excess of the fair market value of our ordinary shares acquired upon exercise (determined as of the date of exercise) over the exercise price of the stock option, and we will be entitled to a deduction in an equal amount in the same tax year, assuming that a deduction is allowed under Code Section 162(m). At the time of a subsequent sale or disposition of shares obtained upon exercise of a non-statutory stock option, any gain or loss will be a capital gain or loss, which will be either a long-term or short-term capital gain or loss, depending on how long the shares have been held.
SARs. The grant of an SAR will not cause the participant to recognize ordinary income or entitle us to a deduction for federal income tax purposes. Upon the exercise of an SAR, the participant will recognize ordinary income in the amount of the cash or the value of shares payable to the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Code Section 162(m).
Restricted Stock, RSUs, Deferred Stock Units and Other Stock-Based Awards. The federal income tax consequences with respect to restricted stock, RSUs, deferred stock units, performance shares and performance stock units, and other stock unit and stock-based awards depend on the facts and circumstances of each award, including, in particular, the nature of any restrictions imposed with respect to the awards. In general, if an award of stock granted to the participant is subject to a “substantial risk of forfeiture” (e.g., the award is conditioned upon the future performance of substantial services by the participant) and is nontransferable, a taxable event occurs when the risk of forfeiture ceases or the awards become transferable, whichever first occurs. At such time, the participant will recognize ordinary income to the extent of the excess of the fair market value of the stock on such date over the participant’s cost for such stock (if any), and the same amount is deductible by us, assuming that a deduction is allowed under Code Section 162(m). If the stock award granted to the participant is not subject to a substantial risk of forfeiture or transferability restrictions, the participant will recognize ordinary income with respect to the award to the extent of the excess of the fair market value of the stock at the time of grant over the participant’s cost, if any, and the same amount is deductible by us, assuming that a deduction is allowed under Code Section 162(m). If a stock unit award or other stock-based award is granted but no stock is actually issued to the participant at the time the award is granted, the participant will recognize ordinary income at the time the participant receives the stock free of any substantial risk of forfeiture (or receives cash in lieu of such stock) and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost, if any, and the same amount is then deductible by us, assuming that a deduction is allowed under Code Section 162(m).
Annual Performance Cash Awards and Other Cash-Based Awards. Annual performance cash awards and other cash-based awards will be taxable as ordinary income to the participant in the amount of the cash received by the participant (before reduction for any withholding taxes), and we will receive a corresponding deduction in an amount equal to the ordinary income recognized by the participant, assuming that a deduction is allowed under Code Section 162(m).
Withholding Obligations. We are entitled to withhold and deduct from future wages of the participant, to make other arrangements for the collection of, or to require the recipient to pay to us, an amount necessary for us to satisfy the recipient’s federal, state or local tax withholding obligations with respect to awards granted under the 2017 plan. Withholding for taxes may be calculated based on the maximum applicable tax rate for the participant’s jurisdiction or such other rate that will not trigger a negative accounting impact on us. The committee may permit a participant to satisfy a tax obligation by withholding ordinary shares underlying an award, tendering previously acquired ordinary shares, delivery of a broker exercise notice or a combination of these methods.
Code Section 409A. A grant may be subject to a 20% penalty tax, in addition to ordinary income tax, at the time the grant becomes vested, plus an interest penalty tax, if the grant constitutes deferred compensation under Code Section 409A and the requirements of Code Section 409A are not satisfied.
Code Section 162(m). Pursuant to Code Section 162(m), the annual compensation paid to an individual, who on the last day of the taxable year was the chief executive officer or otherwise covered by this provision because his or her compensation was reported in the Summary Compensation Table, may not be deductible to the extent that it exceeds $1 million unless the compensation qualifies as “performance-based” under Code Section 162(m). The 2017 plan has been designed to permit the committee to grant awards that qualify as “performance-based” for purposes of satisfying the conditions of Code Section 162(m).
Excise Tax on Parachute Payments. Unless otherwise provided in a separate agreement between a participant and us, if, with respect to a participant, the acceleration of the vesting of an award or the payment of cash in exchange for all or part of an award, together with any other payments that such participant has the right to receive from us, would constitute a “parachute payment” then the payments to such participant will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Code Section 4999. Such reduction, however, will only be made if the aggregate amount of the payments after such reduction exceeds the difference between the amount of such payments absent such reduction minus the aggregate amount of the excise tax imposed under Code Section 4999 attributable to any such excess parachute payments. If such provisions are applicable and if an employee will be subject to a 20% excise tax on any “excess parachute payment” pursuant to Code Section 4999, we will be denied a deduction with respect to such excess parachute payment pursuant to Code Section 280G.
New Plan Benefits
It is not presently possible to determine the benefits or amounts that will be received by or allocated to participants under the 2017 plan or would have been received by or allocated to participants for the last completed fiscal year if the 2017 plan had then been in effect because awards under the 2017 plan will be made at the discretion of the committee. Further, although our non-executive director compensation policy provides for the annual grant of stock options and RSUs valued at $195,000, such awards will depend on the non-executive directors’ continued service and our board’s discretion to vary the type and terms of those awards in the future; and, therefore, it is not possible to determine the exact number of ordinary shares that will be subject to such awards.
Securities Authorized for Issuance Under Equity Compensation Plans
The table below provides information regarding the number of ordinary shares to be issued upon the exercise of outstanding stock options and RSU awards granted under our equity compensation plans and the number of ordinary shares remaining available for future issuance our equity compensation plans as of December 25, 2016.
EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted‑average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,813,930 (1)(2)(3)	$20.80 (4)	1,736,435 (5)
Equity compensation plans not approved by security holders	—	—	—
Total	7,813,930 (1)(2)(3)	$20.80 (4)	1,736,435 (5)
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(1)
Amount includes ordinary shares issuable upon the exercise of stock options granted under the Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan and Tornier N.V. Amended and Restated Stock Option Plan and ordinary shares issuable upon the vesting of RSU awards granted under the Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan.

(2)
Excludes employee stock purchase rights under the Wright Medical Group N.V. Amended and Restated Employee Stock Purchase Plan, which is an amended and restated version of the Tornier N.V. 2010 Employee Stock Purchase Plan, and was approved by our shareholders on June 28, 2016. Under such plan, each eligible employee may purchase ordinary shares at semi-annual intervals on June 30th and December 31st each calendar year at a purchase price per share equal to 85% of the closing sales price per share of our ordinary shares on the last trading day of the offering period. However the compensation committee of the board of directors determined that the first plan period would be the three months beginning October 1, 2016 and ending December 31, 2016. Under the ESPP, the first plan purchase occurred on December 31, 2016 during the 2017 fiscal year.

(3)
Excludes an aggregate of 3,925,412 ordinary shares issuable upon the exercise of stock options granted under legacy Wright equity compensation plans and non-plan inducement option agreements assumed by us in connection with the Wright/Tornier merger. The weighted-average per share exercise price of these assumed stock options as of December 25, 2016 was $22.01. No further grants or awards will be made under these assumed legacy Wright equity compensation plans and non-plan inducement option agreements.

(4)	Not included in the weighted-average exercise price calculation are 1,334,713 RSU awards.

(5)
Amount includes 1,233,923 ordinary shares remaining available for future issuance under the Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan and 502,512 ordinary shares remaining available for future issuance under the Wright Medical Group N.V. Amended and Restated Employee Stock Purchase Plan. No shares remain available for grant under the Tornier N.V. Amended and Restated Stock Option Plan or any of the legacy Wright equity compensation plans since such plans have been terminated with respect to future grants.

Board Recommendation
Our board of directors unanimously recommends that shareholders vote “FOR” the approval of the Wright Medical Group N.V. 2017 Equity and Incentive Plan.

VOTING PROPOSAL NO. 8 - ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION
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Proposed Advisory Approval of our Executive Compensation
Our board of directors is providing our shareholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act. This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as set forth in the “Executive Compensation” section of this proxy statement, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes.
We last submitted a say-on-pay proposal to our shareholders at our 2014 annual general meeting held on June 26, 2014. At that meeting, over 99% of the votes cast by our shareholders were in favor of our say-on-pay vote. The compensation committee believes that such results affirmed shareholder support of our approach to executive compensation.
Compensation Objectives and Philosophies
Our executive compensation policies, plans and programs seek to enhance our financial performance, and thus shareholder value, by aligning the financial interests of our executives with those of our shareholders and by emphasizing pay-for-performance. Specifically, our executive compensation programs are designed to:

•	Reinforce our corporate mission, vision and values;

•	Attract and retain executives important to the success of our company;

•	Align the interests of our executives with the interests of our shareholders; and

•	Reward executives for the achievement of company performance objectives, the creation of shareholder value in the short- and long-term, and their contributions to the success of our company.
To achieve these objectives, the compensation committee makes executive compensation decisions based on the following philosophies:

•
Base salary and total compensation levels will generally be targeted to be within a reasonable range of the 67th percentile of a group of similarly-sized peer companies. However, the specific competitiveness of any individual executive’s salary and compensation will be determined considering factors like the executive’s experience, skills and capabilities, contributions as a member of the executive management team, contributions to our overall performance, and the sufficiency of total compensation potential to ensure the retention of an executive when considering the compensation potential that may be available elsewhere.

•
At least two-thirds of the CEO’s compensation and half of other executives’ compensation opportunity should be in the form of variable compensation that is tied to financial results and/or creation of shareholder value.

•
The portion of total compensation that is performance-based or at-risk should increase with an executive’s overall responsibilities, job level, and compensation. However, compensation programs should not encourage excessive risk-taking behavior among executives and should support our commitment to corporate compliance.

•	Primary emphasis should be placed on company performance as measured against goals approved by the compensation committee rather than on individual performance.

•	At least half of the CEO’s compensation and one-third of other executives’ compensation opportunity should be in the form of stock-based incentive awards.
Compensation Highlights and Best Practices
The “Compensation Discussion and Analysis” section describes our executive compensation program and the executive compensation decisions made by our compensation committee in 2016 in more detail. Our compensation practices include many best pay practices that support our executive compensation objectives and principles, and benefit our shareholders.

What We Do:

Pay for Performance
We tie compensation directly to financial and other performance metrics. Our annual performance incentive plan, or PIP, pays out only if certain levels of performance are met. In 2017, we intend to grant performance-based awards, which will comprise of one-third of executives’ long-term incentive and be paid out only if certain levels of performance are met.

Bonus Caps	We cap our PIP bonuses and will cap our new performance-based awards at 200% of target.
Performance Measure Mix	We use a mix of performance measures within our PIP.
At-risk Pay	A significant portion of our executive compensation is “performance-based” or “at risk.”
Equity-based Pay	A significant portion of our executive compensation is “equity-based” and in the form of equity awards.
LTI Grant Guidelines	We have adopted and review annually long-term incentive guidelines for the grant of equity awards.
Long-term Vesting
Value received under equity awards is tied to three to four-year vesting and any value from stock options is contingent upon long-term stock price performance. Our performance-based awards will vest only if certain levels of performance are achieved over a three-year performance period.

Clawback Policy
Our PIP and stock incentive plan include “clawback” mechanisms to recoup incentive compensation if it is determined that executives engaged in certain conduct adverse to our interests. We recently adopted a clawback policy that will authorize recovery of gains from incentive compensation, including equity awards, in the event of certain accounting restatements.

Stock Ownership Guidelines	We maintain stock ownership guidelines for all our executives.
Independent Committee and Consultant	We have an independent compensation committee which is advised by an independent external compensation consultant.
What We Don't Do:

No Repricing	We do not allow repricing or exchange of any equity awards without shareholder approval.
No Excessive Perquisites	We do not provide excessive perquisites to our executives.
No Tax Gross-Ups	We do not provide tax “gross-up” payments to our executives, other than customary tax gross-up payments under our relocation policy and to our CEO under his employment agreement.
No Hedging or Pledging	We do not allow our employees to engage in hedging transactions, including short sales, transactions in publicly traded options, such as puts, calls and other derivatives, and pledging our securities.
No Dividends on Unvested Awards	We do not pay dividends on unvested equity awards.
2017 Changes to Our Executive Compensation
During 2016, we spent considerable time reviewing our executive compensation program to ensure that it not only motivates our executives, but also aligns with shareholder interests and prevailing market practice. As part of this review, we reached out and listened to shareholders. In 2016, we contacted our top 50 institutional shareholders, representing approximately 86% of our outstanding ordinary shares and attended over 300 meetings for investors and interested investors. For the individual investor meetings, our CEO, Chief Financial Officer and/or Chief Communications Officer attended. The agenda for these meetings requested feedback from investors and shareholders and generally included: (1) a review of our operations and results to date; (2) a summary of our strategic priorities and focus; and (3) a review of our compensation philosophy and its alignment with our strategic direction. The three most common themes noted from investors and shareholders include incorporating the use of performance-based equity awards, eliminating our single trigger change-in-control provision in our equity plan, and holding an annual say-on-pay vote.
As a result of this review and based on feedback from investors and shareholders, we have implemented or intend to implement the following new executive compensation practices during 2017:

Performance-Based Awards
We intend to change the mix of our executive long-term incentive awards to incorporate performance-based awards. We plan to move to a mix comprised of one-third performance-based awards, one-third time-based stock options and one-third time-based restricted stock unit awards. We anticipate that the performance-based awards will vest upon achievement of performance goals over a three-year performance period.

Double Trigger Vesting
We are submitting a new equity and incentive plan to a vote of our shareholders at our 2017 annual general meeting. This new plan incorporates several new features, one of which is a new double trigger change-in-control vesting provision.

Minimum Vesting Periods
Our new equity and incentive plan also incorporates minimum vesting provisions that will require all equity awards under the new plan to contain minimum vesting periods of at least one year for all participants and three years for time-based full value awards granted to employees.

Clawback Policy	We recently adopted a clawback policy that will authorize recovery of gains from incentive compensation, including equity awards, in the event of certain accounting financial restatements.
Annual Say-on-Pay Vote	We intend to provide our shareholders with a say-on-pay vote every year as opposed to our prior practice of every three years.
Proposed Resolution
Our board of directors recommends that our shareholders vote in favor of our say-on-pay vote as set forth in the following resolution:
RESOLVED, that our shareholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the “Compensation Discussion and Analysis,” the accompanying compensation tables and the corresponding narrative discussion and footnotes, and any related material disclosed in this proxy statement.
Shareholders are not ultimately voting to approve or disapprove the recommendation of our board of directors. As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. Our compensation committee and our board of directors expect to take into account the outcome of the vote when considering future executive compensation decisions.
Board Recommendation
Our board of directors unanimously recommends that shareholders vote “FOR” the approval, on an advisory basis, of our executive compensation, or say-on-pay vote.

VOTING PROPOSAL NO. 9 - ADVISORY APPROVAL OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPANSATION
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Proposed Advisory Approval of the Frequency of Future Say-on-Pay Votes
Our board of directors is providing our shareholders with an advisory vote on the frequency of future advisory votes on executive compensation, such as that provided for in voting proposal no. 8. This non-binding advisory vote is required to be conducted every six years under Section 14A of the Exchange Act pursuant to the Dodd-Frank Act. We last asked our shareholders to indicate their preferred frequency of a say-on-pay vote at our 2011 annual general meeting. At that meeting, our shareholders voted overwhelmingly for a frequency of every three years. At the Annual General Meeting, our shareholders have the opportunity again to provide an advisory vote on the frequency of our say-on-pay vote. At the Annual General Meeting, our shareholders may indicate whether they prefer that we hold a say-on-pay vote every year, every two years, every three years, or they may abstain from this vote.
Because of the change in our shareholder base since 2011 and the current preference of several shareholders as expressed to us during our shareholder outreach efforts, our board of directors, upon recommendation of the compensation committee, recommends a say-on-pay vote frequency of every year. We have determined that a say-on-pay vote every year is the best approach for our company and shareholders for a number of reasons, including:

•	It is consistent with the preference of many of our shareholders.

•	It allows our shareholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement each year.

•	It is consistent with our review of core elements of our executive compensation program annually.

•	It is consistent with our efforts to engage in an ongoing dialogue with shareholders on executive compensation and corporate governance matters.
Shareholders are not voting to approve or disapprove the recommendation of our board of directors. Instead, shareholders may indicate their preference regarding the frequency of future say-on-pay votes by selecting every year, every two years or every three years. Shareholders that do not have a preference regarding the frequency of future say-on-pay votes may abstain from voting on the proposal.
The option of every year, every two years or every three years that receives the highest number of votes cast by shareholders will reflect the frequency for future say-on-pay votes that has been selected by shareholders. As this is an advisory vote, the outcome of the vote is not binding on us, and our compensation committee and the board of directors may decide that it is in the best interests of our company and shareholders to hold a say-on-pay vote more or less frequently than the preference receiving the highest number of votes of our shareholders. However, our compensation committee and board of directors value the opinions expressed by our shareholders in their vote on this proposal, and expect to take into account the outcome of this vote when considering the frequency of future advisory votes on our executive compensation.
Board Recommendation
Our board of directors unanimously recommends that shareholders vote for a frequency of “EVERY YEAR”, on an advisory basis, for the say-on-pay vote.

CORPORATE GOVERNANCE
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Directors and Executive Officers
The table below sets forth, as of May 1, 2017, certain information concerning our current directors and executive officers. No family relationships exist among any of our directors or executive officers.

Name	Age	Position
Robert J. Palmisano	72	President and Chief Executive Officer and Executive Director
Lance A. Berry	44	Senior Vice President and Chief Financial Officer
Robert P. Burrows	70	Senior Vice President, Supply Chain
James A. Lightman	59	Senior Vice President, General Counsel and Secretary
Gregory Morrison	53	Senior Vice President, Human Resources
J. Wesley Porter	47	Senior Vice President and Chief Compliance Officer
Julie D. Tracy	55	Senior Vice President and Chief Communications Officer
Jennifer S. Walker	49	Senior Vice President, Process Improvement
Kevin D. Cordell	51	President, U.S.
Peter S. Cooke	51	President, International
Timothy L. Lanier	55	President, Upper Extremities
Patrick Fisher	43	President, Lower Extremities
Julie B. Andrews	46	Vice President and Chief Accounting Officer
David D. Stevens(1)(2)	63	Chairman and Non-Executive Director
Gary D. Blackford(1)(3)	59	Non-Executive Director
John L. Miclot(4)	58	Non-Executive Director
Kevin C. O’Boyle(3)(4)	61	Non-Executive Director
Amy S. Paul(1)	65	Non-Executive Director
Richard F. Wallman(2)(3)	66	Non-Executive Director
Elizabeth H. Weatherman(1)(2)(4)	57	Non-Executive Director
________________________
(1)    Member of the nominating, corporate governance and compliance committee.
(2)    Member of the strategic transactions committee.
(3)    Member of the audit committee.
(4)    Member of the compensation committee.
The following is a biographical summary of the experience of our directors and executive officers:
Robert J. Palmisano was appointed our President and Chief Executive Officer and an executive director and member of our board of directors in October 2015 in connection with the Wright/Tornier merger. Mr. Palmisano has served as President and Chief Executive Officer of Wright Medical Group, Inc. since September 2011. Prior to joining legacy Wright, Mr. Palmisano served as President and Chief Executive Officer of ev3 Inc., a global endovascular device company, from April 2008 to July 2010, when it was acquired by Covidien plc. From 2003 to 2007, Mr. Palmisano was President and Chief Executive Officer of IntraLase Corp. Before joining IntraLase, Mr. Palmisano was President and Chief Executive Officer of MacroChem Corporation from 2001 to 2003. Mr. Palmisano currently serves on the Providence College Board of Trustees and serves on the board of directors of Avedro Inc., a privately held ophthalmic medical device and pharmaceutical company. Mr. Palmisano previously served on the board of directors of ev3 Inc., Osteotech, Inc. and Abbott Medical Optics, Inc., all publicly held companies, and Bausch & Lomb, a privately held company. Under the terms of his employment agreement, we have agreed that Mr. Palmisano will be nominated by our board of directors for election as an executive director and a member of our board of directors at each annual general meeting of shareholders during the term of his employment as President and Chief Executive Officer of our company. Mr. Palmisano’s qualifications to serve on our board of directors include his day-to-day knowledge of our company and business due to his position as President and Chief Executive Officer, his experience serving on other public companies’ boards of directors, and his extensive business knowledge working with other public companies in the medical device industry.
Lance A. Berry was appointed our Senior Vice President and Chief Financial Officer in October 2015 in connection with the Wright/Tornier merger. Mr. Berry has served as Senior Vice President and Chief Financial Officer of Wright Medical Group, Inc. since 2009. He joined legacy Wright in 2002, and, until his appointment as Chief Financial Officer, served as Vice President and Corporate Controller. Prior to joining Wright, Mr. Berry served as audit manager with the Memphis, Tennessee office of Arthur Andersen LLP from 1995 to 2002. Mr. Berry is a certified public accountant, inactive.
Robert P. Burrows was appointed our Senior Vice President, Supply Chain in October 2015 in connection with the Wright/Tornier merger. Mr. Burrows joined Wright Medical Group, Inc. in August 2014 as Senior Vice President, Supply Chain. Prior to joining legacy Wright, he served as Managing Principal of The On-Point Group, a privately held logistics and supply chain consultancy, from July 1994 through July 2014. While at On-Point, Mr. Burrows led over 40 client engagements, most recently as an operations consultant overseeing the transition and expansion of legacy Wright’s extremities and biologics manufacturing.
James A. Lightman was appointed our Senior Vice President, General Counsel and Secretary in October 2015 in connection with the Wright/Tornier merger. Mr. Lightman joined Wright Medical Group, Inc. in December 2011 as Senior Vice President, General Counsel and Secretary. Prior to joining legacy Wright, Mr. Lightman served in various legal and executive positions with Bausch & Lomb Incorporated, a privately held supplier of eye health products. From February 2008 to November 2009, Mr. Lightman served as Vice President and Assistant General Counsel of Bausch & Lomb, and most recently held the position of Vice President, Global Sales Operations until August 2011. From June 2007 to February 2008, he served as Vice President and General Counsel of Eyeonics, Inc. Prior to joining Eyeonics, Mr. Lightman served as Senior Vice President and General Counsel of IntraLase Corp. from February 2005 to April 2007.
Gregory Morrison was appointed our Senior Vice President, Human Resources in October 2015 in connection with the Wright/Tornier merger. Mr. Morrison served as Senior Vice President, Global Human Resources and HPMS (High Performance Management System) of Tornier from January 2014 to October 2015 and served as Global Vice President, Human Resources from December 2010 to January 2014. Prior to joining Tornier, Mr. Morrison served as Senior Vice President, Human Resources of ev3 Inc., a global endovascular device company acquired by Covidien plc in July 2010, from August 2007 to December 2010, and as Vice President, Human Resources from May 2002 to August 2007. Prior to joining ev3, Mr. Morrison served as Vice President of Organizational Effectiveness of Thomson Legal & Regulatory from March 1999 to February 2002 and Vice President of Global Human Resources of Schneider Worldwide, which was acquired by Boston Scientific Corporation, from 1988 to March 1999.
J. Wesley Porter was appointed our Senior Vice President and Chief Compliance Officer in October 2015 in connection with the Wright/Tornier merger. Mr. Porter joined Wright Medical Group, Inc. in July 2014 as Vice President, Compliance and became Senior Vice President and Chief Compliance Officer in October 2014. Prior to joining legacy Wright, Mr. Porter served as Vice President, Deputy Compliance Officer of Allergan, Inc. from September 2012 to February 2014, Vice President, Ethics and Compliance of CareFusion Corp. from June 2009 to September 2012, and Senior Corporate Counsel, Compliance, HIPAA and Reimbursement of Smith & Nephew, Inc. from April 2006 to May 2009.
Julie D. Tracy was appointed our Senior Vice President and Chief Communications Officer in October 2015 in connection with the Wright/Tornier merger. Ms. Tracy served as Senior Vice President, Chief Communications Officer of Wright Medical Group, Inc. from October 2011 to October 2015. Prior to joining legacy Wright, Ms. Tracy served as Chief Communications Officer of Epocrates, Inc., a publicly held company that sold physician platforms for clinical content, practice tools and health industry engagement, from March 2011 to October 2011. From January 2008 to July 2010, Ms. Tracy was Senior Vice President and Chief Communications Officer of ev3 Inc. Prior to ev3, Ms. Tracy held marketing and investor relations positions at Kyphon Inc. from January 2003 to November 2007 and Thoratec Corporation from January 1998 to January 2003. Ms. Tracy currently serves as a member of the board of directors for the National Investor Relations Institute, the professional association of corporate officers and investor relations consultants responsible for communication among corporate management, shareholders, securities analysts and other financial community constituents.
Jennifer S. Walker was appointed our Senior Vice President, Process Improvement in October 2015 in connection with the Wright/Tornier merger. Ms. Walker served as Senior Vice President, Process Improvement of Wright Medical Group, Inc. from December 2011 to October 2015 and Vice President and Corporate Controller from December 2009 to December 2011. Since joining legacy Wright’s financial organization in 1993, she served as Assistant Controller, Director, Financial Reporting & Risk Management, Director, Corporate Tax & Risk Management, and Tax Manager of legacy Wright. Prior to joining legacy Wright, Ms. Walker was a senior tax accountant with Arthur Andersen LLP. Ms. Walker is a certified public accountant.
Kevin D. Cordell was appointed our President, U.S. in June 2016. From October 2015 to June 2016, he served as our President, Lower Extremities and Biologics. Mr. Cordell served as President, U.S. Extremities of Wright Medical Group, Inc. from September 2014 to October 2015. Prior to joining legacy Wright, Mr. Cordell served as Vice President of Sales for the GI Solutions business at Covidien plc, a global healthcare products company, from May 2012 to September 2014. While at Covidien, he served as Vice President of Sales and Global Marketing for its Peripheral Vascular business from July 2010 to May 2012. He joined Covidien in July 2010 through the acquisition of ev3 Inc., a global endovascular device company, where he served as Vice President of U.S. Sales from January 2009 to July 2010. Prior to ev3, Mr. Cordell served as Vice President, Global Sales of FoxHollow Technologies, Inc. from March 2007 until it was acquired by ev3 in October 2007. Earlier in his career, Mr. Cordell held various positions of increasing responsibility for Johnson & Johnson’s Cordis Cardiology and Centocor companies. Mr. Cordell serves on the board of directors of TissueGen, Inc., a privately-held developer of biodegradable polymer technology for implantable drug delivery.
Peter S. Cooke was appointed our President, International in October 2015 in connection with the Wright/Tornier merger. Mr. Cooke served as President, International of Wright Medical Group, Inc. from January 2014 to October 2015 and served as Senior Vice President, International from January 2013 to January 2014. Prior to joining legacy Wright, Mr. Cooke served as Vice President and General Manager, Vascular Therapies Emerging Markets of Covidien plc, a global healthcare products company, from July 2010 to January 2013. Prior to Covidien, Mr. Cooke served in various general management roles for ev3 Inc., a global endovascular device company acquired by Covidien in July 2010, including Vice President and General Manager, International from July 2008 to July 2010; Vice President, General Manager, International from November 2006 to June 2008; Vice President, Sales International from January 2005 until November 2006; and Regional Director Asia Pacific and China from February 2003 until January 2005. Prior to ev3, Mr. Cooke spent eleven years at Guidant Corporation, three years at Baxter Healthcare Corporation and two years at St. Jude Medical, Inc.
Timothy L. Lanier was appointed our President, Upper Extremities in June 2016. Mr. Lanier has over 25 years of experience in medical device and commercial operations in both small and large companies that include various medical specialties such as orthopedics, vascular, oncology and ophthalmology. Prior to joining Wright, from September 2013 to June 2016, Mr. Lanier served as Vice President of Sales of DFINE Inc., a company committed to the treatment of metastatic tumors and other diseases of the spine. From July 2010 to September 2013, Mr. Lanier served as Vice President of US Sales for the Endovascular Division of Covidien plc, a global healthcare products company, where he built a world-class sales organization dedicated to treating both arterial and venous disease. He joined Covidien in July 2010 through the acquisition of ev3 Inc., where he served as Area Vice President from January 2008 to July 2010. Prior to ev3, Mr. Lanier served as Vice President of Commercial Operations at Anulex Technologies, Inc. from January 2007 to January 2008. He also had increasing executive responsibility at Zimmer Orthopedics, Spine Division and Spine-Tech, Inc. from 1997 to 2007, including Vice President of Commercial Operations.
Patrick Fisher was appointed our President, Lower Extremities in June 2016. From October 2015 to June 2016, Mr. Fisher served as our Vice President, U.S. Sales. From October 2012 to October 2015, Mr. Fisher served as Vice President, U.S. Sales of Wright Medical Group, Inc., and from October 2010 to October 2012, Mr. Fisher served as Regional Vice President of Sales - West Region.
Julie B. Andrews was appointed our Vice President and Chief Accounting Officer in October 2015 in connection with the Wright/Tornier merger. Ms. Andrews served as Vice President and Chief Accounting Officer of Wright Medical Group, Inc. from May 2012 to October 2015. From February 1998 to May 2012, Ms. Andrews held numerous key financial positions with Medtronic, Inc., a global medical device company. Most recently, Ms. Andrews served as Medtronic’s Vice President, Finance for its spinal and biologics business units. Ms. Andrews has significant accounting, finance, and business skills as well as global experience, having held positions in worldwide planning and analysis in Medtronic Sofamor Danek and in Medtronic’s spinal and biologics business. Prior to joining Medtronic, Ms. Andrews worked with Thomas & Betts Corporation in Memphis, Tennessee and Thomas Havey, LLP in Chicago, Illinois.
David D. Stevens joined our board of directors as a non-executive director in October 2015 in connection with the Wright/Tornier merger. Mr. Stevens serves as our Chairman. Mr. Stevens was a member of the board of directors of Wright Medical Group, Inc. from 2004 to 2015 and served as Chairman of the Board from 2009 to October 2015 and interim Chief Executive Officer of Wright from April 2011 to September 2011. He has been a private investor since 2006. Mr. Stevens served as Chief Executive Officer of Accredo Health Group, Inc., a subsidiary of Medco Health Solutions, Inc., from 2005 to 2006. He was Chief Executive Officer of Accredo Health, Inc. from 1996 to 2005, served as Chairman of the Board from 1999 to 2005, and was President and Chief Operating Officer of the predecessor companies of Accredo Health from their inception in 1983 until 1996. He serves on the board of directors of Allscripts Healthcare Solutions, Inc., a publicly held company. He previously served on the board of directors of Viasystems Group, Inc., a publicly held company, from 2012 until May 2015 when it was acquired by TTM Technologies, Inc., Medco Health Solutions, Inc., a publicly held company, from 2006 until 2012 when it was acquired by Express Scripts Holding Company, and Thomas & Betts Corporation, a publicly held company, from 2004 to 2012 when it was acquired by ABB Ltd. Mr. Stevens's qualifications to serve on our board of directors include his extensive experience serving as a chief executive officer, including as interim chief executive officer of legacy Wright, his close familiarity with our business, and his prior experience as a director of legacy Wright.
Gary D. Blackford joined our board of directors as a non-executive director in October 2015 in connection with the Wright/Tornier merger. Mr. Blackford was a member of the board of directors of Wright Medical Group, Inc. from 2008 to 2015. From 2002 to February 2015, Mr. Blackford served as President and Chief Executive Officer and a member of the board of directors of Universal Hospital Services, Inc., a provider of medical technology outsourcing and services to the healthcare industry, and from 2007 to February 2015, served as Chairman of the Board. From 2001 to 2002, Mr. Blackford served as Chief Executive Officer of Curative Health Services Inc. From 1999 to 2001, Mr. Blackford served as Chief Executive Officer of ShopforSchool, Inc. He served as Chief Operating Officer for Value Rx from 1995 to 1998 and Chief Operating Officer and Chief Financial Officer of MedIntel Systems Corporation from 1993 to 1994. Mr. Blackford currently serves on the board of directors of Halyard Health, Inc. and EnteroMedics Inc., both publicly held companies. He also serves on the board of directors of Pipeline Rx, Inc., a privately held telepharmacy company. Mr. Blackford previously served on the board of directors of Compex Technologies, Inc., a publicly held medical device company, from 2005 until its acquisition by Encore Medical Corporation in 2006. Mr. Blackford’s qualifications to serve as a member of our board of directors include his experience as a chief executive officer and director of a healthcare services company and other companies and as a director of other public companies in the healthcare industry, his extensive experience leading healthcare companies, and his prior experience as a director of legacy Wright.
John L. Miclot joined our board of directors as a non-executive director in October 2015 in connection with the Wright/Tornier merger. Mr. Miclot was a member of the board of directors of Wright Medical Group, Inc. from 2007 to 2015. Mr. Miclot has served as President and Chief Executive Officer and a member of the board of directors of LinguaFlex, Inc., a medical device company focused on treatment of sleep disordered breathing, since August 2015. From December 2011 to December 2014, he served as Chief Executive Officer and a member of the board of directors of Tengion Inc., a publicly held company that focused on organ and cell regeneration. Prior to joining Tengion, Mr. Miclot was an Executive-in Residence at Warburg Pincus, LLC. From 2008 to 2010, he was President and Chief Executive Officer of CCS Medical, Inc., a provider of products and services for patients with chronic diseases. From 2003 until 2008, he served as President and Chief Executive Officer of Respironics, Inc., a provider of sleep and respiratory products, and prior to such time, served in various positions at Respironics, Inc. from 1998 to 2003, including Chief Strategic Officer and President of the Homecare Division. From 1995 to 1998, he served as Senior Vice President, Sales and Marketing of Healthdyne Technologies, Inc., a medical device company that was acquired by Respironics, Inc. in 1998. Mr. Miclot spent the early part of his medical career at DeRoyal Industries, Inc., Baxter International Inc., Ohmeda Medical, Inc. and Medix Inc. Mr. Miclot serves as Chairman and a member of the board of directors of Breathe Technologies, Inc., a privately held company. Mr. Miclot also serves as a director of the Pittsburgh Zoo and PPG Aquarium, charitable and educational institutions, serves on the University of Iowa Tippie College of Business board of advisors and serves as an industrial advisor to EQT Partners, an investment company. Mr. Miclot previously served on the board of directors of DENTSPLY International Inc., a dental products company, prior to its merger with Sirona Dental Systems, Inc. in February 2016, and ev3 Inc., a global endovascular device company, prior to the sale of the company in 2010. Mr. Miclot’s qualifications to serve on our board of directors include his substantial experience as a chief executive officer of several medical device companies, his deep knowledge of the medical device industry, and his prior experience as a director of legacy Wright.
Kevin C. O’Boyle has served as a non-executive director and member of our board of directors since June 2010. In November 2012, Mr. O’Boyle was appointed as Interim Vice Chairman of Tornier, a position he held for about a year. From December 2010 to July 2011, Mr. O’Boyle served as Senior Vice President and Chief Financial Officer of Advanced BioHealing Inc., a medical device company that was acquired by Shire plc in July 2011. From January 2003 until December 2009, Mr. O’Boyle served as Chief Financial Officer of NuVasive, Inc., a medical device orthopedics company specializing in spinal disorders. Prior to that time, Mr. O’Boyle served in various positions during his six years with ChromaVision Medical Systems, Inc., a publicly held medical device company specializing in the oncology market, including as its Chief Financial Officer and Chief Operating Officer. Mr. O’Boyle also held various positions during his seven years with Albert Fisher North America, Inc., a publicly held international food company, including Chief Financial Officer and Senior Vice President of Operations. Mr. O’Boyle serves on the board of directors of GenMark Diagnostics, Inc., ZELTIQ Aesthetics, Inc., and Sientra, Inc., all publicly held companies. Mr. O’Boyle previously served on the board of directors of Durata Therapeutics, Inc. until its acquisition by Actavis plc in November 2014. Mr. O’Boyle’s qualifications to serve on our board of directors includes his executive experience in the healthcare industry, his experience with companies during their transition from being privately held to publicly held, and his financial and accounting expertise.
Amy S. Paul joined our board of directors as a non-executive director in October 2015 in connection with the Wright/Tornier merger. Ms. Paul was a member of the board of directors of Wright Medical Group, Inc. from 2008 to 2015. Ms. Paul retired in 2008 following a 26-year career with C.R. Bard, Inc., a medical device company, most recently serving as the Group Vice President-International since 2003. She served in various positions at C.R. Bard, Inc. from 1982 to 2003, including President of Bard Access Systems, Inc., President of Bard Endoscopic Technologies, Vice President and Business Manager of Bard Ventures, Vice President of Marketing of Bard Cardiopulmonary Division, Marketing Manager for Davol Inc., and Senior Product Manager for Davol Inc. Ms. Paul previously served on the board of directors of Derma Sciences, Inc., a publicly held company, Viking Systems, Inc., a publicly held company, until October 2012 when it was acquired by Conmed Corporation, and was a commissioner of the Northwest Commission on Colleges and Universities from 2010 to 2013. Ms. Paul serves on the President’s Innovation Network at Westminster College. Ms. Paul’s qualifications to serve on our board of directors include her over three decades of experience in the medical device industry, including having served in various executive roles with responsibilities that include international and divisional operations as well as marketing and sales functions, her experience as a director of other public companies in the healthcare industry, and her prior experience as a director of legacy Wright.
Richard F. Wallman has served as a non-executive director and member of our board of directors since December 2008. From 1995 through his retirement in 2003, Mr. Wallman served as Senior Vice President and Chief Financial Officer of Honeywell International, Inc., a diversified technology company, and AlliedSignal, Inc., a diversified technology company (prior to its merger with Honeywell International, Inc.). Prior to joining AlliedSignal, Inc., Mr. Wallman served as Controller of International Business Machines Corporation. Mr. Wallman serves on the board of directors of Charles River Laboratories International, Inc., Convergys Corporation and Roper Technologies, Inc., all publicly held companies. Mr. Wallman also serves on the board of directors of Extended Stay America, Inc. and its wholly subsidiary ESH Hospitality, Inc., both publicly held companies. Beginning on May 17, 2017, Mr Wallman will no longer be on the board of directors of ESH Hospitality, Inc. As disclosed in a current report on Form 8-K filed with the SEC by ESH Hospitality, Inc. on April 6, 2017, Mr. Wallman is not standing for re-election at that company’s next annual meeting of stockholders to be held on May 17, 2017. Mr. Wallman previously served on the board of directors of Ariba, Inc. and Dana Holding Corporation, both publicly held companies. Mr. Wallman’s qualifications to serve on our board of directors include his prior public company experience, including as Chief Financial Officer of Honeywell, his significant public company director experience, and his financial experience and expertise.
Elizabeth H. Weatherman has served as a non-executive director and member of our board of directors since July 2006. Ms. Weatherman was initially appointed as a director of Tornier in connection with the securityholders’ agreement that Tornier entered into with certain shareholders. For more information regarding the securityholders’ agreement, please refer to the discussion below under “-Board Structure and Composition.” The securityholders’ agreement terminated by its terms in May 2016. Ms. Weatherman has been a Special Limited Partner of Warburg Pincus LLC, a private equity firm, since January 2016. Ms. Weatherman previously was a Partner of Warburg Pincus & Co., a Member and Managing Director of Warburg Pincus LLC and a member of the firm’s Executive Management Group. Ms. Weatherman joined Warburg Pincus in 1988 and primarily focused on the firm’s healthcare investment activities. Ms. Weatherman serves on the board of directors of several privately held companies. Ms. Weatherman previously served on the boards of directors of several publicly held companies, primarily in the medical device industry, including ev3 Inc., Wright Medical Group, Inc., and Kyphon Inc. Ms. Weatherman’s qualifications to serve on our board of directors include her extensive experience as a director of several public and private companies in the medical device industry.
Board Structure and Composition
We have a one-tier board structure. Our articles of association provide that the number of members of our board of directors will be determined by our board of directors, provided that our board of directors will be comprised of at least one executive director and two non-executive directors. Our board of directors currently consists of eight directors, one of whom is an executive director and seven of whom are non-executive directors.
All seven of our non-executive directors are “independent directors” under the Listing Rules of the NASDAQ Stock Market. Independence requirements for service on our audit committee are discussed below under “-Audit Committee” and independence requirements for service on our compensation committee are discussed below under “-Compensation Committee.” All of our non-executive directors are independent under the independence definition in the Dutch Corporate Governance Code.
The general meeting of shareholders appoints the members of our board of directors, subject to a binding nomination of our board of directors in accordance with the relevant provisions of the Dutch Civil Code. Our board of directors makes the binding nomination based on a recommendation of our nominating, corporate governance and compliance committee. If the list of candidates contains one candidate for each open position to be filled, such candidate will be appointed by the general meeting of shareholders unless the binding nature of the nominations by our board of directors is set aside by the general meeting of shareholders. The binding nature of nomination(s) by our board of directors can only be set aside by a vote of at least two-thirds of the votes cast at an annual or extraordinary general meeting of shareholders, provided such two-thirds vote constitutes more than one-half of our issued share capital. In such case, a new meeting is called at which the resolution for appointment of a member of our board of directors will require a majority of at least two-thirds of the votes cast representing more than one-half of our issued share capital.
A resolution of the general meeting of shareholders to suspend a member of our board of directors requires the affirmative vote of an absolute majority of the votes cast. A resolution of the general meeting of shareholders to suspend or dismiss members of our board of directors, other than pursuant to a proposal by our board of directors, requires a majority of at least two-thirds of the votes cast, representing more than one-half of our issued share capital.
With respect to the composition of our board of directors, under the terms of his employment agreement, we have agreed that Mr. Palmisano will be nominated by our board of directors for election as an executive director and a member of our board of directors at each annual general meeting of shareholders. Pursuant to a former securityholders’ agreement among our company and certain of our former shareholders, including TMG Holdings Coöperatief U.A. (TMG), TMG had the right to designate three directors to be nominated to our board of directors for so long as TMG beneficially owned at least 25% of our outstanding ordinary shares, two directors for so long as TMG beneficially owned at least 10% but less than 25% of our outstanding ordinary shares and one director for so long as TMG beneficially owned at least 5% but less than 10% of our outstanding ordinary shares. We agreed to use our reasonable best efforts to cause the TMG designees to be elected. Although Elizabeth H. Weatherman was initially elected to our board of directors as a designee of TMG, she is no longer a designee since TMG no longer owns at least 5% of our outstanding ordinary shares. The securityholders’ agreement terminated by its terms in May 2016 upon the sale by TMG of its entire remaining ownership stake in our company. Prior to such termination, Sean D. Carney, a former director, and Elizabeth H. Weatherman were designees of TMG under the securityholders' agreement.
Under our articles of association, our internal rules for the board of directors, and Dutch law, the members of our board of directors are collectively responsible for our management, general and financial affairs, and policy and strategy. Our executive director is primarily responsible for managing our day-to-day affairs as well as other responsibilities that have been delegated to him in accordance with our articles of association and internal rules for the board of directors.

Our non-executive directors supervise our executive director and our general affairs and provide general advice to him. In performing their duties, our directors are guided by the interests of our company and, within the boundaries set by relevant Dutch law, must take into account the relevant interests of our stakeholders. The internal affairs of our board of directors are governed by our internal rules for the board of directors, a copy of which is available on the Investor Relations-Corporate Information-Governance Documents & Charters section of our corporate website at www.wright.com.
Mr. Stevens serves as our Chairman. The duties and responsibilities of the Chairman include, among others: determining the agenda and chairing the meetings of our board of directors, managing our board of directors to ensure that it operates effectively, ensuring that the members of our board of directors receive accurate, timely and clear information, encouraging active engagement by all the members of our board of directors, promoting effective relationships and open communication between the non-executive directors and the executive director, and monitoring effective implementation of our board of directors decisions.
All regular meetings of our board of directors are scheduled to be held in the Netherlands. Each director has the right to cast one vote and may be represented at a meeting of our board of directors by a fellow director. Our board of directors may pass resolutions only if a majority of the directors is present at the meeting and all resolutions must be passed by a majority of the directors that have no conflict of interest present or represented. As required by Dutch law, our articles of association provide that when one or more members of our board of directors is absent or prevented from acting, the remaining members of our board of directors will be entrusted with the management of our company. The intent of this provision is to satisfy certain requirements under Dutch law and provide that, in rare circumstances, when a director is incapacitated, severely ill, or similarly absent or prevented from acting, the remaining members of our board of directors (or, in the event there are no such remaining members, a person appointed by our shareholders at a general meeting) will be entitled to act on behalf of our board of directors in the management of our company, notwithstanding the general requirement that otherwise requires a majority of our board of directors be present. In these limited circumstances, our articles of association permit our board of directors to pass resolutions even if a majority of the directors is not present at the meeting.
Subject to Dutch law and any director’s objection, resolutions may be passed in writing by all of the directors in office. Under Dutch law, members of the board of directors may not participate in the deliberation and the decision-making process on a subject or transaction in relation to which he or she has a direct or indirect personal interest that conflicts with the interest of our company and business enterprise. If all directors are conflicted and in the absence of a supervisory board, the resolution will be adopted by the general meeting of shareholders, except if the articles of association prescribe otherwise. Our articles of association provide that a director will not take part in any vote on a subject or transaction in relation to which he or she has a direct or indirect personal interest that conflicts with the interest of our company and business enterprise. In such event, the other directors will be authorized to adopt the resolution. If all directors have a conflict of interest as mentioned above, the resolution will be adopted by the non-executive directors.
Internal Rules for the Board of Directors
Our board of directors has adopted internal rules, which are similar to U.S. corporate bylaws or corporate governance guidelines. A copy of these internal rules can be found on the Investor Relations-Corporate Information-Governance Documents & Charters section of our website at www.wright.com. Among the topics addressed in our internal rules for our board of directors are:

• Board responsibility	• Board meetings
• Board composition	• Board resolutions
• Chairman responsibilities	• Conflicts of interest
• Executive director responsibilities	• Board committees
• Non-executive director responsibilities	• Disclosure of information
• Ownership of securities	• Confidentiality

Dutch Corporate Governance Code
In addition to the Listing Rules of the NASDAQ Stock Market and rules and regulations as promulgated by the SEC, as a Dutch company, our governance practices are governed by the Dutch Corporate Governance Code. The Dutch Corporate Governance Code (as last amended on December 10, 2008) contains a number of principles and best practices, with emphasis on integrity, transparency and accountability as the primary means of achieving good governance.
There is considerable overlap between the requirements we must meet under U.S. rules and regulations and the provisions of the Dutch Corporate Governance Code. Although we apply several provisions of the Dutch Corporate Governance Code, as an SEC registrant and NASDAQ listed company, we believe that it is appropriate to maintain governance practices that are in line with our peers listed on the NASDAQ Global Select Stock Market, and therefore, at times may choose to apply practices common for NASDAQ listed companies.
In accordance with the Dutch Corporate Governance Code’s compliance principle of “apply-or-explain,” which permits Dutch companies to be fully compliant with the Dutch Corporate Governance Code by either applying the Dutch practices or explaining why the company has chosen to apply different practices, we disclose in our Dutch statutory annual report that accompanies our Dutch statutory annual accounts to what extent we do not apply provisions of the Dutch Corporate Governance Code, together with the reasons for those deviations. Our Dutch statutory annual report may be found on the Investor Relations-Corporate Information-Governance Documents & Charters section of our website at www.wright.com.
Board of Directors Leadership Structure
Mr. Stevens serves as Chairman of our board of directors. Mr. Palmisano serves as our President and Chief Executive Officer and executive director.
Under the internal rules for our board of directors, the chairman may only be a non-executive director, and may not be involved, nor have been involved in the daily management of Wright. The chairman’s general and specific responsibilities cover: (i) determining the agenda and chairing the meetings of our board of directors; (ii) ensuring that there is sufficient time for decision-making by our board of directors; (iii) ensuring the functioning of our board of directors and conducting shareholder meetings, including our annual general meetings of shareholders; (iv) managing our board of directors to ensure that it operates effectively; (v) ensuring that the members of our board of directors receive accurate, timely and clear information, in particular about our performance, to enable our board of directors to take sound decisions, monitor effectively and provide advice to promote the success of Wright; (vi) encouraging active engagement by all the members of our board of directors; (vii) setting and approving our board of directors agenda to take full account of the issues and the concerns of all directors; (viii) promoting effective relationships and open communication, both inside and outside the boardroom, between non-executive directors and the executive directors; (ix) monitoring effective implementation of board of directors decisions; (x) ensuring clear structure for and the effective running of board committees together with and facilitated by our corporate secretary, maintaining effective communication with major shareholders so as to ensure that our board of directors develops an understanding of their views; (xi) in conjunction with our corporate secretary, taking the lead in providing a properly constructed induction program for new directors that is comprehensive, formal and tailored; (xii) ensuring that the performance of individuals and of our board of directors as a whole and its committees is evaluated at least once a year; and (xiii) establishing a close relationship of trust with the executive director, by providing support and advice while respecting executive responsibility.
Under the internal rules for our board of directors, the executive director’s responsibilities within our board of directors include: (i) day-to-day management of Wright comprising all decisions in the ordinary course of its business; and, within the strategic and financial objectives and boundaries as included in the strategy and business plans approved by our board of directors; (ii) strategic management of Wright, including developing strategy and business plans for Wright, including the financial projections and the budget, and proposing these plans to our board of directors and implementing them after approval of our board of directors; (iii) maintaining appropriate accounting, financial and other controls; (iv) establishing and maintaining internal procedures, which ensure that all major financial information is known to our entire board of directors, so that the timeliness, completeness and correctness of the external financial reporting are assured; (v) adopting company policies in respect of corporate conduct, including compliance with applicable laws and regulations; (vi) reviewing the process of the provision of appropriate financial and operational information to our board of directors, and to (public) authorities or other relevant bodies; (vii) preparing and monitoring implementation of succession plans regarding our management; (viii) evaluating the overall effectiveness of Wright; and (ix) such other matters as may be specifically delegated to the executive director by our board of directors.
We currently believe this leadership structure is in the best interests of Wright and our shareholders and strikes the appropriate balance between the President and Chief Executive Officer’s responsibility for the strategic direction, day-to day-leadership and performance of Wright and the Chairman’s responsibility to guide overall strategic direction of Wright and provide oversight of our corporate governance and guidance to our President and Chief Executive Officer and to set the agenda for and preside over board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. We believe that our company is well-served by this leadership structure.
Director Independence
Our ordinary shares are listed on The NASDAQ Global Select Market.  Under NASDAQ listing rules, independent directors must compose a majority of our board of directors.  In addition, NASDAQ listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating, corporate governance and compliance committee must be independent directors.  Audit committee members also must satisfy the enhanced independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act, and compensation committee members must satisfy the enhanced independence criteria set forth in Rule 10C-1 under the Exchange Act.  Under NASDAQ listing rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  To be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.  To be considered to be independent for purposes of Rule 10C-1, a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board of directors or any other board committee accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director.  Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including, among others, family relationships, our board of directors has determined that seven of our current eight directors, consisting of David D. Stevens, Gary D. Blackford, John L. Miclot, Kevin C. O’Boyle, Amy S. Paul, Richard F. Wallman and Elizabeth H. Weatherman are independent directors under NASDAQ listing rules and that each of the audit committee members and compensation committee members satisfy the additional enhanced independence criteria.  In making these determinations, our board of directors considered the current and prior relationships that each director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining independence, including the beneficial ownership of ordinary shares by each director.
Board Committees
Our board of directors has four standing board committees: audit committee, compensation committee, nominating, corporate governance and compliance committee, and strategic transactions committee. Each of these committees has the composition described in the table below and the responsibilities described in the sections below. Our board of directors has adopted a written charter for each committee of our board of directors. These charters are available on the Investor Relations-Corporate Information-Governance Documents & Charters section of our corporate website at www.wright.com. Our board of directors from time to time may establish other committees.

The following table summarizes the current membership of each of our four board committees.

Director	Audit	Compensation	Nominating, corporate governance and compliance	Strategic transactions
Robert J. Palmisano	—	—	—	—
Gary D. Blackford	√	—	√	—
John L. Miclot	—	Chair	—	—
Kevin C. O’Boyle	√	√	—	—
Amy S. Paul	—	—	Chair	—
David D. Stevens	—	—	√	√
Richard F. Wallman	Chair	—	—	√
Elizabeth H. Weatherman	—	√	√	Chair
Audit Committee
The audit committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. The primary responsibilities of the audit committee include:

•
assisting our board of directors in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements insofar as they relate to our financial statements and financial reporting obligations and any accounting, internal accounting controls or auditing matters, our independent auditor’s qualifications and independence, and the performance of our internal audit function and independent auditors;

•
appointing, compensating, retaining, and overseeing the work of any independent auditor engaged for the purpose of performing any audit, review, or attest services and dealing directly with any such auditing firm; provided, that such appointment will be subject to shareholder ratification or decision in the case of the auditor for our Dutch statutory annual accounts;

•	providing a medium for consideration of matters relating to any audit issues;

•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing and approving all related party transactions required to be disclosed under the U.S. federal securities laws.
The audit committee reviews and evaluates, at least annually, the performance of the audit committee and its members, including compliance of the committee with its charter.
The audit committee has the sole authority to select, retain, oversee, and terminate its own counsel, consultants, and advisors and approve the fees and other retention terms of such counsel, consultants, and advisors, as it deems appropriate.
The audit committee consists of Mr. Wallman (Chair), Mr. Blackford, and Mr. O’Boyle. We believe that the composition of the audit committee complies with the applicable rules of the SEC and the NASDAQ Stock Market. Our board of directors has determined that each of Mr. Wallman, Mr. Blackford, and Mr. O’Boyle is an “audit committee financial expert,” as defined in SEC rules, and satisfies the financial sophistication requirements of the NASDAQ Stock Market.
Compensation Committee
The primary responsibilities of our compensation committee, which are within the scope of the board of directors compensation policy adopted by the general meeting of our shareholders, include:

•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluating the performance of these officers in light of those goals and objectives, and setting compensation of these officers based on such evaluations;

•
making recommendations to our board of directors with respect to incentive compensation and equity-based plans that are subject to board and shareholder approval, administering or overseeing all of our incentive compensation and equity-based plans, and discharging any responsibilities imposed on the committee by any of these plans;

•
reviewing and recommending to our board of directors any severance or similar termination payments proposed to be made to our Chief Executive Officer and reviewing and approving any severance or similar termination payments proposed to be made to any other executive officer;

•
reviewing and discussing with our Chief Executive Officer and reporting periodically to our board of directors plans for development and corporate succession plans for our executive officers and other key employees, which include transitional leadership in the event of an unplanned vacancy;

•
reviewing and discussing with management the “Compensation Discussion and Analysis” section of this proxy statement and based on such discussions, recommending to our board of directors whether the “Compensation Discussion and Analysis” section should be included in this proxy statement; and

•
approving, or recommending to our board of directors for approval, the compensation programs, and the payouts for all programs, applying to our non-executive directors, including reviewing the competitiveness of our non-executive director compensation programs and reviewing the terms to make sure they are consistent with our board of directors compensation policy adopted by the general meeting of our shareholders.

The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the committee with its charter.
The compensation committee has the sole authority to select, retain, oversee, and terminate its own counsel, consultants, and advisors and approve the fees and other retention terms of such counsel, consultants, and advisors, as it deems appropriate. Before selecting any such counsel, consultant or advisor, the compensation committee reviews and considers the independence of such counsel, consultant or advisor, including any other services the counsel, consultant or other advisor is providing to our company and management.
The compensation committee consists of Mr. Miclot (Chair), Mr. O’Boyle, and Ms. Weatherman. Sean D. Carney, a former director, served as Chair and a member of the compensation committee during 2016. We believe that the composition of our compensation committee complies with the applicable rules of the SEC and the NASDAQ Stock Market. None of our executive officers has served as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our board of directors.
Nominating, Corporate Governance and Compliance Committee
The primary responsibilities of our nominating, corporate governance and compliance committee include:

•	reviewing and making recommendations to our board of directors regarding the size and composition of our board of directors;

•	identifying, reviewing, and recommending nominees for election as directors;

•	making recommendations to our board of directors regarding corporate governance matters and practices, including any revisions to our internal rules for our board of directors; and

•
overseeing our compliance efforts with respect to our legal, regulatory, and quality systems requirements and ethical programs, including our code of business conduct, other than with respect to matters relating to our financial statements and financial reporting obligations and any accounting, internal accounting controls or auditing matters, which are within the purview of the audit committee.

The nominating, corporate governance and compliance committee reviews and evaluates, at least annually, the performance of the nominating, corporate governance and compliance committee and its members, including compliance of the committee with its charter.
The nominating, corporate governance and compliance committee has the sole authority to select, retain, oversee, and terminate its own counsel, consultants, and advisors and approve the fees and other retention terms of such counsel, consultants, and advisors, as it deems appropriate.

The nominating, corporate governance and compliance committee consists of Ms. Paul (Chair), Mr. Blackford, Mr. Stevens, and Ms. Weatherman. Sean D. Carney, a former director, served as a member of the nominating, corporate governance and compliance committee during 2016. We believe that the composition of our nominating, corporate governance and compliance committee complies under the applicable rules of the NASDAQ Stock Market.
Strategic Transactions Committee
The primary responsibilities of our strategic transactions committee include:

•
reviewing and evaluating potential opportunities for strategic business combinations, acquisitions, mergers, dispositions, divestitures, investments, and similar strategic transactions involving our company or any one or more of our subsidiaries outside the ordinary course of our business that may arise from time to time;

•
approving on behalf of our board of directors any strategic transaction that may arise from time to time and is deemed appropriate by the strategic transactions committee and involves total cash consideration of less than $5.0 million; provided, however, that the strategic transactions committee is not authorized to approve any strategic transaction involving the issuance of capital stock or in which any director, officer, or affiliate of our company has a material interest;

•
making recommendations to our board of directors concerning approval of any strategic transactions that may arise from time to time and are deemed appropriate by the strategic transactions committee and are beyond the authority of the strategic transactions committee to approve;

•	reviewing integration efforts with respect to completed strategic transactions from time to time and making recommendations to management and our board of directors, as appropriate;

•
assisting management in developing, implementing, and adhering to a strategic plan and direction for its activities with respect to strategic transactions and making recommendations to management and our board of directors, as appropriate;

•	reviewing and approving the settlement or compromise of any material litigation or claim against us; and

•
reviewing and evaluating potential opportunities for restructuring our business in response to completed strategic transactions or otherwise in an effort to realize anticipated cost and expense savings for, and other benefits, to our company and making recommendations to management and our board of directors, as appropriate.

The strategic transactions committee reviews and evaluates periodically the performance of the committee and its members, including compliance of the committee with its charter.
The strategic transactions committee has the sole authority to select, retain, oversee, and terminate its own counsel, consultants, and advisors and approve the fees and other retention terms of such counsel, consultants, and advisors, as it deems appropriate.
The strategic transactions committee consists of Ms. Weatherman (Chair), Mr. Stevens, and Mr. Wallman.
Attendance at Board and Committee Meetings and Annual General Meetings of Shareholders
The following table sets forth the number of meetings held by our board of directors and each of our four board committees during the fiscal year ended December 25, 2016.

Board	Audit	Compensation	Nominating, corporate governance and compliance	Strategic transactions
4	9	8	4	3
During the last fiscal year, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of the board on which the director served.

Attendance at Annual General Meetings of Shareholders
Our formal policy regarding attendance by members of our board of directors at annual general meetings of shareholders is that due to the location of our annual general meeting of shareholders in the Netherlands, the residence of our directors in the United States and the fact that regular board meetings do not take place at or around the time of the annual general meetings of shareholders, directors are not required to attend annual general meetings of shareholders. None of our directors attended our most recent annual general meeting of shareholders held on June 28, 2016.
Risk Oversight
Risk is inherent with every business. We face a number of risks, including regulatory, compliance, legal, competitive, financial (accounting, credit, interest rate, liquidity and tax), operational, political, strategic and reputational risks. Our management is responsible for the day-to-day management of risks faced by us, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors ensures that the risk management processes designed and implemented by management are adequate and functioning as designed. Our board of directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to us. Our President and Chief Executive Officer, who is also a board member, regularly discusses with the board the strategies and risks facing our company.
The board’s standing committees oversee risks associated with their respective principal areas of focus. The audit committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, on our processes for the management of business and financial risk, and for compliance with significant applicable legal, ethical and regulatory requirements as they relate to our financial statements and financial reporting obligations. The audit committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our company. The compensation committee is responsible for overseeing risks and exposures associated with our compensation programs and arrangements, including our executive and director compensation programs and arrangements, and management succession planning. The nominating, corporate governance and compliance committee oversees risks relating to our compliance efforts with respect to legal and regulatory requirements and relevant company policies and procedures, including our code of business conduct, code of conduct on insider trading and confidentiality and other aspects of our corporate compliance program and risks related to our corporate governance matters and policies and director succession planning. The strategic transactions committee oversees risks related to strategic transactions that we may undertake.
Consideration of Director Nominees
Our board of directors has delegated to the nominating, corporate governance and compliance committee the responsibility, among other things, to review and make recommendations to our board of directors regarding the size and composition of our board of directors and identify, review and recommend nominees for appointment as directors. The policy of the nominating, corporate governance and compliance committee with respect to nominees for appointment as directors submitted or recommended by our shareholders is to consider properly submitted recommendations for candidates to our board of directors from our shareholders. In evaluating such recommendations, the nominating, corporate governance and compliance committee seeks to achieve a balance of experience, knowledge, integrity and capability on our board of directors and to address the membership criteria described below. Any shareholder recommendations for consideration by the nominating, corporate governance and compliance committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and Wright within the last three years, at least three personal references, a statement of recommendation of the candidate from the shareholder, a description of our ordinary shares beneficially owned by the shareholder, a description of all arrangements between the candidate and the recommending shareholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on our board of directors and a written indication to provide such other information as the nominating, corporate governance and compliance committee may reasonably request. There are no differences in the manner in which the nominating, corporate governance and compliance committee evaluates nominees for director based on whether the nominee is recommended by a shareholder or otherwise.

Shareholder recommendations to our board of directors should be sent to:
James A. Lightman
Senior Vice President, General Counsel and Secretary
Wright Medical Group N.V.
Prins Bernhardplein 200
1097 JB Amsterdam
The Netherlands
The nominating, corporate governance and compliance committee will evaluate and recommend candidates for membership on our board of directors consistent with criteria established by the committee. The nominating, corporate governance and compliance committee has not formally established any specific, minimum qualifications that must be met by each candidate for our board of directors or specific qualities or skills that are necessary for one or more of the members of our board of directors to possess. However, the nominating, corporate governance and compliance committee, when considering a potential candidate, will factor into its determination the following qualities of a candidate: (i) high personal and professional ethics, values and integrity; (ii) the education, skill and experience that our board of directors deems relevant and useful, including whether such attributes or background would contribute to the diversity of our board of directors as a whole; (iii) the ability and willingness to serve on any committees of our board of directors; and (iv) the ability and willingness to commit adequate time to the proper functioning of our board of directors and its committees.
While we do not have a stand-alone diversity policy, the nominating, corporate governance and compliance committee and our board of directors believe that the above‑mentioned attributes provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution. The nominating, corporate governance and compliance committee seeks nominees with a broad diversity of experience, expertise and backgrounds. The nominating, corporate governance and compliance committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.
Compensation Committee Interlocks and Insider Participation
Sean D. Carney, a former director, John L. Miclot, and Elizabeth H. Weatherman served as members of the compensation committee of our board of directors during 2016. No member of the compensation committee is or was an officer or employee of ours or any of our subsidiaries while serving on the compensation committee. In addition, no executive officer of ours served during 2016 as a director or a member of the compensation committee of any entity that had an executive officer serving as our director or a member of the compensation committee.
Stock Ownership Guidelines
We have established stock ownership guidelines that are intended to further align the interests of our directors and executive officers with those of our shareholders. The stock ownership guideline for our non-executive directors is that number of ordinary shares with a value equal to five times the amount of the annual cash retainer paid to directors in consideration for their service as members of our board of directors. Stock ownership targets for our executive officers have been set at that number of our ordinary shares with a value equal to a multiple of the executive’s annual base salary, with the multiple equal to four times for our President and Chief Executive Officer and one and a half to two times for our other executive officers. Each director and executive officer has five years from the date of appointment or hire or, if the ownership multiple has increased during his or her tenure, five years from the date established in connection with such increase to reach his or her stock ownership targets. Until the applicable stock ownership target is achieved, each director and executive officer subject to the guidelines is required to retain an amount equal to 75% of the net shares received as a result of the exercise of stock options or the vesting of restricted stock unit awards. Most of our directors and executives currently meet their respective individual stock ownership guideline.
Code of Business Conduct
We have adopted a code of business conduct, which applies to all of our directors, officers, and employees. The code of business conduct is available on the Investor Relations-Corporate Information-Governance Documents & Charters

section of our corporate website at www.wright.com. Any person may request a copy free of charge by writing to James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands. We intend to disclose on our corporate website any amendment to, or waiver from, a provision of our code of business conduct that applies to directors and executive officers and that is required to be disclosed pursuant to the rules of the SEC and the NASDAQ Stock Market.
Code of Conduct on Insider Trading and Confidentiality
We have adopted a code of conduct on insider trading and confidentiality, which applies to all of our directors, officers and employees. The code of conduct on insider trading and confidentiality, among other things, subjects our directors, officers and employees to four quarterly blackout periods during which they may not effect transactions in Wright securities except under certain limited circumstances and prohibits our directors, officers and employees from engaging in hedging transactions, such as short sales, transactions in publicly traded options, such as puts, calls and other derivatives, and pledging ordinary shares.
Shareholder Communications with the Board of Directors
We have not adopted a formal process for shareholder communications with our board of directors. Nevertheless, every effort has been made to ensure that the views of our shareholders are heard by our board of directors or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to our board of directors has been excellent and, to date, we have not considered it necessary to adopt a formal process. Nevertheless, our board of directors will continue to monitor whether it would be appropriate to adopt a formal process for shareholder communications with our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
__________________
Introduction
Below under “-Description of Related Party Transactions” is a description of transactions that have occurred since the beginning of our last fiscal year, or any currently proposed transactions, to which we were or are a participant and in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
a related person (including any director, director nominee, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family) had or will have a direct or indirect material interest.

These transactions are referred to as “related party transactions.”
Procedures Regarding Approval of Related Party Transactions
As provided in our audit committee charter, all related party transactions are to be reviewed and pre-approved by the audit committee. In determining whether to approve a related party transaction, the audit committee generally will evaluate the transaction in terms of (i) the benefits to our company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The audit committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of the audit committee, that member will not participate in the audit committee’s deliberations.
Description of Related Party Transactions
We were party to a securityholders’ agreement with TMG Holdings Coöperatief U.A. under which TMG had the right to designate three directors to be nominated to our board of directors for so long as TMG beneficially owned at least 25% of our outstanding ordinary shares, two directors for so long as TMG beneficially owned at least 10% but less than 25% of our outstanding ordinary shares and one director for so long as TMG beneficially owned at least 5% but less than 10% of our outstanding ordinary shares. We agreed to use our reasonable best efforts to cause the TMG designees to be elected as directors. Sean D. Carney, a former director, and Elizabeth H. Weatherman served as designees of TMG until May 2016. The securityholders’ agreement terminated by its terms in May 2016 upon the sale by TMG of its entire ownership interest in our company.
We also were a party to a registration rights agreement with TMG which also terminated by its terms in May 2016. Pursuant to the registration rights agreement, we agreed to (i) use our reasonable best efforts to effect up to three registered offerings of at least $10 million each upon a demand of TMG or its affiliates, (ii) use our reasonable best efforts to become eligible for use of Form S-3 for registration statements and once we become eligible TMG or its affiliates shall have the right to demand an unlimited number of registrations of at least $10 million each on Form S-3 and (iii) maintain the effectiveness of each such registration statement for a period of 120 days or until the distribution of the registrable securities pursuant to the registration statement is complete. We also had granted certain incidental or “piggyback” registration rights with respect to the registrable shares, subject to certain limitations and restrictions, including volume and marketing restrictions imposed by the underwriters of the offering with respect to which the rights are exercised. Under the registration rights agreement, we agreed to bear the expenses, including the fees and disbursements of one legal counsel for the holders, in connection with the registration of the registrable securities, except for any underwriting commissions relating to the sale of the registrable securities.

STOCK OWNERSHIP
__________________
Security Ownership of Certain Beneficial Owners
The table below sets forth certain information concerning the beneficial ownership of our ordinary shares as of May 1, 2017, by each person known by us to beneficially own more than 5% of our ordinary shares. The calculations in the table below assume that there are [104,255,579] ordinary shares outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, we have included ordinary shares that the person has the right to acquire within 60 days. The ordinary shares that a shareholder has the right to acquire within 60 days, however, are not included in the computation of the percentage ownership of any other person.

Class of		Ordinary shares beneficially owned
securities	Name and address of beneficial owner	Number	Percent
Ordinary shares	FMR LLC(1)	15,494,818	14.9%
Ordinary shares	T. Rowe Price Associates, Inc. (2)	12,287,578	11.8%
Ordinary shares	The Vanguard Group, Inc. (3)	7,745,958	7.4%
Ordinary shares	OrbiMed Advisors LLC (4)	7,584,334	7.3%
Ordinary shares	Invesco Ltd.(5)	7,147,734	6.9%
Ordinary shares	BlackRock, Inc. (6)	6,629,691	6.4%
____________________

*	Represents beneficial ownership of less than 1% of our outstanding ordinary shares.

(1)
Based solely on information contained in a Schedule 13G/A of FMR LLC, an investment advisor, filed with the SEC on February 14, 2017, reflecting beneficial ownership as of December 31, 2016, with sole investment discretion with respect to all such shares and sole voting authority with respect to 1,430,114 shares. Abigail P. Johnson is a Director, the Vice Chairman, Chief Executive Officer and President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by Fidelity Management & Research Company (FMR Co), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(2)
Based solely on information contained in a Schedule 13G/A of T. Rowe Price Associates, Inc., an investment advisor, filed with the SEC on February 7, 2017, reflecting beneficial ownership as of December 31, 2016, with sole investment discretion with respect to all such shares, and sole voting authority with respect to 1,669,333 shares. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(3)
Based solely on information contained in a Schedule 13G/A of The Vanguard Group, Inc., an investment adviser, filed with the SEC on February 10, 2017, reflecting beneficial ownership as of December 31, 2016, with sole investment discretion with respect to 7,614,853 shares, sole voting authority with respect to 122,465 shares, shared investment discretion with respect to 131,105 shares and shared voting authority with respect to 13,275 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)
Based solely on a Schedule 13G/A filed on February 13, 2017 by OrbiMed Advisors LLC, OrbiMed Capital LLC, and Samuel D. Isaly, reflecting beneficial ownership as of December 31, 2016. The beneficial ownership reflected in the table includes 2,456,550 ordinary shares beneficially owned by OrbiMed Advisors LLC with shared voting and investment discretion; 5,127,784 ordinary shares beneficially owned by OrbiMed Capital LLC with shared voting and investment discretion, and 7,584,334 ordinary shares beneficially owned by Samuel D. Isaly with shared voting and investment discretion. The address of their principal business office is 601 Lexington Avenue, 54th Floor, New York, New York 10022

(5)
Based solely on information contained in a Schedule 13G/A of Invesco Ltd., a parent holding company, filed with the SEC on February 8, 2017, reflecting beneficial ownership as of December 31, 2016, with sole investment discretion with respect to all such shares and sole voting authority with respect to 6,655,361 shares. The address of Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.

(6)
Based solely on information contained in a Schedule 13G of BlackRock, Inc., a parent holding company, filed with the SEC on January 30, 2017, reflecting beneficial ownership as of December 31, 2016, with sole investment discretion with respect to all such shares, and sole voting authority with respect to 6,409,512 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

Security Ownership of Management
The table below sets forth certain information concerning the beneficial ownership of our ordinary shares as of May 1, 2017, by each of our directors and named executive officers and all of our current directors and executive officers as a group.
The calculations in the table below assume that there are [104,255,579] ordinary shares outstanding. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, we have included ordinary shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right, the conversion of any other security, and the issuance of ordinary shares upon the vesting of RSU awards. The ordinary shares that a shareholder has the right to acquire within 60 days, however, are not included in the computation of the percentage ownership of any other person.

Class of		Ordinary shares beneficially owned(1)
securities	Name and address of beneficial owner	Number	Percent
Ordinary shares	Robert J. Palmisano	1,738,644	1.6%
Ordinary shares	Lance A. Berry	237,426	*
Ordinary shares	Kevin D. Cordell	83,814	*
Ordinary shares	Peter S. Cooke	120,830	*
Ordinary shares	Robert P. Burrows	115,881	*
Ordinary shares	David D. Stevens	127,730	*
Ordinary shares	Gary D. Blackford	126,382	*
Ordinary shares	John L. Miclot	109,456	*
Ordinary shares	Kevin C. O’Boyle	96,288	*
Ordinary shares	Amy S. Paul	116,074	*
Ordinary shares	Richard F. Wallman	88,861	*
Ordinary shares	Elizabeth H. Weatherman	13,521	*
Ordinary shares	All directors and executive officers as a group (20 persons)	3,759,276	3.5%
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*	Represents beneficial ownership of less than 1% of our outstanding ordinary shares.

(1)
Includes for the persons listed below the following ordinary shares subject to options held by that person that are currently exercisable or become exercisable within 60 days of May 1, 2017 and ordinary shares issuable upon the vesting of RSU awards within 60 days of May 1, 2017:

Name	Options	RSU awards
Robert J. Palmisano	1,419,276	95,998
Lance A. Berry	158,317	15,441
Kevin D. Cordell	62,583	10,891
Peter S. Cooke	99,842	8,135

Name	Options	RSU awards
Robert P. Burrows	76,347	10,665
David D. Stevens	57,054	—
Gary D. Blackford	67,361	—
John L. Miclot	77,672	—
Kevin C. O’Boyle	83,329	—
Amy S. Paul	82,826	—
Richard F. Wallman	33,329	—
Elizabeth H. Weatherman	7,800	947
All directors and executive officers as a group (20 persons)	2,812,247	192,798
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers, and all persons who beneficially own more than 10% of our outstanding ordinary shares to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares. Directors, executive officers, and greater than 10% beneficial owners also are required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based on review of the copies of such reports and amendments to such reports furnished to us with respect to the year ended December 25, 2016, and based on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, and beneficial owners of greater than 10% of our ordinary shares were filed on a timely basis during the year ended December 25, 2016.

DIRECTOR COMPENSATION
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Overview
Under the terms of our board of directors compensation policy, which was approved by the general meeting of our shareholders on August 26, 2010 and was amended on October 28, 2010, the compensation packages for our non-executive directors are determined by our non-executive directors, based upon a recommendation by the compensation committee. Such compensation is determined by our non-executive directors pursuant to the terms of our articles of association, which provide that if all directors have a conflict of interest in the matter to be acted upon, the matter shall be approved by our non-executive directors. In determining non-executive director compensation, we target compensation in the market median range of our peer companies; although, we may deviate from the median if we determine necessary or appropriate on a case-by-case basis.
Under the terms of our non-executive director compensation program, compensation for our non-executive directors is comprised of both cash compensation and equity-based compensation. Cash compensation is in the form of annual or other retainers for non-executive directors, chairman, committee chairs, and committee members. Equity-based compensation is in the form of initial and annual stock option and RSU awards. Each of these components is described in more detail below. We do not provide perquisites and other personal benefits to our non-executive directors.
Recent Changes
The compensation committee engaged Mercer to review our non-executive director compensation program. In so doing, Mercer analyzed the outside director compensation levels and practices of our peer companies. Although Mercer used the same peer group as was approved by the compensation committee and used to gather compensation information for our executive officers for 2016, it was updated to reflect certain changes due to acquisitions and other peer group changes. Based on Mercer’s recommendations, the compensation committee recommended and our board of directors approved in October 2016 certain changes to our non-executive director compensation program, effective January 1, 2016. These changes include a $15,000 increase in our annual non-executive director retainer, a $25,000 increase in the premium for our chairman, a $5,000 increase in the premium for the chair of our audit committee, a $3,000 increase in the premium for the chair of our compensation committee, and a $35,000 increase in the annual equity-based compensation award. Our non-executive director compensation program is consistent with our shareholder-approved board of directors compensation policy.
Cash Compensation
The table below sets forth the annual cash retainers paid to each non-executive director and the additional annual cash retainers paid to the chairman and each board committee chair and board committee member during 2016 and that will be paid effective as of January 1, 2017:

	Annual cash retainer ($)
Description	2016	Effective 01/01/2017
Non-executive director	45,000	60,000
Chairman premium	50,000	75,000
Audit committee chair premium	15,000	20,000
Compensation committee chair premium	10,000	13,000
Nominating, corporate governance and compliance committee chair premium	10,000	10,000
Strategic transactions committee chair premium	10,000	10,000
Audit committee member (including chair)	15,000	15,000
Compensation committee member (including chair)	7,000	7,000
Nominating, corporate governance and compliance committee member (including chair)	7,000	7,000
Strategic transactions committee member (including chair)	5,000	5,000
The annual cash retainers are paid on a quarterly basis in arrears within 30 days of the end of each calendar quarter. For example, the retainers for the first calendar quarter covering the period from January 1 through March 31 are paid within 30 days of March 31. In addition, each non-executive director receives a cash travel stipend of $2,000 for each board meeting attended in person that takes place in the Netherlands or other location outside the United States.
Equity-Based Compensation
The equity-based compensation component of our non-executive director compensation consists of initial stock option and RSUs awards to new non-executive directors upon their first appointment or election to our board of directors and annual stock option and RSU awards to all non-executive directors on the same date that annual performance recognition grants of equity awards are made to our employees.
Non-executive directors, upon their initial election to our board of directors and on an annual basis thereafter effective as of the same date that annual performance recognition grants of equity awards are made to our employees, receive a certain dollar amount equal to $160,000 during 2016 and $195,000 during 2017, one-half of which is paid in stock options and the remaining one-half of which is paid in RSU awards. The number of ordinary shares underlying the stock options and RSU awards is determined based on the 10‑trading day average closing sale price of an ordinary share, as reported by the NASDAQ Global Select Market, and as determined prior to the date of anticipated corporate approval of the award. The stock options have a term of 10 years and a per share exercise price equal to 100% of the fair market value of an ordinary share on the grant date. The stock options vest over a two-year period, with one-half of the underlying shares vesting on each of the one-year and two-year anniversaries of the grant date, in each case so long as the director is still a director as of such date. The RSU awards vest in full on the one-year anniversary of the grant date so long as the director is still a director as of such date.
Election to Receive Equity-Based Compensation in Lieu of Cash Compensation
Our non-executive director compensation policy allows our non-executive directors to elect to receive an RSU award in lieu of 100% of their annual cash retainers payable for services to be rendered as a non-executive director, chairman and chair or member of any board committee. Each non-executive director who elects to receive an RSU award in lieu of such director’s annual cash retainers is granted an RSU award under our stock incentive plan for that number of ordinary shares as determined by dividing the aggregate dollar amount of all annual cash retainers anticipated to payable to such director for the period commencing on July 1 of each year to June 30 of the following year by the 10-trading day average closing sale price of our ordinary shares as reported by the NASDAQ Global Select Market and as determined prior to the date of anticipated corporate approval of the award. These RSU awards are typically granted effective as of the same date that other director equity grants are made and annual performance recognition grants of equity awards are made to our employees. These RSU awards vested in four equal installments on the following September 30th, December 31st, March 31st and June 30th.
If a non-executive director who elected to receive an RSU award in lieu of such director’s annual cash retainers is no longer a director before such director’s interest in all of the ordinary shares underlying RSU award have vested and become issuable, then such director will forfeit his or her rights to receive all of the shares underling such RSU award that have not vested and been issued as of the date such director’s status as a director so terminates. In such case, the non-executive director will receive in cash a pro rata portion of his or her annual cash retainers for the quarter in which the director’s status as a director terminates.
If a non-executive director who elected to receive an RSU award in lieu of such director’s annual cash retainers becomes entitled to receive an increased or additional annual cash retainer during the period from July 1 to June 30 of the next year, such director will receive such increased or additional annual cash retainer in cash until July 1 of the next year when the director may elect (on or prior to June 15 of the next year) to receive an RSU award in lieu of such director’s annual cash retainers.
If a non-executive director who elected to receive an RSU award in lieu of such director’s annual cash retainers experiences a change in the director’s membership on one or more board committees or chair positions prior to June 30 of the next year such that the director becomes entitled to receive annual cash retainers for the period from July 1 to June 30 of the next year aggregating an amount less than the aggregate amount used to calculate the director’s most recent RSU award received, the director will forfeit as of the effective date of such board committee or chair change his or her rights to receive a pro rata portion of the shares underlying such RSU award reflecting the decrease in the director’s aggregate annual cash retainers and the date on which such decrease occurred. In addition, the vesting of the RSU award will be revised appropriately to reflect any such change in the number of shares underlying the RSU award and the date on which such change occurred.

Summary of Cash and Other Director Compensation
The table below summarizes the compensation received by each individual who served as a non-executive director of our company during the year ended December 25, 2016. While Mr. Palmisano did not receive additional compensation for his service as executive director, a portion of his compensation was allocated to his service as executive director. For more information regarding the allocation of Mr. Palmisano’s compensation, please refer to note (1) to the Summary Compensation Table under “-Executive Compensation Tables and Narratives-Summary Compensation.”
DIRECTOR COMPENSATION- 2016

Name	Fees earned or paid in cash(1) ($)	Stock awards(2)(3) ($)	Option awards(4)(5) ($)	All other compensation(6)(7) ($)	Total ($)
Gary D. Blackford	60,000	86,957	87,012	8,000	241,969
Sean D. Carney	69,000	127,455	87,012	6,000	289,467
John L. Miclot	52,000	86,957	87,012	8,000	233,969
Kevin C. O’Boyle	60,000	86,957	87,012	6,000	239,969
Amy S. Paul	62,000	86,957	87,012	6,000	241,969
David D. Stevens	106,368	86,957	87,012	8,000	288,337
Richard F. Wallman	79,368	86,957	87,012	8,000	261,337
Elizabeth H. Weatherman	72,104	131,341	87,012	8,000	298,457
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(1)
Unless a director otherwise elects to convert all of his or her annual retainers into RSU awards, annual retainers are paid in cash on a quarterly basis in arrears within 30 days of the end of each calendar quarter. Two of our non-executive directors elected to convert all of their annual retainers covering the period of service from July 1, 2015 to June 30, 2016 and from July 1, 2016 to June 30, 2017 into RSU awards under our stock incentive plan. Accordingly, these two non-executive directors were granted RSU awards on October 13, 2015 and July 19, 2016 for that number of ordinary shares as determined based on the following formula: (a) the aggregate dollar amount of all annual cash retainers that otherwise would have been payable to the non-executive director for services to be rendered as a non-executive director, chairman and chair or member of any board committee (based on such director’s board committee memberships and chair positions as of the grant date), divided by (b) the 10-trading day average closing sale price of an ordinary share, as reported by the NASDAQ Global Select Market, and as determined prior to the date of anticipated corporate approval of the award. Such RSU awards vest and the underlying shares become issuable in four as nearly equal as possible quarterly installments, on September 30, December 31, March 31 and June 30, in each case so long as the non-executive director is a director of our company as of such date.

The table below sets forth for each non-executive director that elected to convert his or her annual retainers into RSU awards: (a) the number of RSU awards granted to each non-executive director on July 19, 2016; (b) the total amount of annual retainers converted by such director into RSU awards; (c) of such total amount of annual retainers converted into RSU awards, the amount attributed to the director’s service during 2016, which amount is included in the “Fees earned or paid in cash” column for each director; (d) the grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718; and (e) the incremental grant date fair value for the stock awards above and beyond the amount of annual retainers for 2016 service converted into RSU awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

Name	Total amount of retainers converted into RSU awards ($)	Number of RSU awards (#)	Amount of retainer converted into RSU awards attributable to 2016 service ($)	Grant date fair value of RSU awards ($)	Incremental grant date fair value of RSU awards received during 2016 ($)
Mr. Carney	69,000	3,531	34,500	74,998	40,498
Ms. Weatherman	72,104	3,787	36,052	80,436	44,384
The table below sets forth: (a) the number of RSU awards granted to each non-executive director on October 13, 2015; (b) the total amount of annual retainers converted by such director into RSU awards; (c) of such total amount of annual retainers converted into RSU awards, the amount attributed to the director’s service during 2015, which amount is included in the “Fees earned or paid in cash” column for each director; (d) the grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718; and (e) the incremental grant date fair value for the stock awards above and beyond the amount of annual retainers for 2015 service converted into RSU awards computed in accordance with FASB ASC Topic 718.

Name	Total amount of retainers converted into RSU awards ($)	Number of RSU awards (#)	Amount of retainer converted into RSU awards attributable to 2015 service ($)	Grant date fair value of RSU awards ($)	Incremental grant date fair value of RSU awards received during 2015 ($)
Mr. Carney	81,750	3,891	40,875	80,232	39,357
Ms. Weatherman	55,500	2,642	27,750	54,478	26,728

(2)
On July 19, 2016, each non-executive director received an RSU award for 4,094 ordinary shares granted under our stock incentive plan. The RSU award vests and the underlying shares become issuable on the one-year anniversary of the grant date, July 19, 2017, so long as the non-executive director is a director of our company as of such date. In addition, as described above in note (1), two non-executive directors elected to convert their annual retainers covering the period of service from July 1, 2016 to June 30, 2017 into RSU awards under our stock incentive plan. The amount reported in the “Stock awards” column represents the aggregate grant date fair value for the July 19, 2016 RSU awards granted to each director in 2016 and for those directors who elected to convert their annual retainers covering the period of service from July 1, 2016 to June 30, 2017, the incremental grant date fair value for the additional July 19, 2016 RSU awards granted to such director in 2016 above and beyond the amount of annual retainers for 2016 service converted into stock awards, in each case as computed in accordance with FASB ASC Topic 718. The grant date fair value for RSU awards is determined based on the closing sale price of our ordinary shares on the grant date.

(3)
As of December 25, 2016, each non-executive director held the following number of unvested stock awards (all of which are in the form of RSU awards): Mr. Blackford (4,094); Mr. Carney (6,743); Mr. Miclot (4,094); Mr. O’Boyle (4,094); Ms. Paul (4,094); Mr. Stevens (4,094); Mr. Wallman (4,094); and Ms. Weatherman (6,935).

(4)
On July 19, 2016, each non-executive director received a stock option to purchase 11,765 ordinary shares at an exercise price of $21.24 per share granted under our stock incentive plan. Such option expires on July 19, 2026 and vests with respect to one-half of the underlying ordinary shares on each of the following dates, so long as the individual remains a director of our company as of such date: July 19, 2017 and July 19, 2018. Amounts reported in the “Option awards” column represent the aggregate grant date fair value for option awards granted to each non-executive director in 2016 computed in accordance with FASB ASC Topic 718. The grant date fair value is determined based on our Black-Scholes option pricing model. The grant date value per share for the option granted on July 19, 2016 was $7.40 and was determined using the following specific assumptions: risk free interest rate: 1.125%; expected life: 6.08 years; expected volatility: 34.0%; and expected dividend yield: 0.

(5)	The table below provides information regarding the aggregate number of options to purchase ordinary shares outstanding at December 25, 2016 and held by each of our non-executive directors:

Name	Aggregate number of shares underlying options	Exercisable/ unexercisable	Range of exercise price(s) ($)	Range of expiration date(s)
Mr. Blackford	84,635	67,361/17,274	15.01-29.06	05/14/2018-07/19/2026
Mr. Carney	25,074	7,800/17,274	20.62-25.20	05/12/2021-07/19/2026
Mr. Miclot	115,564	98,290/17,274	15.01-29.06	03/30/2017-07/19/2026
Mr. O’Boyle	100,603	83,329/17,274	18.04-25.20	06/03/2020-07/19/2026
Ms. Paul	100,100	82,826/17,274	15.01-29.06	05/14/2018-07/19/2026
Mr. Stevens	87,214	69,940/17,274	15.01-29.06	05/17/2017-07/19/2026
Mr. Wallman	84,978	67,704/17,274	16.98-25.20	12/08/2018-07/19/2026
Ms. Weatherman	25,074	7,800/17,274	20.62-25.20	05/12/2021-07/19/2026

(6)	Represents travel stipends of $2,000 for each board meeting attended in person that takes place in the Netherlands or other location outside the United States.

(7)
We do not provide perquisites and other personal benefits to our non-executive directors. Any perquisites or personal benefits actually provided to any non-executive director were less than $10,000 in the aggregate.

EXECUTIVE COMPENSATION
__________________
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis (CD&A), we describe the key principles and approaches we use to determine elements of compensation paid to, awarded to and earned by the following executive officers, whose compensation is set forth in the Summary Compensation Table found under “-Executive Compensation Tables and Narratives-Summary Compensation Information”:

•	Robert J. Palmisano, who serves as our President and Chief Executive Officer;

•	Lance A. Berry, who serves as our Senior Vice President and Chief Financial Officer;

•	Kevin D. Cordell, who serves as our President, U.S.;

•	Peter S. Cooke, who serves as our President, International; and

•	Robert P. Burrows, who serves as our Senior Vice President, Supply Chain.
We refer to these executive officers as our “named executive officers” and our President and Chief Executive Officer as our “CEO” in this CD&A. This CD&A should be read in conjunction with the accompanying compensation tables, corresponding notes and narrative discussion, as they provide additional information and context to our compensation disclosures.
Executive Summary
We devoted significant time and resources during 2016 to integrating the operations of legacy Wright and legacy Tornier and aligning our executives with our combined company mission, vision and values. During 2016, we made significant and measurable progress towards key business and financial objectives:

•
We completed over 80% of our approximately 300 integration milestones, including the integration of our global sales forces and the co-location of three of our top five international markets and consolidation into one enterprise resource planning (ERP) system.

•	We enjoyed better-than-expected timing of anticipated revenue dis-synergies and cost synergies from the merger.

•	We materially improved our balance sheet, including our days on hand (DOH) inventory, instrument set utilization and days sales outstanding (DSO).

•	We sold our non-core European Large Joints business in October 2016.

•	We removed significant uncertainty with our agreement to settle a substantial portion of our metal-on-metal hip litigation claims in November 2016.

•	We grew our core net sales at above-market growth rates. Our total net sales from continuing operations were $690.4 million for 2016, representing annual growth of 70.3% over 2015.
One of our key executive compensation objectives is to link pay to performance by aligning the financial interests of our executives with those of our shareholders and by emphasizing pay for performance in our compensation programs. We strive to accomplish this objective primarily through our annual performance incentive plan (PIP), which compensates executives for achieving annual corporate and divisional financial and other goals. For 2016, we had four corporate performance measures. The table below sets forth the three corporate performance measures for 2016, in each case, from continuing operations and as adjusted for certain items, which resulted in a payout.

2016 corporate performance metric	Payout
Global extremities and biologics net sales	Between target and above target
Adjusted EBITDA	At maximum
Free cash flow	At maximum
Overall weighted corporate performance achievement rating	155.8%

For each corporate performance measure, except one, we achieved between target and maximum levels of performance, resulting in an overall weighted corporate performance achievement rating of 155.8% of target. The fourth corporate performance goal related to AUGMENT® Bone Graft, as to which there was no payout. For our divisional performance measures, we also achieved overall performance achievement weighted average ratings above target. These annual PIP payouts resulted in overall executive compensation levels that are above our target positioning, which align with our above-market sales growth and significant progress towards key business and financial objectives during 2016.
Shareholder Outreach Efforts and 2017 Changes to Our Executive Compensation
Looking forward to 2017, we intend to continue to align and focus our executives on key strategic priorities and financial objectives. In furtherance of this objective, we have spent considerable time reviewing our executive compensation program to ensure that it not only motivates our executives, but also aligns with shareholder interests and prevailing market practice.
As part of this review, we reached out and listened to shareholders. In fiscal 2016, we contacted our top 50 institutional shareholders, representing approximately 86% of our outstanding ordinary shares and attended over 300 meetings for investors and interested investors. For the individual investor meetings, our CEO, Chief Financial Officer and/or Chief Communications Officer attended. The agenda for these meetings requested feedback from investors and shareholders and generally included: (1) a review of our operations and results to date; (2) a summary of our strategic priorities and focus; and (3) a review of our compensation philosophy and its alignment with our strategic direction. The three most common themes noted from investors and shareholders include incorporating the use of performance-based equity awards, eliminating our single trigger change-in-control provision in our equity plan and holding an annual say-on-pay vote.
As a result of this review and based on feedback from investors and shareholders, we intend to implement the following new executive compensation practices during 2017:

Performance-Based Awards
We intend to change the mix of our executive long-term incentive awards to incorporate performance-based awards. We plan to move to a mix comprised of one-third performance-based awards, one-third time-based stock options and one-third time-based restricted stock unit awards. We anticipate that the performance-based awards will vest upon achievement of performance goals over a three-year performance period.

Double Trigger Vesting
We are submitting a new equity and incentive plan to a vote of our shareholders at our 2017 annual general meeting. This new plan incorporates several new features, one of which is a new double trigger change-in-control vesting provision.

Minimum Vesting Periods
Our new equity and incentive plan also incorporates minimum vesting provisions that will require all equity awards under the new plan to contain minimum vesting periods of at least one year for all participants and three years for time-based full value awards granted to employees.

Clawback Policy	We recently adopted a clawback policy that will authorize recovery of gains from incentive compensation, including equity awards, in the event of certain financial accounting restatements.
Annual Say-on-Pay Vote	We intend to provide our shareholders with a say-on-pay vote every year as opposed to our prior practice of every three years.

Compensation Highlights and Best Practices
Our compensation practices include many best pay practices that support our executive compensation objectives and principles, and benefit our shareholders.
What We Do:

Pay for Performance
We tie compensation directly to financial and other performance metrics. Our annual PIP pays out only if certain levels of performance are met. In 2017, we intend to grant performance-based awards, which will comprise of one-third of executives’ long-term incentive and be paid out only if certain levels of performance are met.

Bonus Caps	We cap our PIP bonuses and will cap our new performance-based awards at 200% of target.
Performance Measure Mix	We use a mix of performance measures within our PIP.
At-risk Pay	A significant portion of our executive compensation is “performance-based” or “at risk.”
Equity-based Pay	A significant portion of our executive compensation is “equity-based” and in the form of equity awards.
LTI Grant Guidelines	We have adopted and review annually long-term incentive guidelines for the grant of equity awards.
Long-term Vesting
Value received under equity awards is tied to three to four-year vesting and any value from stock options is contingent upon long-term stock price performance. Our performance-based awards will vest only if certain levels of performance are achieved over a three-year performance period.

Clawback Policy	Our PIP and stock incentive plan include “clawback” mechanisms to recoup incentive compensation if it is determined that executives engaged in certain conduct adverse to our interests.
Stock Ownership Guidelines	We maintain stock ownership guidelines for all our executives.
Independent Committee and Consultant	We have an independent compensation committee which is advised by an independent external compensation consultant.
What We Don't Do:

No Repricing	We do not allow repricing or exchange of any equity awards without shareholder approval.
No Excessive Perquisites	We do not provide excessive perquisites to our executives.
No Tax Gross-Ups	We do not provide tax “gross-up” payments to our executives, other than customary tax gross-up payments under our relocation policy and to our CEO under his employment agreement.
No Hedging or Pledging	We do not allow our employees to engage in hedging transactions, including short sales, transactions in publicly traded options, such as puts, calls and other derivatives, and pledging our securities.
No Dividends on Unvested Awards	We do not pay dividends on unvested equity awards.
Say-on-Pay Vote
We are required to provide our shareholders with an advisory non-binding vote on the compensation paid to our named executive officers, or say-on-pay vote. In addition, we are required every six years to ask our shareholders to indicate the frequency with which they believe a say-on-pay vote should occur. We last asked our shareholders to indicate their preferred frequency of a say-on-pay vote at our 2011 annual general meeting. At this meeting, our shareholders voted overwhelmingly for a frequency of every three years. Accordingly, we last submitted a say-on-pay proposal to our shareholders at our 2014 annual general meeting held on June 26, 2014. At this meeting, over 99% of the votes cast by our shareholders were in favor of our say-on-pay vote.

At the Annual General Meeting, our shareholders have the opportunity again to vote on a say-on-pay proposal. In addition, our shareholders have the opportunity again to provide an advisory vote on the frequency of our say-on-pay vote. Because of the change in our shareholder base since 2011 and the current preference of several shareholders as expressed to us during our shareholder outreach efforts, our board of directors, upon recommendation of the compensation committee, recommends a say-on-pay vote frequency of every year. See "Voting Proposal No. 9 - Advisory Approval of the Frequency of Future Advisory Votes on Executive Compensation." We have determined that a say-on-pay vote every year is the best approach for our company and shareholders for a number of reasons, including:

•	It is consistent with the preference of many of our shareholders.

•	It allows our shareholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement each year.

•	It is consistent with our review of core elements of our executive compensation program annually.

•	It is consistent with our efforts to engage in an ongoing dialogue with shareholders on executive compensation and corporate governance matters.
Compensation Objectives and Philosophies
Our executive compensation policies, plans and programs seek to enhance our financial performance, and thus shareholder value, by aligning the financial interests of our executives with those of our shareholders and by emphasizing pay-for-performance. Specifically, our executive compensation programs are designed to:

•	Reinforce our corporate mission, vision and values;

•	Attract and retain executives important to the success of our company;

•	Align the interests of our executives with the interests of our shareholders; and

•	Reward executives for the achievement of company performance objectives, the creation of shareholder value in the short- and long-term, and their contributions to the success of our company.
To achieve these objectives, the compensation committee makes executive compensation decisions based on the following philosophies:

•
Base salary and total compensation levels will generally be targeted to be within a reasonable range of the 67th percentile of a group of similarly-sized peer companies. However, the specific competitiveness of any individual executive’s salary and compensation will be determined considering factors like the executive’s experience, skills and capabilities, contributions as a member of the executive management team, contributions to our overall performance, and the sufficiency of total compensation potential to ensure the retention of an executive when considering the compensation potential that may be available elsewhere.

•
At least two-thirds of the CEO’s compensation and half of other executives’ compensation opportunity should be in the form of variable compensation that is tied to financial results and/or creation of shareholder value.

•
The portion of total compensation that is performance-based or at-risk should increase with an executive’s overall responsibilities, job level, and compensation. However, compensation programs should not encourage excessive risk-taking behavior among executives and should support our commitment to corporate compliance.

•	Primary emphasis should be placed on company performance as measured against goals approved by the compensation committee rather than on individual performance.

•	At least half of the CEO’s compensation and one-third of other executives’ compensation opportunity should be in the form of stock-based incentive awards.

Executive Compensation Components
The principal elements of our executive compensation program for 2016 were:

•	base salary;

•	short-term cash incentive compensation;

•	long-term equity-based incentive compensation, in the form of stock options and restricted stock unit (RSU) awards; and

•
other compensation arrangements, such as benefits made generally available to our other employees, limited and modest executive benefits and perquisites, and severance and change in control arrangements.

Except as otherwise described in this CD&A, the compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, the compensation committee’s philosophy is to make a greater percentage of an executive’s compensation performance-based, and therefore at risk, as the executive’s position changes and responsibility increases given the influence more senior level executives generally have on company performance. Thus, individuals with greater roles and responsibilities associated with achieving our objectives should bear a greater proportion of the risk that those goals are not achieved and should receive a greater proportion of the reward if objectives are met or surpassed. Accordingly, our objective is that at least two-thirds of the CEO’s compensation and one-half of other executives’ compensation opportunity be in the form of variable compensation that is tied to financial results or share price and that at least half of the CEO’s compensation and one-third of other executives’ compensation opportunity be in the form of stock-based incentive awards.
The overall mix of annual base salaries, target annual cash incentive awards and grant date fair value long-term incentive awards as a percent of target total direct compensation for our CEO and other named executive officers as a group for 2016 is provided below. The value of the long-term incentives represented is based on the grant date fair value of stock options and RSU awards granted during 2016. Actual long-term incentive value will be based on long-term stock price performance. All other compensation is excluded from the table below.
Base Salary
Overview. We provide a base salary for our named executive officers that, unlike some of the other elements of our executive compensation program, is not subject to company or individual performance risk. We recognize the need for most executives to receive at least a portion of their total compensation in the form of a guaranteed base salary that is paid in cash regularly throughout the year. Base salaries are established upon hiring an executive, and are subject to subsequent annual adjustments.

Setting Initial Salaries for New Executives. We initially fix base salaries for executives at a level we believe enables us to hire and retain them in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business objectives.
Annual Salary Increases. We review the base salaries of our named executive officers each year following the completion of our prior year individual performance reviews. If appropriate, we increase base salaries to recognize annual increases in the cost of living and superior individual performance and to ensure that our base salaries remain market competitive. In addition, with respect to Mr. Palmisano, we also take into consideration his employment agreement which provides that we review his base salary at least annually for any increase. We refer to annual base salary increases as a result of cost of living adjustments and individual performance as “merit increases.” In addition, we may make additional upward adjustments to an executive’s base salary to compensate the executive for assuming increased roles and responsibilities, to retain an executive at risk of recruitment by other companies, and/or to bring an executive’s base salary closer to our target market positioning of companies in our peer group. We refer to these base salary increases as “market adjustments.”
The 2016 base salary merit increases for our named executive officers ranged from zero to 4.0% over their respective 2015 base salaries. The only upward market adjustment made during 2016 was a 10.0% increase in Mr. Cordell’s base salary in connection with his promotion to President, U.S. in June 2016 to bring his base salary closer to our target market positioning of companies in our peer group. We believe the base salaries of all of our named executive officers are within a reasonable range of our targeted positioning among our peer group, other than Mr. Burrows whose 2016 base salary was above the range. Mr. Burrows was a consultant for legacy Wright prior to becoming a full-time employee and his base salary reflects a premium that was required to recruit him to a full-time position.
2016 Base Salaries. The table below sets forth the 2015 base salaries (which were effective October 1, 2015 with the completion of the Wright/Tornier merger) of our named executive officers, their 2016 base salaries effective April 1, 2016, and in the case of Mr. Cordell, effective June 10, 2016 with his promotion to President, U.S., and the percentage increase compared to their 2015 base salaries:

Name	2015 base salary ($)	2016 base salary ($)	2016 base salary % increase compared to 2015 base salary
Robert J. Palmisano	$886,200	$921,648	4.0%
Lance A. Berry	397,500	413,400	4.0%
Kevin D. Cordell (1)	397,500	454,740	14.4%
Peter S. Cooke	384,000	384,000	0.0%
Robert P. Burrows	503,500	518,605	3.0%
_________________
(1)    Mr. Cordell’s 2016 base salary reflects his 4% merit increase in February 2016 and his 10% market adjustment in connection with his promotion in June 2016.
2017 Base Salaries. In February 2017, we set the following base salaries for 2017 for our named executive officers effective April 1, 2017: Mr. Palmisano ($958,514), Mr. Berry ($450,000), Mr. Cordell ($470,656), Mr. Cooke ($397,440) and Mr. Burrows ($534,163). The 2017 base salaries represent merit increases of 3.0% to 4.0% over their respective 2016 base salaries. No upward market adjustments were made.
Short-Term Cash Incentive Compensation
Our short-term cash incentive compensation is paid as an annual cash bonus under our PIP and is intended to compensate executives for achieving annual corporate financial performance goals and, in some cases, divisional financial and individual performance goals. The PIP provides broad discretion to the compensation committee in interpreting and administering the plan. All 2016 short-term cash incentive bonuses to our named executive officers are expected to be paid out in early March 2017 and were dependent upon executives’ continued service through the end of fiscal 2016.

Target Bonus Percentages. Target short-term cash incentive bonuses for 2016 for each executive were based on a percentage of base salary and were as follows for each named executive officer:

Name	Percentage of base salary
Robert J. Palmisano	100%
Lance A. Berry	65%
Kevin D. Cordell	55%/60% *
Peter S. Cooke	55%
Robert P. Burrows	50%
_________________

*	Mr. Cordell’s target bonus percentage increased to 60% in June 2016 in connection with his promotion to President, U.S.
The 2016 target bonus percentages for our named executive officers did not change from their second half of 2015 levels, except in the case of Mr. Berry whose percentage increased to 65% and Mr. Cordell, whose percentage increased from 55% to 60% in connection with his promotion in June 2016. Based on an executive compensation analysis by our compensation consultant, we believe the target bonus percentages for our named executive officers are generally aligned with our target market positioning within our peer group.
Performance Goal Mix. 2016 bonuses to our named executive officers were based upon achievement of corporate performance goals for all executives, as well as divisional performance goals for Messrs. Cordell and Cooke, and individual performance goals for Mr. Burrows.

Named executive officer	Percentage based upon corporate performance goals	Percentage based upon divisional performance goals	Percentage based upon individual performance goals
Robert J. Palmisano	100%	0%	0%
Lance A. Berry	100%	0%	0%
Kevin D. Cordell	40%	60%	0%
Peter S. Cooke	40%	60%	0%
Robert P. Burrows	80%	0%	20%
Corporate Performance Goals. For 2016, we had four corporate performance measures, three of which resulted in a payout and one of which did not. The three corporate performance measures which resulted in a payout and their weightings for 2016 are set forth in the table below. The fourth corporate performance goal related to AUGMENT® Bone Graft, as to which there was no payout. These four measures were selected because they were determined to be the four most important indicators of our financial performance for 2016 as evaluated by management and analysts.

2016 corporate performance metric	Weighting
Global extremities and biologics net sales (1)	30%
Adjusted EBITDA (2)	30%
Free cash flow (3)	30%
_________________

(1)
This performance measure was calculated using a non-GAAP financial measure, which we believe provides meaningful supplemental information regarding our core operational performance. The global extremities and biologics net sales goal and actual results were calculated based on a foreign currency exchange planning rate to adjust for any impact of foreign currency on underlying performance.

(2)
This performance measure was calculated using a non-GAAP financial measure, which we believe provides meaningful supplemental information regarding our core operational performance. Adjusted EBITDA from continuing operations means net loss from continuing operations plus charges for interest, income taxes, depreciation and amortization expenses, non-cash share-based compensation expense and non-operating income and expense. Additionally, adjusted EBITDA from continuing operations excluded due diligence, transaction and transition costs associated with acquisitions and divestitures;

amortization of inventory step-up; and bonus compensation.  Notwithstanding the foregoing, adjusted EBITDA included the results of operations for our Large Joints business through the third quarter of 2016.

(3)
This performance measure was calculated using a non-GAAP financial measure, which we believe provides meaningful supplemental information regarding our core operational performance. Adjusted free cash flow means net cash flow provided by operating activities, excluding net cash flow from certain discontinued operations, less capital expenditures.  In 2016, we excluded OrthoRecon for the entire year plus the amount of transition costs related to the divestiture of our Large Joints business to Corin, as well as the forecasted EBITDA from the Large Joints segment after the divestiture of that business.

The percentage of the target bonus earned by bonus objective was based on the following performance levels:

Performance level	Percent of target bonus earned
Minimum	0%
Threshold (50% payout)	50.1% to 99.9%
Target (100% payout)	100%
Above target (150% payout)	100.1% to 150%
High (200% payout)	150.1% to 200%
A participant would not be paid for a performance measure where achievement was below the threshold performance goal. If the target performance goal was exceeded, we would pay a bonus in excess of the target performance bonus. However, no participant would be paid an amount which exceeded twice the target performance bonus.
In setting the threshold, target, above target, and maximum performance achievement levels, we considered past performance, market conditions, and the financial, strategic, and operational plans presented by management. When setting the target performance levels, we sought to ensure that at- or above-market performance was the goal. For above-target performance levels, the achievement levels required “stretch” performance by the management team to achieve this level of performance. At the threshold level, targets would be set on a steeper slope than at the above target/maximum categories, so that missed target performance would result in more rapidly declining bonus opportunity, and below the threshold level, no bonus was paid for that performance level.
The performance level of each corporate performance measure for 2016 in which a payout resulted is set forth in the table below.

Performance level	Global extremities and biologics net sales	Adjusted EBITDA	Free cash flow
Minimum	$628.1 million	$43.8 million	$(81.0) million
Threshold (50% payout)	$652.3 million	$52.4 million	$(72.1) million
Target (100% payout)	$677.0 million	$60.9 million	$(63.6) million
Above target (150% payout)	$697.9 million	$70.3 million	$(55.1) million
High (200% payout)	$727.8 million	$91.9 million	$(46.2) million
The adjusted EBITDA performance goals were adjusted by the compensation committee in October 2016 to reflect the anticipated impact to fourth quarter 2016 adjusted EBITDA from the sale of our Large Joints business. Although our free cash flow goals for 2016 were also impacted by the sale of our Large Joints business, the compensation committee decided not to adjust the goals but rather to adjust the actual result to reflect the sale since the latter would be more precise.

The table below sets forth our actual performance for each corporate performance measure in which a payout resulted and the resulting payout for each and the overall weighted corporate performance achievement rating, which was 155.8% of target.

2016 corporate performance measures and weighting	Actual	Payout
Global extremities and biologics net sales (30%)	$685.1 million	119.3%
Adjusted EBITDA (30%)	$92.5 million	200%
Free cash flow (30%)	$(26.3) million	200%
Overall weighted achievement rating		155.8%
The fourth corporate performance goal related to AUGMENT® Bone Graft, as to which there was no payout.
Divisional Performance Goals. As President of a business unit, Mr. Cordell’s 2016 PIP bonus was based 40% on corporate performance goals and 60% on divisional performance goals. For the first six months of 2016, Mr. Cordell was President, Lower Extremities and Biologics; and therefore, the divisional portion of his 2016 PIP bonus was based on the performance of the U.S. lower extremities and biologics business. In June 2016, Mr. Cordell was promoted to President, U.S. and given his new responsibilities, the compensation committee determined that it was appropriate that the divisional performance portion of his 2016 PIP bonus for the remainder of 2016 be tied to the U.S. business and reflect the performance of that business for the full year 2016 as opposed to just the last six months. Accordingly, 55% of Mr. Cordell’s 2016 PIP bonus was based on the performance of the U.S. lower extremities and biologics business during the first six months of 2016, and the remainder was based on the performance of the entire U.S. business during all of 2016.
The portion of Mr. Cordell’s 2016 PIP bonus that was tied to the performance of the U.S. lower extremities and biologics business was based on net sales. With respect to this performance measure, the U.S. lower extremities and biologics business performed above target, resulting in a weighted achievement rating of 150.7% of target for that portion of Mr. Cordell’s 2016 PIP bonus. The portion of Mr. Cordell’s 2016 PIP bonus that was tied to the performance of the entire U.S. business was based on five divisional performance measures. The table below sets forth the four U.S. divisional performance measures in which a payout resulted and reflects how that business unit performed in 2016 and the overall weighted average divisional performance achievement rating. The fifth performance measure related to AUGMENT® Bone Graft, as to which there was no payout. Taking into account the two components, Mr. Cordell’s 2016 PIP bonus reflected an overall weighted average achievement rating of 152.7% of target.

2016 divisional performance measures and weighting	2016 performance
U.S. net sales (32%)	Between target and above target
Adjusted EBITDA for U.S. business (30%)	Slightly below maximum
DOH for U.S. business (15%)	Between above target and maximum
DSO for U.S. business (15%)	Between target and above target
Overall weighted achievement rating	Between target and above target
As President, International, Mr. Cooke’s 2016 annual PIP bonus was also based 40% on corporate performance goals and 60% on international divisional performance goals. The table below sets forth the divisional performance measures for the international business and reflects how that business unit performed in 2016 and the overall weighted average divisional performance achievement rating. Taking into account the two components, Mr. Cooke's 2016 PIP bonus reflected an overall weighted average achievement rating of 137.3% of target.

International divisional performance measures and weightings	2016 performance
International extremities and biologics net sales (35%)	Between threshold and target
Adjusted EBITDA for international extremities and biologics (35%)	Above target
DOH for international extremities and biologics (15%)	Between threshold and target
DSO for international (15%)	At maximum
Overall weighted achievement rating	Between target and above target

The specific performance levels for each divisional performance measure are maintained as proprietary and confidential. We believe that disclosure of these specific performance levels would represent competitive harm to us as these divisional goals and results are not publicly disclosed and are competitively sensitive. For each divisional performance measure, the target goal reflects the annual financial business plan goal set for each respective division. Based on historical performance, the compensation committee believes the attainment of the target performance level, while uncertain, could be reasonably anticipated. Threshold goals represent the minimum level of performance necessary for there to be a payout for that performance measure and the compensation committee believes the threshold goals are likely to be achieved. Maximum goals represent levels of performance at which the compensation committee determines a payout of 200% of target would be appropriate. The compensation committee believes that the maximum goals established for each division performance measure are more aggressive goals.
Individual Performance Goals. To foster cooperation and communication among executives, the compensation committee places primary emphasis on overall corporate and divisional performance goals rather than on individual performance goals. For named executive officers, at least 80% of their 2016 annual PIP bonuses were determined based on the achievement of corporate or divisional performance goals and only 20% or less were based on achievement of individual performance goals. The individual performance goals used to determine annual PIP bonuses were management by objectives, known internally as MBOs. MBOs are generally two to three written, specific and measurable objectives agreed to and approved by the executive, CEO and compensation committee in the beginning of the year. The only named executive officer with MBOs was Mr. Burrows and his MBO achievement rating was 4.15. Mr. Burrows’s MBOs related to supply chain vital few initiatives that would have a positive cash impact, Wright/Tornier merger integration activities related to supply chain, and future cash flow opportunities in supply chain.
2016 Actual PIP Bonuses. The table below sets for the 2016 PIP bonuses for all named executive officers, which bonuses are anticipated to be paid at the beginning of March 2017:

Named executive officer	2016 PIP bonus
Robert J. Palmisano	$1,435,928
Lance A. Berry	418,650
Kevin D. Cordell	376,693
Peter S. Cooke	289,893
Robert P. Burrows	404,875
PIP Performance Goals for 2017. In February 2017, the compensation committee approved PIP performance goals for 2017. The 2017 target bonus percentages for our named executive officers did not change from their 2016 levels. Consistent with the design for 2016 plan, the annual bonus for our CEO will be based 100% on achievement of corporate performance goals, with no individual performance components. Bonuses for our other named executive officers will be based 100% on achievement of corporate performance goals for Mr. Berry, 40% on achievement of corporate performance goals and 60% on achievement of divisional performance goals for Messrs. Cordell and Cooke, and 80% on achievement of corporate performance goals and 20% on achievement of individual goals for Mr. Burrows. Mr. Cordell’s divisional performance goals will be split equally between the U.S. lower extremities and biologics business and the U.S. upper extremities business and Mr. Cooke’s divisional performance goals will be based on the international business. The corporate performance measures for 2017 will be based on net sales, adjusted EBITDA from continuing operations, and free cash flow. The divisional performance goals for Messrs. Cordell and Cooke will be similar to the goals for 2016. The individual goals for Mr. Burrows will relate to our high performance management system supply chain initiatives.
Long-Term Equity-Based Incentive Compensation
Generally. The compensation committee’s primary objectives with respect to long-term equity-based incentives are to align the interests of our executives with the long-term interests of our shareholders, promote stock ownership, and create significant incentives for executive retention. Long-term equity-based incentives typically comprise a significant portion of each named executive officer’s compensation package, consistent with our executive compensation philosophy.

Types of Equity Grants. Under our long-term incentive grant guidelines, our board of directors, on recommendation of the compensation committee, generally grants two types of equity-based incentive awards to our named executive officers: performance recognition grants and talent acquisition grants. On limited occasion, we may make special recognition grants or discretionary grants to executive officers for retention or other purposes. Such grants may vest based on the passage of time and/or the achievement of certain performance goals. During 2016, only annual performance recognition grants were made to one or more of our named executive officers, as described in more detail under “-2016 Equity Awards.”
Performance recognition grants are discretionary annual grants that are made during mid-year to give the compensation committee another formal opportunity during the year to review executive compensation and recognize executive and other key employee performance. The recipients and size of the annual performance recognition grants are determined based on our long-term incentive grant guidelines, which we review annually to ensure continued alignment with our target positioning. Under our long-term incentive grant guidelines for annual performance recognition grants, named executive officers received a certain percentage of their respective base salaries in stock options and RSU awards. Consistent with the principle that the interests of our executives should be aligned with those of our shareholders and that the portion of an executive’s total compensation that varies with performance and is at risk should increase with the executive’s level of responsibility, incentive grants, expressed as a percentage of base salary and dollar values, increase as an executive’s level of responsibility increases.
The table below describes our long-term incentive grant guidelines for annual performance recognition grants that applied to our named executive officers for 2016.

Named executive officer	Incentive grant guideline expressed as % of base salary	Dollar value of incentive grant guideline ($)
Robert J. Palmisano	400%	$3,686,592
Lance A. Berry	200%	826,800
Kevin D. Cordell	175%	795,795
Peter S. Cooke	100%	384,000
Robert P. Burrows	100%	518,605
Once the target total long-term equity value was determined for each executive based on the executive’s relevant percentage of base salary, half of the value was provided in stock options and the other half was provided in RSU awards. The reasons why we use stock options and RSU awards are described below under “-Stock Options” and “-RSU Awards.”
Talent acquisition grants are used for new hires. These grants of options and RSU awards are considered and approved as part of the executive’s compensation package at the time of hire (with the grant date and exercise price delayed until the hire date). As with our performance recognition grants, the size of our talent acquisition grants is determined by dollar amount (as opposed to number of underlying shares), and under our long-term incentive grant guidelines, is generally two times the long-term incentive grant guidelines for annual performance recognition grants, as recommended by our compensation consultant. We recognize that higher initial grants often are necessary to attract a new executive, especially one who may have accumulated a substantial amount of equity-based long-term incentive awards at a previous employer that would typically be forfeited upon acceptance of employment with us. In some cases, we may need to further increase a talent acquisition grant to attract an executive. No talent acquisitions grants were made to any of our named executive officers during 2016.
Stock Options. Historically, we have granted stock options to our named executive officers, as well as other key employees. We believe that options effectively incentivize employees to maximize company performance, as the value of awards is directly tied to an appreciation in the value of our ordinary shares. They also provide an effective retention mechanism because of vesting provisions. An important objective of our long-term incentive program is to strengthen the relationship between the long-term value of our ordinary shares and the potential financial gain for employees. Stock options provide recipients with the opportunity to purchase our ordinary shares at a price fixed on the grant date regardless of future market price. The vesting of our stock options is generally time-based, with 25% of the shares underlying the stock option typically vesting on the one-year anniversary of the grant date and the remaining 75% of the underlying shares vesting over a three-year period thereafter in 36 nearly equal monthly installments. Our policy is to grant options only with an exercise price equal to or more than the fair market value of an ordinary share on the grant date.
Because stock options become valuable only if the share price increases above the exercise price and the option holder remains employed during the period required for the option to vest, they provide an incentive for an executive to remain employed. In addition, stock options link a portion of an employee’s compensation to the interests of our shareholders by providing an incentive to achieve corporate goals and increase the market price of our ordinary shares over the four-year vesting period.
RSU Awards. RSU awards are intended to retain key employees, including named executive officers, through vesting periods. RSU awards provide the opportunity for capital accumulation and more predictable long-term incentive value than stock options. All of our RSU awards are a commitment by us to issue ordinary shares at the time the RSU award vests. The specific terms of vesting of an RSU award depends on whether the award is a performance recognition grant or talent acquisition grant. Performance recognition grants of RSU awards are made mid-year and vest in four annual installments on June 1st of each year. Talent acquisition grants of RSU awards to new hires vest in a similar manner, except that the first installment is often pro-rated, depending on the grant date.
2016 Equity Awards. The table below sets forth the number of stock options and RSU awards granted to each of our named executive officers in 2016.

Named executive officer	Stock options	RSU awards
Robert J. Palmisano	271,076	94,334
Lance A. Berry	60,795	21,157
Kevin D. Cordell	58,515	20,363
Peter S. Cooke	29,083	10,121
Robert P. Burrows	38,133	13,270
Additional information concerning the long-term incentive compensation information for our named executive officers for 2016 is included in the Summary Compensation Table and Grants of Plan-Based Awards Table under “Executive Compensation Tables and Narratives.”
2017 Equity Awards. We intend to change the mix of our executive long-term incentive awards to incorporate performance-based awards in 2017. We plan to move to a mix comprised of one-third performance-based awards, one-third time-based stock options and one-third time-based RSUs. We anticipate that the performance-based awards will vest only upon achievement of certain performance goals to be achieved over a three-year performance period.
All Other Compensation
Retirement Benefits. In 2016, our named executive officers had the opportunity to participate in retirement plans maintained by our operating subsidiaries, including a 401(k) plan, on the same basis as our other employees. We believe these plans provide an opportunity for our executives to plan for and meet their retirement savings needs. Except for these plans, we do not provide pension arrangements or post-retirement health coverage for our employees, including named executive officers. We also do not provide any nonqualified defined contribution or other deferred compensation plans.
Relocation, Assignment and Expat Benefits. We provide our executive officers with customary relocation assistance benefits if they relocate at our request. For international assignments, we also provide customary assignment and expat benefits that are consistent with local policies and practices. Tax protection may be provided in these situations to avoid an executive being penalized from a tax perspective for a relocation or expat service on behalf of our company. During 2016, we asked Mr. Cooke, President, International, to relocate his family to the United Kingdom and build an international headquarters and team. To compensate and incentivize Mr. Cooke to relocate, we agreed to provide him standard and customary relocation, temporary assignment and expat benefits. These are described in more detail under “Executive Compensation Tables and Narratives-Summary Compensation Information-All Other Compensation for 2016-Supplemental” and include cost-of-living adjustments, medical coverage, housing allowance, educational tuition fees and related transportation costs, car lease, reimbursement of certain relocation expenses and tax and tax equalization benefits.

Perquisites and Other Benefits. We provide our executive officers with modest perquisites to attract and retain them. The perquisites provided to our named executive officers during 2016 included $1,000 for certain personal insurance premiums and up to $5,000 reimbursement for financial and tax planning and tax preparation. In addition, we are required to provide our CEO additional perquisites under the terms of his employment agreement, which we agreed upon at the time of his initial hiring by legacy Wright to attract him to our company. These additional perquisites include additional reimbursement for financial and tax planning and tax preparation, a monthly allowance of $7,500 for housing and automobile expenses, reimbursement for reasonable travel expenses between Memphis, Tennessee and his residences, and an annual physical examination. To the extent that the reimbursements for his housing and automobile expenses and travel expenses between Memphis, Tennessee and his residences are not deductible by Mr. Palmisano for income tax purposes, such amounts are “grossed-up” for income tax purposes so that the reimbursed items will be received net of any deduction for income and payroll taxes. We agreed to this gross-up provision at the time of his initial hiring by legacy Wright to attract him to our company and ease the financial burden on him to travel between Memphis, Tennessee and his residences. We believe these perquisites are an important part of our overall compensation package and help us accomplish our goal of attracting, retaining, and rewarding top executive talent. The value of all of the perquisites provided to our named executive officers for 2016 can be found under “Executive Compensation Tables and Narratives- Summary Compensation Information-All Other Compensation for 2016-Supplemental.”
Change in Control and Post-Termination Severance Arrangements
Change in Control Arrangements. To encourage continuity, stability and retention when considering the potential disruptive impact of an actual or potential corporate transaction, we have established change in control arrangements, including provisions in our equity-based compensation plans, separation pay agreements with our executives, and our employment agreement with our CEO, which are described in more detail below and under “Executive Compensation Tables and Narratives-Potential Payments Upon a Termination or Change in Control.” These arrangements are designed to incentivize our executives to remain with our company in the event of a change in control or potential change in control.
Under the terms of our current stock incentive plan and the individual award documents provided to recipients of awards under that plan, all stock options and RSU awards will become immediately vested (and, in the case of options, exercisable) upon the completion of a change in control of our company. Thus, the immediate vesting of stock options and RSU awards is triggered by the change in control, itself, and thus is known as a “single trigger” change in control arrangement. We believe our current “single trigger” equity acceleration change in control arrangements provide important retention incentives during what can often be an uncertain time for employees. They also provide executives with additional monetary motivation to focus on and complete a transaction that our board of directors believes is in the best interests of our company and shareholders rather than to seek new employment opportunities. We also believe that the immediate acceleration of equity-based awards aligns the interests of our executives and other employees with those of our shareholders by allowing our executives to participate fully in the benefits of a change in control as to all of their equity. If an executive were to leave before the completion of the change in control, unvested awards held by the executive would terminate.
However, despite our belief that single trigger change in control arrangements play an important role in our executive compensation program, we recognize that our single trigger change in control arrangements no longer align with current market practice and the desires of many of our shareholders. Accordingly, in connection with our new equity and incentive plan that we intend to submit to a vote of our shareholders at our 2017 annual general meeting, we intend to implement a new “double trigger” change in control provision with respect to future equity awards. Under this new provision, equity awards granted under the new plan will not vest in connection with a change in control unless there is a termination event or the equity awards are not continued, assumed or substituted with like awards by the successor.
In addition to our change in control provisions in our stock incentive plan, we have entered into an employment agreement with our CEO and separation pay agreements with our other named executive officers and other officers which provide certain payments and benefits in the event of a termination of employment in connection with a change in control. These “double trigger” change in control protections are intended to induce executives to accept or continue employment with our company, provide consideration to executives for certain restrictive covenants that apply following termination of employment, and provide continuity of management in connection with a threatened or actual change in control transaction. If an executive’s employment is terminated without cause or by the executive for “good reason” (as defined in the agreements) within 12 months (24 months for our CEO) following a change in control, the executive will be entitled to receive a severance payment and certain benefits. These arrangements and a quantification of the payment and benefits provided under these arrangements are described in more detail under “Executive Compensation Tables and Narratives-Potential Payments Upon a Termination or Change in Control.” These additional payments and benefits will not be triggered just by a change in control, but require a termination event not within the control of the executive, and thus are known as “double trigger” change in control arrangements. As opposed to the immediate acceleration of equity-based awards, we believe that other change in control payments and benefits should properly be tied to termination following a change in control, given the intent that these amounts provide economic security to ease in the executive’s transition to new employment.
We believe our change in control arrangements are an important part of our executive compensation program in part because they mitigate some of the risk for executives working in a smaller company where there is a meaningful likelihood that the company may be acquired. Change in control benefits are intended to attract and retain qualified executives who, absent these arrangements and in anticipation of a possible change in control of our company, might consider seeking employment alternatives to be less risky than remaining with our company through the transaction. We believe that relative to our company’s overall value, our potential change in control benefits are relatively small and are aligned with current peer company practices.
Other Severance Arrangements. Each of our named executive officers is entitled to receive severance benefits upon certain other qualifying terminations of employment, other than a change in control, pursuant to the provisions of an employment agreement for our CEO and separation pay agreements for our other named executive officers. These severance arrangements are intended to induce the executives to accept or continue employment with our company and are primarily intended to retain our executives and provide consideration to those executives for certain restrictive covenants that apply following a termination of employment. Additionally, we entered into these agreements because they provide us valuable protection by subjecting the executives to restrictive covenants that prohibit the disclosure of confidential information during and following their employment and limit their ability to engage in competition with us or otherwise interfere with our business relationships following their termination of employment.
In the beginning of 2016, as part of our merger integration efforts, we asked Mr. Cooke, our President, International to relocate his family to the United Kingdom and build an international headquarters and team. Despite his initial hesitation to do so, Mr. Cooke agreed. To incentivize him to relocate, we entered into a retention letter agreement with him under which we agreed to provide him certain expat relocation and temporary assignment benefits customarily provided to executives in such situations. We also agreed to pay him a $1.2 million retention payment on the second anniversary of his relocation, subject to his continuing employment through such date and other specified terms and conditions. This retention payment, if made, would be in lieu of any future change in control or severance payment Mr. Cooke otherwise would be entitled to receive under his separation pay agreement. If Mr. Cooke voluntarily terminates his employment prior to the completion of his two-year assignment, he will not receive the retention payment. If we terminate his employment without cause or he terminates his employment for good reason prior to the completion of his two-year assignment, he will receive the retention payment.
For more information on our severance arrangements with our named executive officers, see the discussions below under “-Executive Compensation Tables and Narratives-Potential Payments Upon a Termination or Change in Control.”
Stock Ownership Guidelines
We have established stock ownership guidelines that are intended to further align the interests of our executives with those of our shareholders. Stock ownership targets for each of our executive officers have been set at that number of our ordinary shares with a value equal to a multiple of the executive’s annual base salary. Each of the executive officers has five years from the date of hire or, if the ownership multiple has increased during his or her tenure, five years from the date established in connection with such increase to reach his or her stock ownership targets. Until his or her stock ownership target is achieved, each executive is required to retain an amount equal to 75% of the net shares received as a result of the exercise of stock options or the vesting of RSU awards. If there is a significant decline in the price of our ordinary shares that causes executives to be out of compliance, such executives will be subject to the 75% retention ratio, but will not be required to purchase additional shares to meet the applicable targets. Our compensation committee reports on compliance with the guidelines at least annually to our board of directors.

Named executive officer	Stock ownership target as a multiple of base salary	In compliance (yes/no)
Robert J. Palmisano	4x	Yes
Lance A. Berry	2x	Yes
Kevin D. Cordell	2x	Yes
Peter S. Cooke	2x	Yes
Robert P. Burrows	2x	Yes
Anti-Hedging and Pledging
Our code of conduct on insider trading and confidentiality prohibits our executive officers from engaging in hedging transactions, such as short sales, transactions in publicly traded options, such as puts, calls and other derivatives, and pledging our ordinary shares.
Clawback Policy
In April 2017, we adopted a clawback policy that authorizes the recovery of gains from incentive compensation, including equity awards, in the event of certain financial accounting restatements. In addition, our stock incentive plan and PIP currently contain “clawback” provisions. Under our stock incentive plan, if an executive is determined by the compensation committee to have taken action that would constitute “cause” or an “adverse action,” as those terms are defined in the plan, during or within one year after the termination of the executive’s employment, all rights of the executive under the plan and any agreements evidencing an award then held by the executive will terminate and be forfeited. In addition, the compensation committee may require the executive to surrender and return to us any shares received, and/or to disgorge any profits or any other economic value made or realized by the executive in connection with any awards or any shares issued upon the exercise or vesting of any awards during or within one year after the termination of the executive’s employment or other service. Under our PIP, we have the right to take all actions necessary, to recover any awards or amounts paid to any plan participant to the extent required or permitted by applicable laws, rules or regulations, securities exchange listing requirements or any policy of our company implementing the foregoing.
Risk Assessment
As a result of our annual assessment on risk in our compensation programs, we concluded that our compensation policies, practices, and programs and related compensation governance structure, work together in a manner so as to encourage our executives to pursue growth strategies that emphasize shareholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our company. For more information on this assessment, see the discussions below under “-Executive Compensation Tables and Narratives-Risk Assessment of Compensation Policies, Practices and Programs.”
Executive Compensation Decision Making
Role of Compensation Committee and Board. The responsibilities of the compensation committee include reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, evaluating each executive’s performance in light of those goals and objectives and, either as a committee or together with the other directors, determining and approving each executive’s compensation, including performance-based compensation based on these evaluations (and, in the case of executives, other than the CEO, the CEO’s evaluation of such executive’s individual performance). Consistent with our shareholder-approved board of directors compensation policy, the compensation package for our CEO, who also serves as executive director of our company, is determined by our non-executive directors, based upon recommendations from the compensation committee.
In setting or recommending executive compensation for our named executive officers, the compensation committee considers the following primary factors:

•	each executive’s position within the company and the level of responsibility;

•	the ability of the executive to impact key business initiatives;

•	the executive’s individual experience and qualifications;

•	compensation paid to executives of comparable positions by companies similar to us;

•	company performance, as compared to specific pre-established objectives;

•	individual performance, generally and as compared to specific pre-established objectives;

•	the executive’s current and historical compensation levels;

•	advancement potential and succession planning considerations;

•	an assessment of the risk that the executive would leave us and the harm to our business initiatives if the executive left;

•	the retention value of executive equity holdings, including outstanding stock options and RSU awards;

•	the dilutive effect on the interests of our shareholders of long-term equity-based incentive awards; and

•	anticipated share-based compensation expense as determined under applicable accounting rules.
The compensation committee also considers the recommendations of our CEO with respect to executive compensation to be paid to other executives. In making its final decision regarding the form and amount of compensation to be paid to our named executive officers (other than the CEO), the compensation committee considers and gives great weight to the recommendations of the CEO recognizing that due to his reporting and otherwise close relationship with each executive, the CEO often is in a better position than the compensation committee to evaluate the performance of each executive (other than himself). In making its final decision regarding the form and amount of compensation to be paid to the CEO, the compensation committee considers the results of the CEO’s self-review and his individual annual performance review by the compensation committee, benchmarking data gathered by our compensation consultant, and the recommendations of our non-executive directors.
Role of Management. Three members of our executive team play a role in our executive compensation process and regularly attend meetings of the compensation committee - the CEO, Senior Vice President, Human Resources, and Senior Vice President, General Counsel and Secretary. The CEO assists the compensation committee primarily by making formal recommendations regarding the amount and type of compensation to be paid to executives (other than himself). In making these recommendations, the CEO considers many of the same factors listed above that the compensation committee considers in setting executive compensation, including in particular the results of each executive’s annual performance review and the executive’s achievement of his or her individual management performance objectives established in connection with our PIP, described below. The Senior Vice President, Human Resources assists the compensation committee primarily by gathering compensation related data regarding executives and coordinating the exchange of this information and other executive compensation information among the members of the compensation committee, the compensation committee’s compensation consultant and management in anticipation of compensation committee meetings. The Senior Vice President, General Counsel and Secretary assists the compensation committee primarily by ensuring compliance with legal and regulatory requirements and educating the committee on executive compensation trends and best practices from a corporate governance perspective and acting as corporate secretary of meetings. Final deliberations and decisions regarding the compensation to be paid to each executive, however, are made by our board of directors or compensation committee without the presence of the executive.
Role of Consultant. The compensation committee has retained the services of Mercer (US) Inc. (Mercer) to provide executive compensation advice. Mercer’s engagement by the compensation committee includes reviewing and advising on all significant aspects of executive compensation, as well as non-executive director compensation. This includes base salaries, short-term cash incentives and long-term equity incentives for executives. At the request of the compensation committee, each year, Mercer recommends a peer group of companies, collects relevant market data from these companies to allow the compensation committee to compare elements of our compensation program to those of our peers, provides information on executive compensation trends and implications for us and makes other recommendations to the compensation committee regarding certain aspects of our executive compensation program. Our management, principally the Senior Vice President, Human Resources and the chair of the compensation committee, regularly consult with a representative of Mercer before compensation committee meetings. A representative of Mercer regularly attends meetings of the compensation committee. In making its final decision regarding the form and amount of compensation to be paid to executives, the compensation committee considers the information gathered by and recommendations of Mercer. The compensation committee values Mercer’s benchmarking information and input regarding best practices and trends in executive compensation matters.
Use of Peer Group and Other Market Data. To help determine appropriate levels of compensation for certain elements of our executive compensation program, the compensation committee reviews annually the compensation levels of our named executive officers and other executives against the compensation levels of comparable positions with companies similar to us in terms of industry, revenues, products and operations. The elements of our executive compensation program to which the compensation committee “benchmarks” or uses to base or justify a compensation decision or to structure a framework for compensating executives include base salary, short-term cash incentive opportunity, and long-term equity incentives. With respect to other elements of our executive compensation program, such as perquisites, severance, and change in control arrangements, the compensation committee benchmarks these elements on a periodic or as needed basis and in some cases uses peer group or market data more as a “market check” after determining the compensation on some other basis. The compensation committee believes that compensation paid by peer group companies is more representative of the compensation required to attract, retain, and motivate our executive talent than broader survey data and that compensation paid by peer companies that are in the same industry, with similar products and operations, and with revenues in a range similar to us, generally provides more relevant comparisons.
In 2015, Mercer worked with the post-Wright/Tornier merger compensation committee to identify a peer group of 13 companies that the compensation committee approved at its first in-person meeting in the Netherlands after completion of the merger in October 2015. Companies in the peer group are public companies in the health care equipment and supplies business with products and operations similar to ours and that had annual revenues generally within a range of our then-anticipated post-merger annual revenues. The peer group included the following companies:

The Cooper Companies, Inc.	Masimo Corporation	NuVasive, Inc.
Globus Medical, Inc.	Merit Medical Systems, Inc.	ResMed Inc.
Greatbatch, Inc.	Natus Medical Incorporated	Sirona Dental Systems, Inc.
Haemonetics Corporation	NxStage Medical, Inc.	Thoratec Corporation
Integra LifeSciences Holdings Corporation
The table below sets forth certain revenue and other financial information as of a date available prior to the date Mercer used to compile the proposed peer group and market capitalization information as of February 28, 2015 regarding the peer group that the compensation committee used in connection with its recommendations and decisions regarding executive compensation for 2016. The percentile rank was the anticipated rank of the combined company based on then anticipated 12-month revenue and market capitalization.

	Trailing 12-month revenue (in millions)	Three-year revenue growth	Trailing 12-month EBIT	Market capitalization (in millions)
25th percentile	$478	25%	$69	$1,325
50th percentile	688	34%	93	2,171
75th percentile	928	42%	143	2,299
Percentile rank	51%	N/A	N/A	78%
In reviewing benchmarking data, the compensation committee recognizes that benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to aspects of our business and objectives that may be unique to us. Nevertheless, the compensation committee believes that gathering this information is an important part of its compensation-related decision-making process. However, where a sufficient basis for comparison does not exist between the peer group data and an executive, the compensation committee gives less weight to the peer group data. For example, relative compensation benchmarking analysis does not consider individual specific performance or experience or other case-by-case factors that may be relevant in hiring or retaining a particular executive.
Market Positioning. In general, we target base salary and total compensation levels to be within a reasonable range of the 67th percentile of our peer group. However, the specific competitiveness of any individual executive’s pay will be determined considering factors like the executive’s experience, skills and capabilities, contributions as a member of the executive management team, and contributions to our overall performance. The compensation committee will also consider the sufficiency of total compensation potential and the structure of pay plans to ensure the hiring or retention of an executive when considering the compensation potential that may be available elsewhere.
Tax Deductibility of Compensation
In designing our executive compensation program, we consider the deductibility of executive compensation under Code Section 162(m), which provides that we may not deduct more than $1 million paid to certain executive officers, other than “performance-based” compensation meeting certain requirements. Our stock incentive plan incorporates provisions intended to satisfy the requirements for awarding “performance-based” compensation as defined in Code Section 162(m) under the plan. Other than stock options, we did not grant any other “performance-based” compensation under the plan during 2016. In addition, while we designed our plan to operate in a manner intended to qualify as “performance-based” under Code Section 162(m), the compensation committee may administer the plan in a manner that does not satisfy the requirements of Code Section 162(m) to achieve a result that the compensation committee determines to be appropriate.
Compensation Committee Report
The compensation committee has reviewed and discussed the foregoing “-Compensation Discussion and Analysis” with our management. Based on this review and these discussions, the compensation committee has recommended to our board of directors that the foregoing “-Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the year ended December 25, 2016 and proxy statement in connection with our 2017 annual general meeting of shareholders.
Compensation Committee
Sean D. Carney (former member)
John L. Miclot
Elizabeth H. Weatherman
Executive Compensation Tables and Narratives
Summary Compensation Information
The table below provides summary information concerning all compensation awarded to, earned by, or paid to the individuals that served as our principal executive officer or principal financial officer during the year ended December 25, 2016 and other named executive officers for each of the last three fiscal years of which they served as an executive officer.
SUMMARY COMPENSATION TABLE - 2016

Name and principal position	Year	Salary(1) ($)	Bonus(2) ($)	Stock awards(3) ($)	Option awards(4) ($)	Non-equity incentive plan compensation(5) ($)	All other compen-sation(6) ($)	Total ($)
Robert J. Palmisano(7) President and Chief Executive Officer and Executive Director	2016	866,499	—	2,003,654	2,004,824	1,435,928	264,272	6,575,177
	2015	222,068	—	5,972,830	5,914,722	1,247,655	1,668,463	15,025,738
Lance A. Berry(8) Senior Vice President and Chief Financial Officer	2016	409,119	—	449,375	449,628	418,650	17,430	1,744,202
	2015	105,894	—	837,275	829,143	343,379	253,346	2,369,037
Kevin D. Cordell(9) President, U.S.	2016	429,789	—	432,510	432,765	376,693	16,600	1,688,357
Peter S. Cooke(10) President, International	2016	384,000	—	214,970	215,092	289,893	275,834	1,379,789
Robert P. Burrows(11) Senior Vice President, Supply Chain	2016	514,538	—	281,855	282,024	404,875	10,600	1,493,892
____________________

(1)	Five percent of Mr. Palmisano’s annual base salary was allocated to his service as an executive director and member of our board of directors.

(2)
We generally do not pay any discretionary bonuses or bonuses that are subjectively determined and did not pay any such bonuses to any named executive officers in 2016. Annual cash incentive bonus payouts based on performance against pre-established performance goals under our performance incentive plan are reported in the “Non-equity incentive plan compensation” column.

(3)
Amounts reported represent the aggregate grant date fair value for RSU awards granted to each named executive officer computed in accordance with FASB ASC Topic 718. The grant date fair value is determined based on the per share closing sale price of our ordinary shares on the grant date.

(4)
Amounts reported represent the aggregate grant date fair value for option awards granted to each named executive officer computed in accordance with FASB ASC Topic 718. The grant date fair value is determined based on our Black-Scholes option pricing model. The table below sets forth the specific assumptions used in the valuation of each such option award:

Grant date	Grant date fair value per share ($)	Risk free interest rate	Expected life	Expected volatility	Expected dividend yield
07/19/2016	7.40	1.125%	6.08 years	34.00%	—
10/13/2015	7.06	1.375%	6.08 years	32.70%	—

(5)	Amounts reported represent payouts under our performance incentive plan and for each year reflect the amounts earned for that year but paid during the following year.

(6)	Amounts reported in this column for 2016 are described under “-All Other Compensation for 2016 - Supplemental.”

(7)
Mr. Palmisano was appointed our President and Chief Executive Officer effective upon completion of the Wright/Tornier merger, on October 1, 2015. Prior to such time, Mr. Palmisano served as President and Chief Executive Officer of Wright Medical Group, Inc. and, in such capacity, earned or was awarded or paid salary and other compensation by legacy Wright prior to October 1, 2015, which amounts are not included in the above table.

(8)
Mr. Berry was appointed our Senior Vice President and Chief Financial Officer effective upon completion of the Wright/Tornier merger, on October 1, 2015. Prior to such time, Mr. Berry served as Senior Vice President and Chief Financial Officer of Wright Medical Group, Inc. and, in such capacity, earned or was paid salary and other compensation by legacy Wright prior to October 1, 2015, which amounts are not included in the above table.

(9)	Mr. Cordell was not a named executive officer in 2015 or 2014; therefore, his information is only provided for 2016.

(10)	Mr. Cooke was not a named executive officer in 2015 or 2014; therefore, his information is only provided for 2016.
(11)    Mr. Burrows was not a named executive officer in 2015 or 2014; therefore, his information is only provided for 2016.
Agreements with Robert J. Palmisano. Effective October 1, 2015, we entered into a service agreement and one of our subsidiaries entered into an employment agreement with Robert J. Palmisano, our President and Chief Executive Officer.
The service agreement deals with certain Dutch law matters relating to Mr. Palmisano’s role as an executive director. Under the terms of the service agreement, we have allocated a portion of Mr. Palmisano’s annual base salary to his service as an executive director, which amounts are paid after deduction of applicable withholdings for taxes and social security contributions. In addition, under the terms of the service agreement, we have agreed to provide Mr. Palmisano with indemnification and director and officer liability insurance, on terms and conditions that are at least as favorable to Mr. Palmisano as those then provided to any other current or former director or executive officer of our company or any of our affiliates.
The employment agreement provides that during the term of the agreement, Mr. Palmisano will serve as President and Chief Executive Officer of our company and each principal operating subsidiary and will report to our Chairman and board of directors. During the term, we agreed to nominate Mr. Palmisano for election as an executive director and member of our board of directors at each annual general meeting of shareholders. The employment agreement expires on December 31, 2018, subject to earlier termination under certain circumstances. Commencing on October 1, 2017 and on each anniversary thereafter, the term will automatically extend for an additional one-year period, unless at least 30 days prior to such date, either party gives notice of non-extension to the other.
With respect to compensation, the employment agreement established an annual base salary for Mr. Palmisano and provides that our board of directors will review his compensation at least annually for any increase. The employment agreement acknowledges that a certain percentage of Mr. Palmisano’s base salary will be paid by Wright Medical Group N.V. in consideration for his services as an executive director under the service agreement described above. The employment agreement provides that Mr. Palmisano is eligible to receive an annual performance incentive bonus pursuant to the Wright Medical Group N.V. Performance Incentive Plan and, if applicable, the Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan, depending on whether, and to what extent, certain performance goals established by the compensation committee for such year have been achieved. The amount of the performance incentive bonus payable to Mr. Palmisano will be targeted at 100% of his annual base salary and will not exceed 200% of his annual base salary. The employment agreement provides that Mr. Palmisano will receive an annual equity grant under our stock incentive plan (or any successor plan) equal to 300% of his annual base salary, and comprised 50% non-qualified stock options and 50% RSU awards, unless the board of directors establishes a different percentage as specified in the agreement. In addition, the employment agreement provides that Mr. Palmisano is eligible to participate in the fringe benefit programs, including those for medical and disability insurance and retirement benefits that we generally make available to our executive officers from time to time. During the term, Mr. Palmisano will be reimbursed for up to $1,000 for personal insurance premiums, other than for insurance coverage that pays for medical, prescription drug, dental, vision, or other medical care expenses. In addition, he may elect, in accordance with our cafeteria plan rules, not to participate in the medical and disability insurance programs provided by us, in which case, we will pay him up to $900 per month (or such greater amount that we would otherwise pay for medical and disability coverage for him and his spouse under our benefits programs). Mr. Palmisano is also entitled to receive reimbursement for up to $15,000 for financial and tax planning and tax preparation, and an annual physical examination at our expense. The employment agreement also provides for a monthly allowance of $7,500 for housing and automobile expenses, and Mr. Palmisano will be reimbursed for reasonable travel expenses between Memphis, Tennessee and his residences. To the extent that these reimbursements are not deductible by Mr. Palmisano for income tax purposes, such amounts will be “grossed-up” for income tax purposes so that the reimbursed items will be received net of any deduction for income and payroll taxes. The employment agreement contains severance provisions as described in more detail under “-Potential Payments Upon a Termination or Change in Control.” We have guaranteed the obligations of our subsidiary under Mr. Palmisano’s employment agreement.
Mr. Palmisano and one of our subsidiaries also entered into a confidentiality, non-competition, non-solicitation and intellectual property rights agreement, pursuant to which Mr. Palmisano agreed to certain covenants that impose obligations on him regarding confidentiality of information, transfer of inventions, non-solicitation of employees, customers and suppliers, and non-competition with our business.
Agreements with Other Named Executive Officers. Each of the other named executive officers also is a party to a confidentiality, non-competition, non-solicitation and intellectual property rights agreement with us, the material terms of which are substantially similar to Mr. Palmisano’s agreement, as described above. In addition, through one of our subsidiaries, we have entered into separation pay agreements with our named executive officers who are currently executive officers, other than Mr. Palmisano, which agreements are described in more detail under “-Potential Payments Upon a Termination or Change in Control.”
In the beginning of 2016, as part of our merger integration efforts, we asked Peter S. Cooke, our President, International to relocate his family to the United Kingdom and build an international headquarters and team. Despite his initial hesitation to do so, Mr. Cooke agreed. To incentivize him to relocate, we entered into a retention letter agreement with him under which we agreed to provide him certain expat relocation and temporary assignment benefits customarily provided to executives in such situations. We also agreed to pay him a $1.2 million retention payment on the second anniversary of his relocation, subject to his continuing employment through such date and other specified terms and conditions. This retention payment, if made, would be in lieu of any future change in control or severance payment Mr. Cooke otherwise would be entitled to receive under his separation pay agreement. If Mr. Cooke voluntarily terminates his employment prior to the completion of his two-year assignment, he will not receive the retention payment. If we terminate his employment without cause or he terminates his employment for good reason prior to the completion of his two-year assignment, he will receive the retention payment. His expat relocation and temporary assignment benefits are standard and customary for executives relocating to the United Kingdom and are described in more detail under “-All Other Compensation for 2016-Supplemental.”
Indemnification Agreements. We have entered into indemnification agreements with all of our named executive officers. The indemnification agreements are governed by the laws of the State of Delaware (USA) and provide, among other things, for indemnification to the fullest extent permitted by law and our articles of association against any and all expenses (including attorneys’ fees) and liabilities, judgments, fines and amounts paid in settlement that are paid or incurred by the executive or on his or her behalf in connection with such action, suit or proceeding. We will be obligated to pay these amounts only if the executive acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company. The indemnification agreements provide that the executive will not be indemnified and expenses advanced with respect to an action, suit or proceeding initiated by the executive unless (i) so authorized or consented to by our board of directors or the company has joined in such action, suit or proceeding or (ii) the action, suit or proceeding is one to enforce the executive’s rights under the indemnification agreement. The company’s indemnification and expense advance obligations are subject to the condition that an appropriate person or body not party to the particular action, suit or proceeding shall not have determined that the executive is not permitted to be indemnified under applicable law. The indemnification agreements also set forth procedures that apply in the event an executive requests indemnification or an expense advance.
All Other Compensation for 2016 - Supplemental. The table below provides information concerning amounts reported in the “All other compensation” column of the Summary Compensation Table for 2016 with respect to each named executive officer. Additional detail on these amounts are provided below the table.

Name	Retirement benefits $	Housing/car allowance $	Commu-ting expense $	Relocation benefits $	Financial and tax planning $	Insurance premium $	Gross-up $	Office allowance $	COLA $	Educa-tional expenses $	Other $	Total other compen-sation $
Mr. Palmisano	10,600	90,000	49,854	—	5,000	10,800	98,018	—	—	—	—	264,272
Mr. Berry	10,600	—	—	—	5,000	1,000	—	—	—	—	830	17,430
Mr. Cordell	10,600	—	—	—	5,000	1,000	—	—	—	—	—	16,600
Mr. Cooke	—	199,841	—	10,000	—	—	—	36,000	12,401	17,592	—	275,834
Mr. Burrows	10,600	—	—	—	—	—	—	—	—	—	—	10,600
Retirement Benefits. Under our 401(k) Plan, participants, including our named executive officers, may voluntarily request that we reduce his or her pre-tax compensation and contribute such amounts to the 401(k) plan’s trust up to certain statutory maximums. We contribute matching contributions in an amount equal to 3% of the participant’s eligible earnings for a pay period, or if less, 50% of the participant’s pre-tax 401(k) contributions (other than catch-up contributions) for that pay period. We do not provide any nonqualified defined contribution or other deferred compensation plans for our executives.
Relocation, Assignment and Expat Benefits. We provide our named executive officers with customary relocation assistance benefits if they relocate at our request. For international assignments, we also provide customary assignment and expat benefits that are consistent with local policies and practices. Tax protection may be provided in these situations to avoid an executive being penalized from a tax perspective for a relocation or expat service on behalf of our company. As described above, during 2016, we asked Mr. Cooke, President, International, to relocate his family to the United Kingdom and build an international headquarters and team. To compensate and incentivize Mr. Cooke to relocate, we agreed to provide him standard and customary relocation, temporary assignment and expat benefits. These include cost-of-living adjustments, medical coverage, housing allowance, educational tuition fees and related transportation costs, car lease, reimbursement of certain relocation expenses and tax and tax equalization benefits.
Perquisites and Personal Benefits. The only perquisites and personal benefits provided to our named executive officers are $1,000 for certain personal insurance premiums and up to $5,000 reimbursement for financial and tax planning and tax preparation, except in the case of Mr. Palmisano who is entitled to certain additional perquisites and personal benefits under his employment agreement, including up to $15,000 reimbursement for financial and tax planning and tax preparation, a monthly allowance of $7,500 for housing and automobile expenses, reimbursement for reasonable travel expenses between Memphis, Tennessee and his residences, and an annual physical examination. To the extent that the reimbursements for his housing and automobile expenses and travel expenses between Memphis, Tennessee and his residences are not deductible by Mr. Palmisano for income tax purposes, such amounts are “grossed-up” for income tax purposes so that the reimbursed items will be received net of any deduction for income and payroll taxes.
Grants of Plan-Based Awards
The table below provides information concerning grants of plan-based awards to each of our named executive officers during the year ended December 25, 2016. Non-equity incentive plan-based awards were granted to our named executive officers under our performance incentive plan, the material terms of which are described under “-Compensation Discussion and Analysis.” Stock awards (in the form of RSU awards) and option awards were granted under our stock incentive plan. The material terms of these awards and the material plan provisions relevant to these awards are described under “-Compensation Discussion and Analysis,” or in the notes to the table below or the narrative following the table below. We did not grant any “equity incentive plan” awards within the meaning of the SEC rules during the year ended December 25, 2016.
GRANTS OF PLAN-BASED AWARDS - 2016

		Board approval date	Estimated future payouts under non-equity incentive plan awards(1)			All other stock awards: number of shares of stock or units(4) (#)	All other option awards: number of securities underlying options(5) (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value stock and option awards(6) ($)
Name	Grant date		Thres-hold(2) ($)	Target ($)	Maxi-mum(3) ($)
Robert J. Palmisano
Cash incentive award	N/A	2/16/16	46,082	921,648	1,843,296	—	—	—	—
Stock option	7/19/16	7/19/16	—	—	—	—	271,076	21.24	2,004,824
Stock grant	7/19/16	7/19/16	—	—	—	94,334	—	—	2,003,654
Lance A. Berry
Cash incentive award	N/A	2/16/16	13,436	268,710	537,420	—	—	—	—
Stock option	7/19/16	7/19/16	—	—	—	—	60,795	21.24	449,628
Stock grant	7/19/16	7/19/16	—	—	—	21,157	—	—	449,375
Kevin D. Cordell
Cash incentive award	N/A	2/16/16	10,914	272,844	545,688	—	—	—	—
Stock option	7/19/16	7/19/16	—	—	—	—	58,515	21.24	432,765
Stock grant	7/19/16	7/19/16	—	—	—	20,363	—	—	432,510
Peter S. Cooke
Cash incentive award	N/A	2/16/16	15,840	211,200	422,400	—	—	—	—
Stock option	7/19/16	7/19/16	—	—	—	—	29,083	21.24	215,092
Stock grant	7/19/16	7/19/16	—	—	—	10,121	—	—	214,970
Robert P. Burrows
Cash incentive award	N/A	2/16/16	12,965	259,303	518,606	—	—	—	—
Stock option	7/19/16	7/19/16	—	—	—	—	38,133	21.24	282,024
Stock grant	7/19/16	7/19/16	—	—	—	13,270	—	—	281,855
____________________

(1)
Amounts reported represent estimated future payouts under our performance incentive plan. Actual payouts are reflected in the “Non-equity incentive compensation” column of the Summary Compensation Table.

(2)	Threshold amounts for awards payable under our performance incentive plan assume the satisfaction of the threshold level of the lowest weighted corporate performance goal.

(3)	Maximum amounts reflect payouts at a maximum rate of 200% of target for our performance incentive plan.

(4)
Amounts reported represent stock grants in the form of RSU awards granted under our stock incentive plan. The RSU awards vest and become issuable over time, with the last tranche becoming issuable on June 1, 2020, in each case, so long as the individual remains an employee or consultant of our company.

(5)
Amounts reported represent options granted under our stock incentive plan. All options have a ten-year term and vest over a four-year period, with 25% of the underlying shares vesting on the one-year anniversary of the grant date and the remaining 75% of the underlying shares vesting over a three-year period thereafter in 36 as nearly equal as possible monthly installments.

(6)	See notes (3) and (4) to the Summary Compensation Table for a discussion of the assumptions made in calculating the grant date fair value of stock awards and option awards.
Wright Medical Group N.V. Performance Incentive Plan. Under the terms of the Wright Medical Group N.V. Performance Incentive Plan, our named executive officers, as well as other employees, earned cash incentive bonuses based on our financial performance for 2016. The material terms of the plan are described in detail under “-Compensation Discussion and Analysis-Short-Term Cash Incentive Compensation.”
Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan. At an extraordinary general meeting of shareholders held on June 18, 2015, our shareholders approved the Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan, which permits the grant of a wide variety of stock-based and cash-based awards, including incentive and non-qualified options, stock appreciation rights, stock grants, stock unit grants, cash-based awards, and other stock-based awards. Our stock incentive plan is designed to assist us in attracting and retaining employees, directors and consultants, provide an additional incentive to such individuals to work to increase the value of our ordinary shares, and provide such individuals with a stake in our future which corresponds to the stake of our shareholders.
The stock incentive plan reserves for issuance a number of ordinary shares equal to the sum of (i) the number of ordinary shares available for grant under the Tornier N.V. Amended and Restated Stock Option Plan as of February 2, 2011 (not including issued or outstanding shares granted pursuant to options under such plan as of such date), which was 1,199,296; (ii) the number of ordinary shares forfeited upon the expiration, cancellation, forfeiture, cash settlement, or other termination following February 2, 2011 of an option outstanding as of February 2, 2011 under our prior stock option plan; and (iii) 8,200,000. As of December 25, 2016, 1,233,923 ordinary shares remained available for grant under the stock incentive plan, and there were 7,813,930 ordinary shares covering outstanding awards under such plan as of such date. For purposes of determining the remaining ordinary shares available for grant under the stock incentive plan, to the extent that an award expires or is cancelled, forfeited, settled in cash, or otherwise terminated without a delivery to the participant of the full number of ordinary shares to which the award related, the undelivered ordinary shares will again be available for grant. Any ordinary shares withheld to satisfy tax withholding obligations in respect of awards issued under the plan, any ordinary shares withheld to pay the exercise price of awards issued under the plan and any ordinary shares not issued or delivered as a result of the “net exercise” of an outstanding option after June 18, 2015 are counted against the ordinary shares authorized for issuance under the plan.
The maximum aggregate number of ordinary shares subject to non-employee director awards to any one non-employee director in any one fiscal year may not exceed 100,000 ordinary shares; provided that such limit will not apply to any election by a non-employee director to receive shares in lieu of cash retainers and meeting fees. The following additional limits apply to awards payable to any participant in any calendar year. With respect to awards of stock options and SARs, no more than 2,000,000 ordinary shares may underlie awards issued to any one participant in a calendar year. For cash-based awards, no more than $5,000,000 may be payable to any one participant in a calendar year, and for any other award based on, denominated in or otherwise related to shares, no more than 2,000,000 ordinary shares may be issued to any one participant in a calendar year.
The total number of ordinary shares available for issuance under the stock incentive plan, the number of ordinary shares subject to outstanding awards and the sub-limits on certain types of award grants are subject to adjustment in the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture, or extraordinary dividend (including a spin off) or any other similar change in our corporate structure or ordinary shares.
Our board of directors has the ability to amend the stock incentive plan or any awards granted thereunder at any time, provided that, certain amendments are subject to approval by our shareholders and subject to certain exceptions, no amendment may adversely affect any outstanding award without the consent of the affected participant. Our board of directors also may suspend or terminate the stock incentive plan at any time, and, unless sooner terminated, the stock incentive plan will terminate on August 25, 2020.
Under the terms of the stock incentive plan, stock options must be granted with a per share exercise price equal to at least 100% of the fair market value of an ordinary share on the grant date. For purposes of the plan, the fair market value of an ordinary share is the closing sale price of our ordinary shares, as reported by the NASDAQ Global Select Market. We set the per share exercise price of all stock options granted under the plan at an amount at least equal to 100% of the fair market value of our ordinary shares on the grant date. Options become exercisable at such times and in such installments as may be determined by our board of directors, provided that most options may not be exercisable after 10 years from their grant date. The vesting of our stock options is generally time-based and is as follows: 25% of the shares underlying the stock option vest on the one-year anniversary of the grant date and the remaining 75% of the underlying shares vest over a three-year period thereafter in 36 as nearly equal as possible monthly installments, in each case so long as the individual remains an employee or consultant of our company.
Currently, optionees must pay the exercise price of stock options in cash, except that the compensation committee may allow payment to be made (in whole or in part) by a “cashless exercise” effected through an unrelated broker through a sale on the open market, by a “net exercise” of the option, or by a combination of such methods. In the case of a “net exercise” of an option, we will not require a payment of the exercise price of the option from the grantee but will reduce the number of our ordinary shares issued upon the exercise by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price for the shares exercised under this method.
Under the terms of the grant certificates under which stock options have been granted to our named executive officers, if an executive’s employment or service with our company terminates for any reason, other than upon a “life event,” the unvested portion of the option will immediately terminate and the executive’s right to exercise the then vested portion of the option will immediately terminate, if the executive’s employment or service relationship with our company terminated for cause or continue for a period of 90 days if the executive’s employment or service relationship with our company terminated for any reason, other than for cause or upon death or disability. Upon a “life event,” defined as the executive’s death, disability or qualified retirement, a pro rata portion of the unvested portion of the option will immediately vest and the remaining unvested portion will immediately terminate and the executive’s right to exercise the then vested portion of the option will continue for a period of one year if the executive’s employment or service relationship with our company terminated as a result of his or her death or disability or continue for a period of 90 days if the executive’s employment or service relationship with our company terminated by reason of a qualified retirement.
Stock grants under the plan are made in the form of RSU awards and assuming the recipient continuously provides services to our company (whether as an employee or as a consultant) typically vest and the ordinary shares underlying such awards are issued over time. The specific terms of vesting of an RSU award depend upon whether the award is a performance recognition grant, talent acquisition grant, special recognition grant, or discretionary grant. Performance recognition grants are typically made in mid-year and vest, or become issuable, in four as nearly equal as possible annual installments on June 1st of each year. Promotional performance recognition grants and talent acquisition grants granted to promoted employees and new employees and special recognition grants vest in a similar manner, except that the first installment is pro-rated, depending upon the grant date. Grants also may vest upon the achievement of certain financial performance goals.
As a condition of receiving stock options or RSU awards, recipients, including our named executive officers, must agree to pay all applicable tax withholding obligations in connection with the awards, and in the case of our RSU grants, must agree upon acceptance of the award to a “sell-to-cover” instruction pursuant to which the executive gives instructions to, and authorizes, a brokerage firm to sell on the executive’s behalf that number of ordinary shares issuable upon vesting of the RSU award as determined to be appropriate to generate cash proceeds sufficient to satisfy any applicable tax withholding obligations.
Under the terms of the grant certificates under which RSU awards have been granted to the named executive officers, if an executive’s employment or service with our company terminates for any reason, other than death or disability or a qualified retirement, the unvested portion of the RSU award will immediately terminate. Upon an executive’s death, the unvested portion of the RSU award will immediately vest and the underlying shares will become issuable. Upon the termination of an executive’s employment or service relationship due to the executive’s disability or a qualified retirement, a pro rata portion of the unvested RSU award will immediately vest and such underlying shares will become issuable and the remaining unvested portion will immediately terminate.
As described in more detail under “-Potential Payments Upon Termination or Change in Control,” if a change in control of our company occurs, then, under the terms of our incentive plan, all outstanding options become immediately exercisable in full and remain exercisable for the remainder of their terms and all issuance conditions on all outstanding RSU awards will be deemed satisfied; provided, however, that if any such issuance condition relates to satisfying any performance goal and there is a target for the goal, the issuance condition will be deemed satisfied generally only to the extent of the stated target.
Outstanding Equity Awards at Fiscal Year-End
The table below provides information regarding unexercised stock options and unvested stock awards for each of our named executive officers that remained outstanding at our fiscal year-end, December 25, 2016. We did not have any “equity incentive plan” awards within the meaning of the SEC rules outstanding on December 25, 2016.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - 2016

	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised option (#) unexercisable(1)	Option exercise price ($)	Option expiration date(2)	Number of shares or units of stock that have not vested(3) (#)	Market value of shares or units that have not vested(4) ($)
Robert J. Palmisano	628,849	—	15.55	09/17/2021
	4,112	—	17.70	04/16/2022
	145,500	—	20.75	05/09/2022
	9,771	—	22.55	04/17/2023
	144,625	—	23.93	05/14/2023
	7,939	—	30.14	04/01/2024
	129,462	—	29.06	05/13/2024
	244,413	593,770	20.62	10/13/2025
	—	271,076	21.24	07/19/2026
					311,581	7,262,953
Lance A. Berry	10,309	—	28.32	05/14/2018
	6,575	—	15.01	05/13/2019
	9,635	—	17.82	05/13/2020
	12,528	—	15.04	05/11/2021
	1,924	—	17.70	04/16/2022
	19,557	—	20.75	05/09/2022
	30,602	—	23.93	05/14/2023
	18,262	—	29.06	05/13/2024
	34,262	83,237	20.62	10/13/2025
	—	60,795	21.24	07/19/2026
					51,612	1,203,076
Kevin D. Cordell	34,626	—	30.08	09/26/2024
	19,578	47,564	20.62	10/13/2025
	—	58,515	21.24	07/19/2026
					37,766	880,325
Peter S. Cooke	54,122	—	20.21	01/31/2023
	18,709	—	29.06	05/13/2024
	18,915	45,955	20.62	10/13/2025
	—	29,083	21.24	07/19/2026
					26,936	627,878
Robert P. Burrows	20,721	—	26.72	07/25/2023
	10,329	—	29.06	05/13/2024
	9,884	—	30.37	07/25/2024
	24,798	60,249	20.62	10/13/2025
	—	38,133	21.24	07/19/2026
					35,313	823,146
____________________

(1)
All stock options vest over a four-year period, with 25% of the underlying shares vesting on the one-year anniversary of the grant date and the remaining 75% of the underlying shares vesting over a three-year period thereafter in 36 as nearly equal as possible monthly installments, in each case so long as the individual remains an employee or consultant of our company. If a change in control of our company occurs, all outstanding options become immediately exercisable in full and remain exercisable for the remainder of their terms. For more information, see the discussion under “-Potential Payments Upon a Termination or Change in Control.”

(2)	All option awards have a 10-year term, but may terminate earlier if the recipient’s employment or service relationship with our company terminates.

(3)	The release dates and release amounts for the unvested stock awards are as follows:

Name	06/01/2017	06/01/2018	06/01/2019	06/01/2020
Mr. Palmisano	95,998	95,999	96,000	23,584
Mr. Berry	15,441	15,440	15,441	5,290
Mr. Cordell	10,891	10,891	10,893	5,091
Mr. Cooke	8,135	8,135	8,135	2,531
Mr. Burrows	10,665	10,665	10,665	3,318
If a change in control of our company occurs, all issuance conditions on all outstanding stock awards will be deemed satisfied; provided, however, that if any such issuance condition relates to satisfying any performance goal and there is a target for the goal, the issuance or condition will be deemed satisfied generally only to the extent of the stated target.

(4)
The market value of stock awards that had not vested as of December 25, 2016 is based on the per share closing sale price of our ordinary shares on the last trading day of our fiscal year, December 23, 2016 ($23.31), as reported by the NASDAQ Global Select Market.

Options Exercised and Stock Vested During Fiscal Year
The table below provides information regarding stock awards that vested for each of our named executive officers during the fiscal year ended December 25, 2016. No option awards were exercised by any of our named executive officers during the fiscal year ended December 25, 2016.

	Stock awards(1)
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Robert J. Palmisano
Restricted stock units	72,415	1,420,782
Lance A. Berry
Restricted stock units	10,150	199,143
Kevin D. Cordell
Restricted stock units	5,800	113,796
Peter S. Cooke
Restricted stock units	5,603	109,931
Robert P. Burrows
Restricted stock units	7,347	144,148
____________________

(1)
The number of shares acquired upon vesting reflects the gross number of shares acquired absent netting of shares surrendered or sold to satisfy tax withholding requirements. The value realized on vesting of the RSU awards held by each of the named executive represents the gross number of ordinary shares acquired, multiplied by the closing sale price of our ordinary shares on the vesting date or the last trading day prior to the vesting date if the vesting date was not a trading day, as reported by the NASDAQ Global Select Market.

Potential Payments Upon a Termination or Change in Control
Employment Agreement with Robert J. Palmisano. Effective October 1, 2015, Wright Medical Group, Inc., one of our subsidiaries, entered into an employment agreement with Robert J. Palmisano, our President and Chief Executive Officer. Under the terms of our employment agreement with Mr. Palmisano, in the event of a termination of his employment, the post-employment pay and benefits, if any, to be received by him will vary according to the basis for his termination. We have guaranteed the obligations under the employment agreement since our subsidiary, Wright Medical Group, Inc., is party to the agreement. The employment agreement will continue until December 31, 2018, subject to earlier termination under certain circumstances, and commencing on October 1, 2017, will automatically renew for additional one-year periods unless we or Mr. Palmisano provides notice of non-extension of the agreement.
In the event that Mr. Palmisano’s employment is terminated for cause or he terminates his employment other than for “good reason” (as defined in the employment agreement) or disability, we will have no obligations to him, other than payment of accrued obligations. Accrued obligations include: (i) any accrued base salary through the date of termination; (ii) any annual cash incentive compensation awards earned but not yet paid; (iii) the value of any accrued vacation; (iv) reimbursement for any unreimbursed business expenses; and (v) only in the case of a termination at any time by reason of death or disability, his annual target incentive payment for the year that includes the date of termination.
In the event of an involuntary termination of his employment, we will be required to provide him, in addition to his accrued obligations: (i) a lump sum payment equal to two and one-half times the sum of: (a) his then current annual base salary; plus (b) his annual target incentive bonus; (ii) payment or reimbursement for the cost of COBRA continuation coverage for up to 12 months; (iii) outplacement assistance for a period of 12 months, subject to termination if Mr. Palmisano accepts employment with another employer; (iv) financial planning services for a period of 12 months; and (v) an annual physical examination within 12 months of termination.
In the event of a termination of his employment due to death or disability, we will be required to provide him, in addition to his accrued obligations, his annual target incentive bonus.
In the event of an involuntary termination of his employment in anticipation of or within a 24-month period following a “change in control,” we will be required to provide him, in addition to his accrued obligations: (i) a lump sum payment equal to three times the sum of: (a) his then current annual base salary, plus (b) his annual target incentive bonus; (ii) his annual target incentive bonus for the year in which his termination occurs; (iii) payment or reimbursement for the cost of COBRA continuation coverage for up to 12 months; (iv) outplacement assistance for a period of 12 months, subject to termination if Mr. Palmisano accepts employment with another employer; (v) financial planning services for a period of 12 months; and (vi) an annual physical examination within 12 months of termination.
Upon termination for any reason other than for cause, disability, or death, Mr. Palmisano must enter into a release of all claims within 30 days after the date of termination before any payments will be made to him under the employment agreement, other than accrued obligations. If he breaches the terms of the confidentiality, non-competition, non-solicitation, intellectual property rights agreement, then our obligations to make payments or provide benefits will cease immediately and permanently, and he will be required to repay an amount equal to 30% of the post-employment payments and benefits previously provided to him under the employment agreement, with interest. The employment agreement provides for other clawback and forfeiture provisions, including if we are required to restate our financial statements under certain circumstances. All payments under his employment agreement will be net of applicable tax withholding obligations. The agreement also provides that if any severance payments or other payments or benefits deemed made in connection with a future change in control are subject to the “golden parachute” excise tax under Code Section 4999, the payments will be reduced to one dollar less than the amount that would subject him to the excise tax if the reduction results in him receiving a greater amount on a net-after tax basis than would be received if he received the payments and benefits and paid the excise tax.
Severance Pay Agreements with Other Named Executive Officers. Our subsidiary, Wright Medical Group, Inc., has entered into separation pay agreements with our named executive officers, other than Mr. Palmisano. We have guaranteed the obligations under these separation pay agreements. The separation pay agreements will continue until October 1, 2018 and, commencing on October 1, 2017, will automatically renew for additional one-year periods unless we or the executive provides notice of termination of the agreement.
Under the terms of the separation pay agreement, in the event that the executive is terminated for cause or the executive terminates his employment other than for good reason or disability, we will have no obligations, other than payment of accrued obligations. Accrued obligations include: (i) any accrued base salary through the date of termination; (ii) any annual cash incentive compensation awards earned but not yet paid; (iii) the value of any accrued vacation; (iv) reimbursement for any unreimbursed business expenses; and (v) only in the case of a termination at any time by reason of death or disability, an annual incentive target bonus for the year that includes the date of termination, prorated for the portion of the year that the executive was employed.
In the event of an involuntary termination of the executive’s employment, other than for cause, we will be obligated to pay a severance payment and accrued obligations and provide certain benefits to the executive. The severance payment will equal the sum of (i) the executive’s then current annual base salary, plus (ii) an amount equal to his then current annual target bonus. Half of the total severance payment amount will be payable at or within a reasonable time after the date of termination and the remaining half will be payable in installments beginning six months after the date of termination, with a final installment to be made on or before March 15 of the calendar year following the year of termination. In the event of an involuntary termination of the executive’s employment in connection with a change in control, then his severance payment will equal two times the amount of his severance payment as described above. Under the separation pay agreement, an involuntary termination of the executive’s employment will occur if we terminate the executive’s employment other than for cause, disability, voluntary retirement, or death or if the executive resigns for good reason, in each case as defined in the separation pay agreement.
In addition to a severance payment, the executive also will be entitled to receive the following benefits in the event of an involuntary termination of his employment: (i) a pro rata portion of the executive’s annual cash incentive compensation award for the fiscal year that includes the termination date, if earned pursuant to the terms thereof and at such time and in such manner as determined pursuant to the terms thereof, less any payments thereof already made during such fiscal year (or, in the event of an involuntary termination in connection with a change in control, a pro rata portion of the executive’s target annual cash incentive compensation award for the fiscal year that includes the termination date, less any payments thereof already made during such fiscal year); (ii) payment or reimbursement for the cost of COBRA continuation coverage for up to 12 months (18 months in the event of an involuntary termination in connection with a change in control); (iii) outplacement assistance for a period of one year (two years in the event of an involuntary termination in connection with a change in control), subject to termination if the executive accepts employment with another employer; (iv) financial planning services for a period of one year (two years in the event of an involuntary termination in connection with a change in control); (v) payment to continue insurance coverage equal to the executive’s annual supplemental insurance premium benefit provided to him or her prior to the date of termination (twice the premium benefit in the event of an involuntary termination in connection with a change in control); (vi) an annual physical examination within 12 months of termination; and (vii) reasonable attorneys’ fees and expenses if any such fees or expenses are incurred to recover benefits rightfully owed under the separation pay agreement.
In the event of a termination of an executive’s employment due to death or disability, we will be required to provide the executive, in addition to his or her accrued obligations, a pro rata portion of his or her annual target incentive bonus.
Upon termination for any reason other than cause, disability, or death, the executive must enter into a release of all claims within 30 days after the date of termination before any payments will be made to the executive under the separation pay agreement, other than accrued obligations. If the executive breaches the terms of the confidentiality, non-competition, non-solicitation, and intellectual property rights agreement or the release, then our obligations to make payments or provide benefits will cease immediately and permanently, and the executive will be required to repay an amount equal 90% of the payments and benefits previously provided to the executive under the separation pay agreement, with interest. The separation pay agreement provides for other clawback and forfeiture provisions, including if we are required to restate our financial statements under certain circumstances. All payments under the separation pay agreement will be net of applicable tax withholding obligations. The separation pay agreement provides that if any severance payments or other payments or benefits deemed made in connection with a future change in control are subject to the “golden parachute” excise tax under Code Section 4999, the payments will be reduced to one dollar less than the amount that would subject the executive to the excise tax if the reduction results in the executive receiving a greater amount on a net-after tax basis than would be received if the executive received the payments and benefits and paid the excise tax.
Retention Agreement with Mr. Cooke. As described earlier, in the beginning of 2016, as part of our merger integration efforts, we asked Mr. Cooke, our President, International to relocate his family to the United Kingdom and build an international headquarters and team. Despite his initial hesitation to do so, Mr. Cooke agreed. To incentivize him to relocate, we entered into a retention letter agreement with him under which we agreed to provide him certain expat relocation and temporary assignment benefits customarily provided to executives in such situations. We also agreed to pay him a $1.2 million retention payment on the second anniversary of his relocation, subject to his continuing employment through such date and other specified terms and conditions. This retention payment, if made, would be in lieu of any future change in control or severance payment Mr. Cooke otherwise would be entitled to receive under his separation pay agreement. If Mr. Cooke voluntarily terminates his employment prior to the completion of his two-year assignment, he will not receive the retention payment. If we terminate his employment without cause or he terminates his employment for good reason prior to the completion of his two-year assignment, he will receive the retention payment.
Change in Control Provisions in Stock Incentive Plan. In addition to the change in control severance protections provided in Mr. Palmisano’s employment agreement and the separation pay agreements with our executives, our stock incentive plan under which stock options and RSU awards have been granted to our named executive officers contains “change in control” provisions. Under the terms of our stock incentive plan, if there is a change in control of our company, then, all outstanding options become immediately exercisable in full and remain exercisable for the remainder of their terms and all issuance conditions on all outstanding RSU awards will be deemed satisfied; provided, however, that if any such issuance condition relates to satisfying any performance goal and there is a target for the goal, the issuance condition will be deemed satisfied generally only to the extent of the stated target. Alternatively, the compensation committee may determine that outstanding awards will be cancelled as of the consummation of the change in control and that holders of cancelled awards will receive a payment in respect of such cancellation based on the amount of per share consideration being paid in connection with the change in control less, in the case of options and other awards subject to exercise, the applicable exercise price.
A “change in control” under our stock incentive plan means:

•
the acquisition (other than from us) by any person, entity or group, subject to certain exceptions, of 50% or more of either our then-outstanding ordinary shares or the combined voting power of our then-outstanding ordinary shares or the combined voting power of our then-outstanding capital stock entitled to vote generally in the election of directors;

•	the “continuity directors” cease for any reason to constitute at least a majority of our board of directors;

•
consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were our shareholders immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the then-outstanding voting securities of the reorganized, merged, consolidated, or other surviving corporation (or its direct or indirect parent corporation);

•	approval by our shareholders of a liquidation or dissolution of our company; or

•
the consummation of the sale of all or substantially all of our assets with respect to which persons who were our shareholders immediately prior to such sale do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the then-outstanding voting securities of the acquiring corporation (or its direct or indirect parent corporation).

As described in more detail under "Voting Proposal No. 7 - Approval of the Wright Medical Group N.V. 2017 Equity and Incentive Plan," our proposed new equity and incentive plan incorporates a double trigger change in control vesting provision.
Potential Payments to Named Executive Officers. The table below reflects the amount of compensation and benefits payable to each named executive officer, in the event of (i) any voluntary resignation or termination or termination for cause; (ii) an involuntary termination without cause; (iii) an involuntary termination without cause or a resignation for good reason within 12 months (24 months in the case of Mr. Palmisano) following a change in control, or a qualifying change in control termination; and (iv) termination by reason of an executive’s death or disability. The amounts reported in the table assume that the applicable triggering event occurred on December 25, 2016, and, therefore, are estimates of the amounts that would be paid to the named executive officers upon the occurrence of such triggering event.

Name	Type of payment(1)	Voluntary/ for cause termination ($)	Involuntary termination without cause ($)	Qualifying change in control termination ($)	Death/ disability ($)
Robert J. Palmisano	Cash severance	—	4,608,240	5,529,888	—
	Benefit continuation	—	19,920	19,920	—
	Annual bonus(2)	—	921,648	921,648	921,648
	Outplacement benefits	—	30,000	30,000	—
	Other termination benefits(3)	—	6,000	6,000	—
	Option award acceleration(4)	—	—	2,158,369	—
	RSU award acceleration(5)	—	—	7,262,953	—
	Total	—	5,585,808	15,928,778	921,648

Lance A. Berry	Cash severance	—	682,110	1,364,220	—
	Benefit continuation	—	19,920	29,880	—
	Annual bonus(2)	—	268,710	268,710	268,710
	Outplacement benefits	—	30,000	60,000	—
	Other termination benefits(3)	—	6,000	12,000	—
	Option award acceleration(4)	—	—	349,753	—
	RSU award acceleration(5)	—	—	1,203,076	—
	Total	—	1,006,740	3,287,639	268,710

Kevin D. Cordell	Cash severance	—	727,584	1,455,168	—
	Benefit continuation	—	19,920	29,880	—
	Annual bonus(2)	—	272,844	272,844	272,844
	Outplacement benefits	—	30,000	60,000	—
	Other termination benefits(3)	—	6,000	12,000	—
	Option award acceleration(4)	—	—	249,073	—
	RSU award acceleration(5)	—	—	880,325	—
	Total	—	1,056,348	2,959,290	272,844

Peter S. Cooke	Cash severance(6)	—	1,226,112	1,226,112	—
	Benefit continuation	—	19,920	29,880	—
	Annual bonus(2)	—	211,200	211,200	211,200
	Outplacement benefits	—	30,000	60,000	—
	Other termination benefits(3)	—	6,000	12,000	—
	Option award acceleration(4)	—	—	183,821	—
	RSU award acceleration(5)	—	—	627,878	—
	Total	—	1,493,232	2,350,891	211,200

Robert P. Burrows	Cash severance	—	777,908	1,555,816	—
	Benefit continuation	—	19,920	29,880	—
	Annual bonus(2)	—	259,303	259,303	259,303
	Outplacement benefits	—	30,000	60,000	—
	Other termination benefits(3)	—	6,000	12,000	—
	Option award acceleration(4)	—	—	241,005	—
	RSU award acceleration(5)	—	—	823,146	—
	Total	—	1,093,131	2,981,150	259,303
____________________

(1)	The benefit amounts set forth in the table do not reflect any reduction that may be necessary to prevent the payment from being subject to an excise tax under Code Section 280G, if applicable.

(2)	Assumes a payment equal to the executive's full target annual bonus for the year in which the termination date occurs.

(3)	Reflects the cost of financial planning services and continued executive insurance. Reimbursement of reasonable attorneys’ fees and expenses is not included as the amount is not estimable.

(4)
Based on the difference between: (i) the per share market price of the ordinary shares underlying the unvested stock options held by such executive as of December 23, 2016, the last trading day of fiscal 2016, based upon the per share closing sale price of our ordinary shares on such date ($23.31), as reported by the NASDAQ Global Select Market, and (ii) the per share exercise price of the options held by such executive. The per share exercise prices of unvested stock options held by our named executive officers included in the table as of December 25, 2016 range from $20.62 to $21.24.

(5)
Based on: (i) the number of unvested RSU awards held by such executive as of December 25, 2016, multiplied by (ii) the per share market price of our ordinary shares as of December 23, 2016, the last trading day of fiscal 2016, based upon the per share closing sale price of our ordinary shares on December 23, 2016 ($23.31), as reported by the NASDAQ Global Select Market.

(6)	Represents retention payment under Mr. Cooke's retention letter agreement.
Risk Assessment of Compensation Policies, Practices, and Programs
As a result of our annual assessment on risk in our compensation programs, we concluded that our compensation policies, practices, and programs and related compensation governance structure, work together in a manner so as to encourage our employees, including our named executive officers, to pursue growth strategies that emphasize shareholder value creation, but not to take unnecessary or excessive risks that could threaten the value of our company. As part of our assessment, we noted in particular the following:

•	annual base salaries for employees are not subject to performance risk and, for most non-executive employees, constitute the largest part of their total compensation;

•
while performance-based, or at risk, compensation constitutes a significant percentage of the overall total compensation of many of our employees, including our executives, non-performance based compensation for most employees for most years is still a sufficiently high percentage of their overall total compensation that the performance-based compensation does not encourage unnecessary or excessive risk taking;

•	for most employees, our performance-based compensation has appropriate maximums;

•
a significant portion of performance-based compensation of our employees is in the form of long-term equity incentives which do not encourage unnecessary or excessive risk because they generally vest over a three to four-year period of time thereby focusing our employees on our long-term interests; and

•
performance-based or variable compensation awarded to our employees, which for our higher-level employees, including our named executive officers, constitutes the largest part of their total compensation, is appropriately balanced between annual and long-term performance and cash and equity compensation, and utilizes several different performance measures and goals that are drivers of long-term success for our company and shareholders.

As a matter of best practice, we will continue to monitor our compensation policies, practices, and programs to ensure that they continue to align the interest of our employees, including in particular our executive officers, with those of our long-term shareholders while avoiding unnecessary or excessive risk.

MISCELLANEOUS
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Proposals for the 2018 Annual General Meeting of Shareholders
If any shareholder wishes to propose a matter for consideration at our 2018 annual general meeting of shareholders, the proposal should be delivered to James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands.
To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our proxy statement and form of proxy for our 2018 annual general meeting of shareholders, a proposal must be received by our Senior Vice President, General Counsel and Secretary on or before January 11, 2018, unless the date of the 2018 annual general meeting is changed by more than 30 days from the date of the 2017 Annual General Meeting of shareholders, and must satisfy the requirements of the proxy rules promulgated by the SEC.
Any other shareholder proposals to be presented at our 2018 annual general meeting of shareholders, including director nominations, must be given in writing to our Senior Vice President, General Counsel and Secretary no later than 60 days prior to our 2018 annual general meeting of shareholders, as required by our articles of association.
Proposals and nominations that are not received by the dates specified above will be considered untimely. In addition, proposals must comply with the laws of the Netherlands, our articles of association and the rules and regulations of the SEC. You may contact James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands, for a copy of the relevant provisions of our articles of association regarding the requirements for making shareholder proposals.
Proxy Solicitation Costs
We are paying the costs for the solicitation of proxies, including the cost of preparing and mailing this proxy statement. Proxies are being solicited primarily by mail, but in addition, the solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of our company without additional compensation. We will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to our shareholders. Although no final decision has been made, we may hire a proxy solicitor to assist in the solicitation of proxies. If we engage a proxy solicitor, we expect the fees to be approximately $30,000, plus out-of-pocket expenses.
Householding of Annual Meeting Materials
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, known as “householding,” potentially means extra convenience for shareholders and cost savings for companies. This year, a number of brokers with customers who are our shareholders will be “householding” our proxy materials unless contrary instructions have been received from the customers. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to: James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands, (+ 31) 20 521-4777.
Once a shareholder has received notice from his or her broker that the broker will be “householding” communications to the shareholder’s address, “householding” will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive separate copies of the proxy statement, the shareholder should so notify his or her broker. Any shareholder who currently receives multiple copies of the proxy statement at his or her address and would like to request “householding” of communications should contact his or her broker or, if shares are registered in the shareholder’s name, our company, at the address or telephone number provided above.

Copies of 2016 Annual Report on Form 10-K and Dutch Statutory Annual Accounts
Our annual report on Form 10-K for the fiscal year ended December 25, 2016 is being sent to shareholders together with this proxy statement on or about May 10, 2017.
Our annual report on Form 10-K, including the financial statements and the financial statement schedules thereto, and our Dutch statutory annual accounts for the fiscal year ended December 25, 2016 are available without charge upon written request to: James A. Lightman, Senior Vice President, General Counsel and Secretary, Wright Medical Group N.V., Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands. The annual report on Form 10-K and Dutch statutory annual accounts for the fiscal year ended December 25, 2016 are also available on our website at www.wright.com.
________________
Your vote is important. Please promptly vote your Wright ordinary shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors,

David D. Stevens
Chairman

Amsterdam, The Netherlands
May 10, 2017

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WRIGHT MEDICAL GROUP N.V.
2017 EQUITY AND INCENTIVE PLAN

1.	Purpose of Plan.
The purpose of the Wright Medical Group N.V. 2017 Equity and Incentive Plan (this “Plan”) is to advance the interests of Wright Medical Group N.V. (the “Company”) and its shareholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals to perform services for the Company and its Subsidiaries, providing incentive compensation for such individuals that is linked to the growth and profitability of the Company and increases in shareholder value and aligning the interests of such individuals with the interests of shareholders through opportunities for equity participation in the Company. This Plan is intended to replace the Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan (the “Prior Plan”); provided, however, that awards outstanding under the Prior Plan as of the Effective Date will remain outstanding in accordance with their terms. After the Effective Date, no more grants of awards will be made under the Prior Plan.

2.	Definitions.
The following terms will have the meanings set forth below, unless the context clearly otherwise requires. Terms defined elsewhere in this Plan will have the same meaning throughout this Plan.
2.1“Adverse Action” means any action or conduct by a Participant that the Committee, in its sole discretion, determines to be injurious, detrimental, prejudicial or adverse to the interests of the Company or any Affiliate, including: (a) disclosing confidential information of the Company or any Affiliate to any person not authorized by the Company or Affiliate to receive it, (b) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Affiliate or (c) interfering with the relationships of the Company or any Affiliate and their respective employees, independent contractors, customers, prospective customers and vendors.
2.2“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” will have the meaning given such term under Rule 405 of the Securities Act, and any other Person determined by the Committee to be an “Affiliate” for purposes of this Plan.
2.3“Annual Award Limit” or “Annual Awards Limits” have the meaning set forth in Section 4.4.
2.4“Annual Performance Cash Awards” has the meaning set forth in Section 10.1 of this Plan.
2.5“Applicable Accounting Standard” means generally accepted accounting principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.
2.6“Applicable Law” means any applicable law, including without limitation, (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.
2.7“Award” means, individually or collectively, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Deferred Stock Unit, Performance Award, Annual Performance Cash Award, Non-Employee Director Award, Other Cash-Based Award or Other Stock-Based Award, in each case granted to an Eligible Recipient pursuant to this Plan.
2.8“Award Agreement” means either: (a) a written or electronic (as provided in Section 24.8) agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic (as provided in Section 24.8) statement issued by the Company to a Participant describing the terms and provisions of such an Award, including any amendment or modification thereof.
2.9“Board” means the management Board of Directors of the Company, provided, however, that if the management Board of Directors does not exist, “Board” means the Board of Directors of the Company.

2.10“Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of Shares to pay all or a portion of the exercise price of the Option or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver Shares to be issued upon such exercise directly to such broker or dealer or its nominee.
2.11“Cash-Based Award” means an Award made pursuant to this Plan that is denominated in cash.
2.12 “Cause” means, unless otherwise provided in an Award Agreement,
(a)“Cause” as defined in any employment, consulting, severance or similar agreement between the Participant and the Company or one of its Subsidiaries or Affiliates (an “Individual Agreement”), or
(b)if there is no such Individual Agreement or if it does not define Cause:
(i)the Participant has engaged in conduct that in the judgment of the Committee constitutes gross negligence, misconduct, or gross neglect in the performance of the Participant’s duties and responsibilities or conduct resulting or intending to result directly or indirectly in gain or personal enrichment for the Participant at the expense of the Company or any Subsidiary or Affiliate;
(ii)the Participant has engaged or is about to engage in conduct materially injurious to the Company or any Subsidiary or Affiliate;
(iii)the Participant has engaged in or is about to engage in conduct that is materially inconsistent with the Company’s legal and healthcare compliance policies, programs or obligations, including but not limited to the Company’s Code of Business Conduct and the Company’s Code of Conduct on Insider Trading and Confidentiality;
(iv)the Participant’s bar from participation in programs administered by the United States Department of Health and Human Services or the United States Food and Drug Administration or any succeeding agencies;
(v)the Participant’s conviction of or entering of a guilty or no contest plea to a felony charge (or equivalent thereof) in any jurisdiction; or
(vi)the Participant has engaged in a material breach of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary or Affiliate or a breach of any policy of the Company for which termination of employment or service is a permissible consequence of such breach.
Before a Change in Control, the Committee will, unless otherwise provided in an Individual Agreement, have the sole discretion to determine whether “Cause” exists with respect to subclauses (i) through (vi) above, and its determination will be final. Notwithstanding the foregoing, if, within one (1) year subsequent to the Participant’s voluntary termination for any reason or involuntary termination by the Company or any Affiliate without Cause, it is discovered by the Company that the Participant’s employment could have been terminated for Cause, such Participant’s employment will be deemed to have been terminated for Cause for all purposes under this Plan if the Committee so determines in good faith during such one-year period.
2.13“Change in Control” means, unless otherwise provided in an Award Agreement or any Individual Agreement:
(a)the acquisition (other than from the Company) after the Effective Date by any person, entity, or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, any employee benefit plan of the Company or its Affiliates) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either the then-outstanding ordinary shares or the combined voting power of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors;
(b)individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent

Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) will be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board;
(c)consummation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the then-outstanding voting securities of the reorganized, merged, consolidated, or other surviving corporation (or its direct or indirect parent corporation);
(d)the consummation of a liquidation or dissolution of the Company; or
(e)the consummation of the sale of all or substantially all of the assets of the Company (40% or more of the total gross fair market value of all of the assets of the Company) with respect to which persons who were the shareholders of the Company immediately prior to such sale do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the then-outstanding voting securities of the acquiring corporation (or its direct or indirect parent corporation).
Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides tor a change in the time or form of payment upon a Change in Control, then, solely for purposes of applying such change in time or form of payment provision, a Change in Control shall be deemed to have occurred upon an event described in this Section 2.13 only if the event would also constitute a change in the ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.
2.14“Change in Control Protection” means provisions intended to protect a pre-Change in Control Award Participant from forfeiting the vesting or lapse of pre-Change in Control Awards as a result of: (a) a termination without Cause or for Good Reason, in each case within a specified period of time after the Change in Control; or (b) suffering a Termination of Continued Employment.
2.15 “Code” means the United States Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be deemed to include a reference to any applicable regulations thereunder and any successor or amended section of the Code.
2.16“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee comprised solely of directors designated by the Board to administer this Plan who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and (b) “independent directors” within the meaning of the Listing Rules of the NASDAQ Stock Market (or other applicable exchange or market on which the Shares may be traded or quoted). In the case of any Award that is intended to qualify for the performance-based compensation exception to Section 162(m) of the Code, the Committee will be comprised of at least two persons, each of whom are “outside directors” within the meaning of Section 162(m) of the Code. The members of the Committee will be appointed from time to time by and will serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee, except as otherwise provided in this Plan. Any action duly taken by the Committee will be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements of membership provided herein. In all instances where discretion is accorded to the Committee under this Plan, the Committee will exercise such discretion reasonably and in good faith.
2.17“Company” means Wright Medical Group N.V., a public limited liability company (naamloze vennootschap) organized under the laws of The Netherlands, and any successor thereto as provided in Section 24.6 of this Plan; provided, however, that for purposes of Section 17 of this Plan and the definitions of “Cause,” “Good Reason,” “Change in Control Protection” and “Termination of Continued Employment” as used in Section 17 of this Plan, the term “Company” also includes any Subsidiary or Affiliate of the Company.
2.18“Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or any Subsidiary that: (a) are not in connection with the offer and sale of the

Company’s securities in a capital raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.
2.19“Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Section 162(m) of the Code, and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of any Performance Period, or (b) twenty-five percent (25%) of any Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.
2.20“Deferred Stock Unit” means a right granted to an Eligible Recipient pursuant to Section 8 of this Plan to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.
2.21“Director” means a member of the Board.
2.22“Disability” means, unless otherwise provided in an Award Agreement, with respect to a Participant who is a party to an Individual Agreement, which agreement contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment thereunder by the Company, “disability” or “permanent disability” as defined in the most recent of such agreements; or in all other cases, means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.
2.23“Dividend Equivalents” has the meaning set forth in Section 3.2(l) of this Plan.
2.24“Effective Date” means June 23, 2017 or such later date as this Plan is initially approved by the Company’s general meeting of shareholders.
2.25“Eligible Recipients” means all Employees, all Non-Employee Directors and all Consultants.
2.26“Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or a Subsidiary on the payroll records thereof. An Employee will not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or Subsidiary during such period. An individual will not cease to be an Employee in the case of: (a) any leave of absence approved by the Company, or (b) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or a Subsidiary, as applicable, is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Statutory Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company will be sufficient to constitute “employment” by the Company.
2.27“Exchange Act” means the United States Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Exchange Act.
2.28“Fair Market Value” means, with respect to the Shares, as of any date: (a) the closing sale price of the Shares as of such date at the end of the regular trading session, as reported by the NASDAQ Stock Market, The New York Stock Exchange, NYSE MKT or any national securities exchange on which the Shares are then listed (or, if no shares were traded on such date, as of the next preceding date on which there was such a trade); (b) if the Shares are not so listed, admitted to unlisted trading privileges or reported on any national exchange, the closing sale price as of such date at the end of the regular trading session, as reported by the OTC Bulletin Board, OTC Markets or other comparable quotation service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (c) if the Shares are not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion, and consistent with the definition of “fair market value” under Section 409A of the Code or any other Applicable Law. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Shares that is made in good faith.
2.29“Full Value Award” means an Award other than in the form of an Option or Stock Appreciation Right, and which is settled by the issuance of Shares.
2.30“Good Reason” means, unless otherwise provided in an Award Agreement, the occurrence of any of the following without the prior written consent of the Participant, unless such act or failure to act is corrected by the Company within thirty (30) days of the occurrence:
(a)a material reduction in the Participant’s then current responsibilities or assignment to the Participant of duties materially inconsistent with such Participant’s then current range of duties and responsibilities; For the avoidance of doubt, the following circumstances would be considered a material reduction of a Participant’s responsibilities: (i) the reporting structure of a Participant who reports to the Chief Executive Officer of the entire organization is modified or the Participant is informed that it will be modified such that the Participant would no longer report to such Chief Executive Officer or (ii) a Participant who is the Chief Executive Officer or organization-wide leader of a material function in a public company would no longer be, or is informed that he or she will no longer be, the Chief Executive Officer or organization-wide leader of such function, or would no longer lead that function in a public company environment;
(b)a material reduction (i.e., more than ten percent (10%)) in the Participant’s aggregate annualized compensation target (including bonus opportunity as a percentage of base salary) and benefits opportunities, except for an across the board reduction or modification to any benefit plan affecting all similarly situated Participants;
(c) failure to pay to the Participant any portion of the Participant’s current compensation and benefits, under any plan, program or policy of, or other contract or agreement within thirty (30) days of the date such compensation and/or benefits are due;
(d)cancellation or material reduction in scope of any indemnification and/or director and officer liability insurance;
(e)the relocation or the Participant is informed of the anticipated relocation of the Participant’s then current principal place of employment (“Principal Location”) to a location which is more than forty (40) miles from the Principal Location; or
(f) material breach other than by the Participant of any material provision of the Participant’s employment, severance or similar agreement.
Notwithstanding any of the foregoing, placing the Participant on a paid leave for up to ninety (90) days pending a determination of whether there is a basis to terminate the Participant for Cause will not constitute Good Reason. The Participant’s continued employment will not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. In all events, if the Participant fails to deliver a notice of termination with respect to a termination of the Participant’s employment for Good Reason within ninety (90) days after the Participant becomes aware of the event giving rise to such right to terminate or the Company cures such act within thirty (30) days of receipt of the notice, the Participant will be deemed to waive the Participant’s right to terminate for Good Reason with respect to such event.
2.31“Grant Date” means the date an Award is granted to a Participant pursuant to this Plan and as determined pursuant to Section 5 of this Plan.
2.32“Incentive Stock Option” means a right to purchase Shares granted to an Employee pursuant to Section 6 of this Plan that is designated as and intended to meet the requirements of an “incentive stock option” within the meaning of Section 422 of the Code.
2.33“Individual Agreement” has the meaning set forth in Section 2.12 of this Plan.
2.34“Individual Performance Goals” has the meaning set forth in Section 10.4 of this Plan.

2.35“Individual Performance Participants” has the meaning set forth in Section 10.4 of this Plan.
2.36“Maximum Payout” has the meaning set forth in Section 10.3 of this Plan.
2.37“Non-Employee Director” means a Director who is not an Employee.
2.38“Non-Employee Director Award” means any Non-Statutory Stock Option, Stock Appreciation Right or Full Value Award granted, whether singly, in combination, or in tandem, to an Eligible Recipient who is a Non-Employee Director, pursuant to such applicable terms, conditions and limitations as the Board or Committee may establish in accordance with this Plan.
2.39“Non-Statutory Stock Option” means a right to purchase Shares granted to an Eligible Recipient pursuant to Section 6 of this Plan that is not intended to meet the requirements of or does not qualify as an Incentive Stock Option.
2.40“Option” means an Incentive Stock Option or a Non-Statutory Stock Option.
2.41“Other Cash-Based Award” means an Award, denominated in cash, not otherwise described by the terms of this Plan, granted pursuant to Section 12 of this Plan.
2.42“Other Stock-Based Award” means an Award, denominated in Shares, not otherwise described by the terms of this Plan, granted pursuant to Section 12 of this Plan.
2.43“Participant” means an Eligible Recipient who receives one or more Awards under this Plan.
2.44“Participation Factor” has the meaning set forth in Section 10.2 of this Plan.
2.45“Performance Award” means a right granted to an Eligible Recipient pursuant to Section 9 of this Plan to receive an amount of cash, number of Shares, or a combination of both, contingent upon and the value of which at the time it is payable is determined as a function of the extent of the achievement of one or more Performance Goals during a specified Performance Period or the achievement of other objectives during a specified period.
2.46“Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Section 162(m) of the Code for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan will be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Section 162(m) of the Code does not constitute performance-based compensation for other purposes, including Section 409A of the Code.
2.47“Performance Goals” mean with respect to any applicable Award, one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measures in the case of a Covered Employee or any performance measures in the case of a Participant that is not a Covered Employee, during the specified Performance Period, as set forth in the related Award Agreement.
2.48“Performance Measure Element” has the meaning set forth in Section 13.1 of this Plan.
2.49“Performance Measures” mean: (a) with respect to any Award intended to qualify as Performance-Based Compensation, any one or more of the measures described in Section 13.1 of this Plan on which the Performance Goals are based and which measures are approved by the Company’s shareholders in order to qualify Awards as Performance-Based Compensation; and (b) with respect to any other Award, any performance measures as determined by the Committee in its sole discretion and set forth in the applicable Award Agreement for purposes of determining the applicable Performance Goal.
2.50“Performance Period” means the period of time, as determined by the Committee, during which the Performance Goals must be met in order to determine the degree of payout or vesting with respect to an Award.
2.51 “Period of Restriction” means the period when a Restricted Stock Award or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 8 of this Plan.

2.52“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.
2.53“Plan” means this Wright Medical Group N.V. 2017 Equity and Incentive Plan, as may be amended from time to time.
2.54“Plan Year” means the Company’s fiscal year.
2.55“Previously Acquired Shares” means Shares that are already owned by the Participant.
2.56“Prior Plan” means the Wright Medical Group N.V. Amended and Restated 2010 Incentive Plan.
2.57“Redemption Amount” has the meaning set forth in Section 6.5(b).
2.58“Reduced Shares” has the meaning set forth in Section 6.5(b).
2.59“Restricted Stock Award” means an award of Shares granted to an Eligible Recipient pursuant to Section 8 of this Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8; provided, however, that Restricted Stock Awards will not be issued under this Plan if not permitted pursuant to Applicable Law.
2.60“Restricted Stock Unit” means an award denominated in Shares granted to an Eligible Recipient pursuant to Section 8 of this Plan.
2.61“Scale Back” has the meaning set forth in Section 9.5.
2.62“Securities Act” means the United States Securities Act of 1933, as amended. Any reference to a section of the Securities Act herein will be deemed to include a reference to any applicable rules and regulations thereunder and any successor or amended section of the Securities Act.
2.63“Separation from Service” has the meaning set forth in Section 17.3(b) of this Plan.
2.64“Shares” means the ordinary shares of the Company, par value €0.03 per share, or the number and kind of shares of stock or other securities into which such Shares may be changed in accordance with Section 4.5 of this Plan.
2.65“Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of this Plan to receive a payment from the Company, in the form of Shares, cash or a combination of both, equal to the difference between the Fair Market Value of one or more Shares and the grant price of such Shares under the terms of such Stock Appreciation Right.
2.66“Stock-Based Award” means any Award denominated in Shares made pursuant to this Plan, including Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards or Other Stock-Based Awards.
2.67“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.
2.68“Successor” has the meaning set forth in Section 17.1 of this Plan.
2.69 “Target Payout” has the meaning set forth in Section 10.2 of this Plan.
2.70“Tax Date” means the date any withholding or employment related tax obligation arises under the Code or other Applicable Law for a Participant with respect to an Award.
2.71“Tax Laws” has the meaning set forth in Section 24.9 of this Plan.
2.72“Tax-Related Items” has the meaning set forth in Section 16.1 of this Plan.
2.73“Termination of Continued Employment” means termination of an individual’s employment with the Company or if the individual is a Director, his or her service as a Director, without Cause in connection with a Change in Control and includes, by way of example and without limitation, the following circumstances: (i) such individual is notified within the sixty (60) day period preceding the Change in Control that the individual’s employment is or will be terminated without Cause prior to or after the Change in Control, (ii) such individual is notified within the sixty (60) day period preceding the Change in Control that the individual’s continued employment with the Company after the Change in Control is conditioned upon acceptance of a position with the Successor or an Affiliate of the Successor under terms which would entitle the individual to resign for Good Reason and the individual in fact resigns for Good Reason on this basis, and (iii) such individual is a Director of the Company and will not become a Director of the Successor Parent immediately after the Change in Control.

3.	Plan Administration.
3.1The Committee. This Plan will be administered by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary. Notwithstanding anything in this Plan to the contrary, to the extent required by the laws of The Netherlands, Awards granted pursuant to this Plan (to the extent they constitute Stock-Based Awards or other rights to acquire Shares) shall be deemed to have been granted subject to the approval of such Award (including its terms and conditions as established by the Committee) by the Board (if and to the extent the Company’s general meeting of shareholders has delegated such authority to the Board) or by the Company’s general meeting of shareholders itself (if and to the extent the Company’s general meeting of shareholders has not delegated such authority to the Board), and no Awards will be effective until such approval, as applicable, is received. The Committee will act by majority approval of the members at a meeting or by unanimous written consent, and a majority of the members of the Committee will constitute a quorum. The Committee may exercise its duties, power and authority under this Plan in its sole discretion without the consent of any Participant or other party, unless this Plan specifically provides otherwise. The Committee will not be obligated to treat Participants or Eligible Recipients uniformly, and determinations made under this Plan may be made by the Committee selectively among Participants or Eligible Recipients, whether or not such Participants and Eligible Recipients are similarly situated. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Plan will be final, conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Plan or any Award granted under this Plan.
3.2Authority of the Committee. In accordance with and subject to the provisions of this Plan, the Committee will have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of this Plan, including the following:
(a)To designate the Eligible Recipients to be selected as Participants;
(b)To determine the nature, extent and terms of the Awards to be made to each Participant, including the amount of cash or number of Shares to be subject to each Award, any exercise price or grant price, the manner in which Awards will vest, become exercisable or settled and paid out, whether Awards will be granted in tandem with other Awards, and the form of Award Agreement, if any, evidencing such Award;
(c)To determine the time or times when Awards will be granted;
(d)To determine the duration of each Award;
(e)To determine the terms, restrictions and other conditions to which the grant of an Award or the payment or vesting of Awards may be subject, including a requirement to execute an agreement which makes the Eligible Recipient subject to non-competition provisions and other restrictive covenants which run in favor of the Company and its Affiliates;
(f)To construe and interpret this Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration and in so doing, to correct any defect, omission, or inconsistency in this Plan or in an Award Agreement, in a manner and to the extent it will deem necessary or expedient to make this Plan fully effective;
(g)To determine Fair Market Value in accordance with Section 2.28 of this Plan;
(h)To amend this Plan or any Award Agreement, as provided in this Plan;

(i)To adopt subplans or special provisions applicable to Awards regulated by the laws of a jurisdiction other than, and outside of, the United States, which except as otherwise provided in this Plan, such subplans or special provisions may take precedence over other provisions of this Plan;
(j)To authorize any person to execute on behalf of the Company any Award Agreement or any other instrument required to effect the grant of an Award previously granted by the Committee;
(k)To determine at the time an Award is granted whether such Award will be settled in Shares, cash or in any combination thereof; and
(l)To determine whether Awards will be adjusted for dividend equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant, subject to Section 14 of this Plan and any other provision of this Plan and which Dividend Equivalents may be subject to the same conditions and restrictions as the Awards to which they attach and may be settled in the form of cash, Shares, or in any combination of both.
3.3Delegation. To the extent permitted by Applicable Law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. At all times, the delagatee appointed under this Section 3.3 will serve in such capacity at the pleasure of the Committee.
3.4No Re-pricing. Notwithstanding any other provision of this Plan other than Section 4.5 of this Plan, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (a) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price or grant price; (b) canceling the underwater Option or Stock Appreciation Right in exchange for (i) cash; (ii) replacement Options or Stock Appreciation Rights having a lower exercise price or grant price; or (iii) other Awards; or (c) repurchasing the underwater Options or Stock Appreciation Rights and granting new Awards under this Plan. For purposes of this Section 3.4, an Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares are less than the exercise price of the Option or grant price of the Stock Appreciation Right.
3.5Participants Based Outside of the United States. In addition to the authority of the Committee under Section 3.2(i) and notwithstanding any other provision of this Plan, the Committee may, in its sole discretion, amend the terms of this Plan or Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests or to meet objectives of this Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee will have no authority, however, to take action pursuant to this Section 3.5: (a) to reserve Shares or grant Awards in excess of the limitations provided in Section 4.1 of this Plan; (b) to effect any re-pricing in violation of Section 3.4 of this Plan; (c) to grant Options or Stock Appreciation Rights having an exercise price or grant price less than one hundred percent (100%) of the Fair Market Value of one Share on the Grant Date in violation of Section 6.3 or Section 7.3 of this Plan; or (d) for which shareholder approval would then be required pursuant to Section 21.2 of this Plan.

4.	Shares Available for Issuance.
4.1Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.5 of this Plan, the maximum number of Shares that will be available for issuance under this Plan will be the sum of:
(a)5,000,000 Shares; plus
(b)the number of Shares remaining available for issuance under the Prior Plan but not subject to outstanding awards as of the Effective Date; plus

(c)the number of additional Shares subject to awards outstanding under the Prior Plan as of the Effective Date but only to the extent that such outstanding awards are forfeited, cancelled, expire or otherwise terminate without the issuance of such Shares after the Effective Date.
4.2Limits on Incentive Stock Options, Full Value Awards and Non-Employee Director Awards. Notwithstanding any other provisions of this Plan to the contrary and subject to adjustment as provided in Section 4.5 of this Plan,
(a)the maximum aggregate number of Shares that will be available for issuance pursuant to Incentive Stock Options under this Plan will be 5,000,000 Shares;
(b)the maximum aggregate number of Shares that will be available for issuance pursuant to Full Value Awards under this Plan will be 2,500,000 Shares; and
(c)the maximum aggregate number of Shares granted as an Award to any Non-Employee Director in any one Plan Year will be 100,000 Shares; provided that such limit will not apply to any election of a Non-Employee Director to receive Shares in lieu of all or a portion of any annual Board, committee, chair or other retainer, or any meeting fees otherwise payable in cash.
4.3Accounting for Awards. Shares that are issued under this Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of Shares remaining available for issuance under this Plan only to the extent they are used; provided, however, that the full number of Shares subject to a stock-settled Stock Appreciation Right or other Stock-Based Award will be counted against the Shares authorized for issuance under this Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Right or other Stock-Based Award. Furthermore, any Shares withheld to satisfy tax withholding obligations on Awards issued under this Plan, any Shares withheld to pay the exercise price or grant price of Awards under this Plan and any Shares not issued or delivered as a result of the “net exercise” of an outstanding Option pursuant to Section 6.5, the “net exercise” of any other Award pursuant to Section 24.4 or settlement of a Stock Appreciation Right in Shares pursuant to Section 7.6 will be counted against the Shares authorized for issuance under this Plan and will not be available again for grant under this Plan. Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan. Any Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award will not increase the number of Shares available for future grant of Awards. Any Shares related to Awards granted under this Plan or under the Prior Plan that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, will be available again for grant under this Plan and correspondingly increase the total number of Shares available for issuance under this Plan under Section 4.1. To the extent permitted by Applicable Law, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or a Subsidiary pursuant to Section 22 of this Plan or otherwise will not be counted against Shares available for issuance pursuant to this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or Shares which have been reacquired by the Company.
4.4Annual Awards Limits. The following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Section 4.5, will apply to grants of Awards unless the Committee specifically determines at the time of grant that an Award is not intended to qualify as Performance-Based Compensation under this Plan:
(a)The maximum aggregate number of Shares subject to Options and Stock Appreciation Rights granted to any one Participant in any one Plan Year will be 2,000,000 Shares.
(b)The maximum aggregate number of Shares subject to Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units granted to any one Participant in any one Plan Year will be 2,000,000 Shares.
(c)The maximum aggregate dollar amount or number of Shares granted with respect to Performance Awards to any one Participant in any one Plan Year may not exceed $5,000,000 or 2,000,000 Shares, determined as of the date of payout.
(d)The maximum aggregate dollar amount granted with respect to Annual Performance Cash Awards to any one Participant in any one Plan Year may not exceed $5,000,000, determined as of the date of payout.

(e)The maximum aggregate dollar amount granted with respect to Other Cash-Based Awards to any one Participant in any one Plan Year may not exceed $5,000,000, determined as of the date of payout.
(f)The maximum aggregate number of Shares granted with respect to Other Stock-Based Awards to any one Participant in any one Plan Year may not exceed 2,000,000 Shares, determined as of the date of payout.
In applying the foregoing Annual Award Limits, (i) all Awards of the specified type granted to the same person in the same Plan Year will be aggregated and made subject to one limit; (ii) the Share limits applicable to Options and Stock Appreciation Rights refer to the number of Shares underlying such Awards; (iii) the Share limit under clause (b), (c) or (f) refers to the maximum number of Shares that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (b), (c) or (f) assuming a maximum payout; (iv) Awards other than Cash-Based Awards that are settled in cash will count against the applicable share limit under clause (a), (b), (c) or (f) and not against the dollar limit under clause (d) or (e); and (v) the dollar limit under clause (d) or (e) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (d) or (e) assuming a maximum payout. The foregoing provisions will be construed in a manner consistent with Section 162(m) of the Code, including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.
4.5Adjustments to Shares and Awards.
(a)In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other similar change in the corporate structure or Shares the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment or substitutions (which determination will be conclusive) as to: (i) the number and kind of securities or other property (including cash) available for issuance or payment under this Plan, including the sub-limits set forth in Section 4.2 of this Plan and the Annual Award Limits set forth in Section 4.4 of this Plan, and (ii) in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to outstanding Awards and the exercise price of outstanding Awards; provided, however, that this Section 4.5 will not limit the authority of the Committee to take action pursuant to Section 17 of this Plan in the event of a Change in Control. The determination of the Committee as to the foregoing adjustments and/or substitutions, if any, will be final, conclusive and binding on Participants under this Plan.
(b)Notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the limits in Section 4.2 of this Plan and the Annual Award Limits in Section 4.4 of this Plan, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Sections 422, 424 and 409A of the Code, as and where applicable.
4.6Minimum Vesting Requirements on Awards. Notwithstanding any other provision of the Plan to the contrary: (a) any Full Value Awards granted to Employees under this Plan which vest on the basis of the Participant’s continued employment with the Company will not provide for vesting which is any more rapid than ratably over a three (3) year period after the Grant Date; (b) any Awards granted under the Plan will vest no earlier than the one-year anniversary of the date the Award is granted; and (c) any Awards under this Plan which vest upon the attainment of Performance Goals will provide for a Performance Period of at least one (1) year; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the shares of Common Stock available pursuant to Section 4.1 of the Plan may be granted to any one or more eligible Directors, Consultants or Employees without respect to such minimum vesting conditions. Nothing in this Section 4.6 shall preclude the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Participant’s death, disability, termination of employment or service or the consummation of a Change in Control. This Section 4.6 will be inapplicable to substitute Awards granted pursuant to Section 22 of this Plan.

5.	Participation.
Participants in this Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of the objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Awards, singly or in combination or in tandem with other Awards, as may be determined by the Committee in its sole discretion. Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the Grant Date of any related Award Agreement with the Participant.

6.	Options.
6.1Grant. An Eligible Recipient may be granted one or more Options under this Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Incentive Stock Options may be granted solely to eligible Employees of the Company or a Subsidiary. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option (or portion thereof) granted under this Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option (or portion thereof) will continue to be outstanding for purposes of this Plan but will thereafter be deemed to be a Non-Statutory Stock Option. Options may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying Shares constitute “service recipient stock” within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii) promulgated under the Code.
6.2Award Agreement. Each Option grant will be evidenced by an Award Agreement that will specify the exercise price of the Option, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option will become vested and exercisable, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan. The Award Agreement also will specify whether the Option is intended to be an Incentive Stock Option or a Non-Statutory Stock Option.
6.3Exercise Price. The per share price to be paid by a Participant upon exercise of an Option granted pursuant to this Section 6 will be determined by the Committee in its sole discretion at the time of the Option grant; provided, however, that such price will not be less than one hundred percent (100%) of the Fair Market Value of one Share on the Grant Date (one hundred and ten percent (110%) of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).
6.4Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant, including (a) the achievement of one or more of the Performance Goals; or that (b) the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after ten (10) years from the Grant Date (five (5) years from the Grant Date in the case of an Incentive Stock Option that is granted to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, if the exercise of an Option that is exercisable in accordance with its terms is prevented by the provisions of Section 19 of this Plan, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option.
6.5Payment of Exercise Price.
(a)The total purchase price of the Shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, either by actual delivery or attestation as to ownership, of Previously Acquired Shares; (iii) a “net exercise” of the Option (as further described in paragraph (b), below); (iv) by a combination of such methods; or (v) any other method approved or accepted by the Committee in its sole discretion. Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any Awards granted under this Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
(b)In the case of a “net exercise” of an Option, a Participant will receive the number of Shares underlying the Option so exercised reduced by the number of Shares equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise (the “Reduced Shares”). In the event of a “net exercise” of an Option, the Option to purchase the Reduced Shares will be settled in exchange for the right to receive an amount (the “Redemption Amount”) equal to the Fair Market Value of the Reduced Shares on the date of exercise. The Redemption Amount payable to the Participant will automatically be offset by the Company against the amount the Participant is required to pay to exercise the Option. Thereafter, the Participant will receive the number of Shares as reduced by the Reduced Shares. Shares will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) Shares cancelled to pay the exercise price of an Option under the “net exercise,” (ii) Shares actually delivered to the Participant as a result of such exercise and (iii) any Shares withheld for purposes of tax withholding pursuant to Section 16 of this Plan.
(c)For purposes of such payment, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the exercise date of the Option.
6.6Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in this Plan and in the Award Agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office (or to the Company’s designee as may be established from time to time by the Company and communicated to Participants) and by paying in full the total exercise price for the Shares to be purchased in accordance with Section 6.5 of this Plan.

7.	Stock Appreciation Rights.
7.1Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under this Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Stock Appreciation Rights may be granted to an Eligible Recipient for services provided to a Subsidiary only if, with respect to such Eligible Recipient, the underlying Shares constitute “service recipient stock” within the meaning of Treas. Reg. Sec. 1.409A-1(b)(5)(iii) promulgated under the Code.
7.2Award Agreement. Each Stock Appreciation Right will be evidenced by an Award Agreement that will specify the grant price of the Stock Appreciation Right, the term of the Stock Appreciation Right, and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.
7.3Grant Price. The grant price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the Grant Date; provided, however, that such price may not be less than one hundred percent (100%) of the Fair Market Value of one Share on the Grant Date.
7.4Exercisability and Duration. A Stock Appreciation Right will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after ten (10) years from its Grant Date. Notwithstanding the foregoing, if the exercise of a Stock Appreciation Right that is exercisable in accordance with its terms is prevented by the provisions of Section 19 of this Plan, the Stock Appreciation Right will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Stock Appreciation Right.
7.5Manner of Exercise. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.6 of this Plan, subject to any other terms and conditions consistent with the other provisions of this Plan as may be determined by the Committee in its sole discretion.
7.6Settlement. Upon the exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)The excess of the Fair Market Value of a Share on the date of exercise over the per Share grant price; by
(b)The number of Shares with respect to which the Stock Appreciation Right is exercised.
7.7Form of Payment. Payment, if any, with respect to a Stock Appreciation Right settled in accordance with Section 7.6 of this Plan will be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination thereof, as the Committee determines.

8.	Restricted Stock Awards, Restricted Stock Units and Deferred Stock Units.
8.1Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards, Restricted Stock Units or Deferred Stock Units under this Plan, and such Awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion. Restricted Stock Units will be similar to Restricted Stock Awards except that no Shares are actually awarded to the Participant on the Grant Date of the Restricted Stock Units. Restricted Stock Units and Deferred Stock Units will be denominated in Shares but paid in cash, Shares or a combination of cash and Shares as the Committee, in its sole discretion, will determine at the time of grant and as provided in the Award Agreement.
8.2Award Agreement. Each Restricted Stock Award, Restricted Stock Unit or Deferred Stock Unit grant will be evidenced by an Award Agreement that will specify the type of Award, the period(s) of restriction, the number of restricted Shares, or the number of Restricted Stock Units or Deferred Stock Units granted, and such other provisions as the Committee will determine that are not inconsistent with the terms of this Plan.
8.3Conditions and Restrictions. Subject to the terms and conditions of this Plan, including Section 4.6 of this Plan, the Committee will impose such conditions or restrictions on a Restricted Stock Award, Restricted Stock Units or Deferred Stock Units granted pursuant to this Plan as it may deem advisable including a requirement that Participants pay a stipulated purchase price for each Share underlying a Restricted Stock Award, Restricted Stock Unit or Deferred Stock Unit, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, time-based restrictions, restrictions under Applicable Laws or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock Award, Restricted Stock Units or Deferred Stock Units.
8.4Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding a Restricted Stock Award granted hereunder will be granted the right to exercise full voting rights with respect to the Shares underlying such Restricted Stock Award during the Period of Restriction. A Participant will have no voting rights with respect to any Restricted Stock Units or Deferred Stock Units granted hereunder.
8.5Dividend Rights.
(a)Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, Participants holding a Restricted Stock Award granted hereunder will have the same dividend rights as the Company’s other shareholders. Notwithstanding the foregoing, any such dividends as to a Restricted Stock Award that is subject to vesting requirements will be subject to forfeiture and termination to the same extent as the Restricted Stock Award to which such dividends relate and the Award Agreement may require that any cash dividends be reinvested in additional Shares subject to the Restricted Stock Award and subject to the same conditions and restrictions as the Restricted Stock Award with respect to which the dividends were paid. In no event will dividends with respect to Restricted Stock Awards that are subject to vesting be paid or distributed until the vesting provisions of such Restricted Stock Award lapse.
(b)Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by Applicable Law, as determined by the Committee, prior to settlement or forfeiture, any Restricted Stock Units or Deferred Stock Unit awarded under this Plan may, at the Committee’s discretion, carry with it a right to Dividend Equivalents. Such right entitles the Participant to be credited with any amount equal to all cash dividends paid on one Share while the Restricted Stock Unit or Deferred Stock Unit is outstanding. Dividend Equivalents may be converted into additional Restricted Stock Units or Deferred Stock Units and may (and will, to the extent required below) be made subject to the same conditions and restrictions as the Restricted Stock Units or Deferred Stock Units to which they attach. Settlement of Dividend Equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Dividend Equivalents as to Restricted Stock Units or Deferred Stock Units will be subject to forfeiture and termination to the same extent as the corresponding Restricted Stock Units or Deferred Stock Units as to which the Dividend Equivalents relate. In no event will Participants holding Restricted Stock Units or Deferred Stock Units receive any Dividend Equivalents on such Restricted Stock Units or Deferred Stock Units until the vesting provisions of such Restricted Stock Units or Deferred Stock Units lapse.
8.6Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a notation on the book-entry notations representing Restricted Stock Awards referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the Shares in a book-entry stock account with the Company’s transfer agent. Alternatively, Restricted Stock Awards may be held pursuant to such terms and conditions as the Company may establish with its registrar and transfer agent or any third-party administrator designated by the Company to hold Restricted Stock Awards on behalf of Participants.
8.7Lapse of Restrictions; Settlement. Except as otherwise provided in this Plan, Shares underlying a Restricted Stock Award will become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations). Upon the vesting of a Restricted Stock Unit, the Restricted Stock Unit will be settled, subject to the terms and conditions of the applicable Award Agreement, (a) in cash, based upon the Fair Market Value of the vested underlying Shares, (b) in Shares or (c) a combination thereof, as provided in the Award Agreement, except to the extent that a Participant has properly elected to defer income that may be attributable to a Restricted Stock Unit under a Company deferred compensation plan or arrangement.

9.	Performance Awards.
9.1Grant. An Eligible Recipient may be granted one or more Performance Awards under this Plan, and such Awards will be subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, including the achievement of one or more Performance Goals.
9.2Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify the amount of cash, Shares, or combination of both to be received by the Participant upon payout of the Performance Award, any Performance Goals upon which the Performance Award is subject, any Performance Period during which any Performance Goals must be achieved and such other provisions as the Committee will determine which are not inconsistent with the terms of this Plan.
9.3Vesting. Subject to the terms of this Plan, the Committee may impose such restrictions or conditions, not inconsistent with the provisions of this Plan, to the vesting of such Performance Awards as it deems appropriate, including the achievement of one or more of the Performance Goals.
9.4Earning of Performance Award Payment. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payout on the value and number of Performance Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.
9.5Committee Discretion to Scale Back Awards. At any time during a Performance Period of more than one fiscal year, the Committee may, in its discretion, cancel a portion of a Performance Award prior to the conclusion of the Performance Period (a “Scale Back”), provided that:
(a) the Performance Award has not yet vested;
(b)based on financial information contained in the financial statements or similar internal reports of the Company or any Subsidiary, as the case may be, the Committee determines that the Performance Goals for the Performance Period cannot be achieved at least at the minimum levels established at the time of grant;
(c)Performance Awards will be Scaled Back in proportion to the estimated short fall in achievement of Performance Goals from maximum levels;

(d)all Performance Awards for the same Performance Period are Scaled Back by the same percentage;
(e)once a Performance Award is Scaled Back, it may not again be increased to add or recover a Performance Award that was canceled; and
(f)Performance Awards canceled in a Scale Back will again be available to the Committee for grant of new Performance Awards for any future Performance Period. This provision will not be used in any manner that could have the effect of repricing a previous Performance Award.
9.6Form and Timing of Performance Award Payout. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Awards will be entitled to receive payout or payment on the Performance Awards vested or earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Payout or payment of vested or earned Performance Awards will be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may payout or pay vested or earned Performance Awards in the form of cash or in Shares (or in a combination thereof) as determined at the time of grant and set forth in the Award Agreement equal to the value of the vested or earned Performance Awards at the close of the applicable Performance Period. Payout or payment of any Performance Award will be made as soon as practicable after the Committee has determined the extent to which the applicable Performance Goals have been achieved and not later than the fifteenth (15th) day of the third (3rd) month immediately following the later of the end of the Company’s fiscal year in which the Performance Period ends or the end of the calendar year in which the Performance Period ends, except to the extent that a Participant has properly elected to defer payment that may be attributable to a Performance Award under a Company deferred compensation plan or arrangement. The determination of the Committee with respect to the form of payout or payment of Performance Awards will be set forth in the Award Agreement pertaining to the grant of the Performance Award. Any Shares issued in payout of vested Performance Awards may be granted subject to any restrictions deemed appropriate by the Committee at the time of grant and set forth in the Award Agreement, including that the Participant remain in the continuous employment or service with the Company or a Subsidiary for a certain period.
9.7Dividend Rights. Participants holding Performance Awards granted under this Plan will not receive any cash dividends or Dividend Equivalents based on the dividends declared on Shares that are subject to such Performance Awards during the period between the date that such Performance Awards are granted and the date such Performance Awards are settled.

10.	Annual Performance Cash Awards.
10.1Grant. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee, at any time and from time to time, may grant to Eligible Recipients Awards denominated in cash in such amounts and upon such terms as the Committee may determine at the time of grant and set forth in the Award Agreement, based on the achievement of specified Performance Goals for annual periods or other time periods as determined by the Committee (the “Annual Performance Cash Awards”).
10.2Target Payout. The target amount that may be paid with respect to an Annual Performance Cash Award (the “Target Payout”) will be determined by the Committee pursuant to Section 13.2 of this Plan at the time of grant and set forth in the Award Agreement and will be based on a percentage of a Participant’s actual annual base compensation at the time of grant (“Participation Factor”), within the range established by the Committee for each Participant and subject to adjustment as provided in the second to last sentence of this Section 10.2. The Chief Executive Officer may approve modifications to the Participation Factor for any Participant who is not a Covered Employee, if such modification is based on level of responsibility. The Committee may establish curves, matrices or other measurements for prorating the amount of payments for achievement of Performance Goals at less or greater than the Target Payout.
10.3Maximum Payout. The Committee also may establish at the time of grant and as set forth in the Award Agreement a maximum potential payout amount (the “Maximum Payout”) with respect to an Annual Performance Cash Award in the event Performance Goals are exceeded by an amount established by the Committee at the time Performance Goals are established. The Committee may establish curves, matrices or other measurements for prorating the amount of payments for achievement of Performance Goals at greater than the Target Payout but less than the Maximum Payout.

10.4Individual Performance Goals. At the time an Annual Performance Cash Award is granted and as set forth in the Award Agreement, the Committee may provide for an increase in the Target Payout and the Maximum Payout (as either may be prorated in accordance with Sections 10.2 and 10.3 of this Plan) for selected Participants (“Individual Performance Participants”) to reflect the achievement of individual performance goals (“Individual Performance Goals”) established at that time by the Committee. The Committee will have the discretion to reduce by an amount up to 100% the amount that would otherwise be paid under the payout formula to an Individual Performance Participant based on the Committee’s reasonable and good faith evaluation of the individual’s achievement of the Individual Performance Goals.
10.5Payment. Payment of any earned Annual Performance Cash Awards will be made as soon as possible after the Committee has determined the extent to which the applicable Performance Goals and Individual Performance Goals have been achieved and not later than the fifteenth (15th) day of the third (3rd) month immediately following the later of the end of the Company’s fiscal year in which the Performance Period ends or the end of the calendar year in which the Performance Period ends, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Annual Performance Cash Award under a Company deferred compensation plan or arrangement.

11.	Non-Employee Director Awards.
11.1Automatic and Non-Discretionary Awards to Non-Employee Directors. Subject to such terms and conditions, consistent with the other provisions of this Plan, the Committee at any time and from time to time may approve resolutions providing for the automatic grant to Non-Employee Directors of Non-Employee Director Awards granted under this Plan and may grant to Non-Employee Directors such discretionary Non-Employee Director Awards on such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, and set forth in an applicable Award Agreement. Such Non-Employee Director Awards will not be subject to management’s discretion.
11.2Deferral of Award Payment; Election to Receive Award in Lieu of Retainers. The Committee may permit Non-Employee Directors the opportunity to defer the payment of an Award pursuant to such terms and conditions as the Committee may prescribe from time to time. In addition, the Committee may permit Non-Employee Directors to elect to receive, pursuant to the procedures established by the Board or a committee of the Board, all or any portion of their annual retainers, meeting fees, or other fees in Restricted Stock, Restricted Stock Units, Deferred Stock Units or other Stock-Based Awards as contemplated by this Plan in lieu of cash.

12.	Other Cash-Based Awards and Other Stock-Based Awards.
12.1Other Cash-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee, at any time and from time to time, may grant Other Cash-Based Awards to Eligible Recipients not otherwise described by the terms of this Plan in such amounts and upon such terms as the Committee may determine.
12.2Other Stock-Based Awards. Subject to such terms and conditions, consistent with the other provisions of this Plan, as may be determined by the Committee in its sole discretion, the Committee may grant Other Stock-Based Awards to Eligible Recipients not otherwise described by the terms of this Plan in such amounts and subject to such terms and conditions as the Committee will determine. Such Awards may involve the transfer of actual Shares to Participants as a bonus or in lieu of obligations to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, or payment in cash or otherwise of amounts based on the value of Shares, and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
12.3Value of Other Cash-Based Awards and Other Stock-Based Awards. Each Other Cash-Based Award will specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award will be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish Performance Goals in its discretion for any Other Cash-Based Award or any Other Stock-Based Award. If the Committee exercises its discretion to establish Performance Goals for any such Awards, the number or value of Other Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the Performance Goals are met.

12.4Payment of Other Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to an Other Cash-Based Award or an Other Stock-Based Award will be made in accordance with the terms of the Award, in cash for any Other Cash-Based Award and in cash or Shares for any Other Stock-Based Award, as the Committee determines at the time of grant and as set forth in the Award Agreement, except to the extent that a Participant has properly elected to defer payment that may be attributable to an Other Cash-Based Award or Other Stock-Based Award under a Company deferred compensation plan or arrangement.

13.	Performance-Based Compensation.
13.1Performance Measures. The Performance Goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation will be limited to one or more specified objective Performance Measures that are based on any of the following Performance Measure elements as determined by the Committee (each, a “Performance Measure Element”): sales and revenue measures: gross revenue, sales allowances, net revenue, invoiced revenue, collected revenue, revenues from new products, revenue growth, unit sales, bad debts, orders, backlog; expense measures: direct material costs, direct labor costs, indirect labor costs, direct manufacturing costs, indirect manufacturing costs, cost of goods sold, sales, general and administrative expenses, operating expenses, non-cash expenses, tax expense, non-operating expenses, total expenses; profitability and productivity measures: gross margin, net operating income, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), net operating income after taxes (NOPAT), net income, net income before taxes, net or operating income excluding non-recurring charges, net cash flow, net cash flow from operations; asset utilization and effectiveness measures: cash, excess cash, accounts receivable, inventory (WIP or finished goods), inventory days on hand, days sales outstanding, current assets, working capital, total capital, fixed assets, total assets, standard hours, plant utilization, purchase price variance, manufacturing overhead variance; debt and equity measures: accounts payable, current accrued liabilities, total current liabilities, total debt, debt principal payments, net current borrowings, total long-term debt, credit rating, retained earnings, total preferred equity, total common equity, total equity; shareholder and return measures: earnings per share (diluted and fully diluted), stock price, dividends, shares repurchased, total return to shareholders, price/earnings ratio, market capitalization, book value, debt coverage ratios, return on assets, return on equity, return on invested capital, economic profit (for example, economic value added); customer and market measures: customer satisfaction, customer retention, customer service/care, brand awareness and perception, market share, warranty rates, product quality, inventory, strategic business objectives; organizational and employee measures: headcount, employee performance, employee productivity, standard hours, employee engagement/satisfaction, employee turnover, employee diversity. Any Performance Measure Element can be a Performance Measure. In addition, any of the Performance Measure Element(s) can be used in an algebraic formula (e.g., averaged over a period, combined into a ratio, compared to a budget or standard, compared to previous periods or other formulaic combinations) based on the Performance Measure Elements to create a Performance Measure. Any Performance Measure(s) may be used to measure the performance of the Company or Subsidiary as a whole or any division or business unit of the Company, product or product group, region or territory, or Subsidiary, or any combination thereof, as the Committee may deem appropriate. Any Performance Measure(s) can be compared to the performance of a peer group or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select any Performance Measure(s) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to any Performance Measure(s) specified in this Section 13.1.
13.2Establishment of Performance Goals. Any Award to a Covered Employee that is intended to qualify as Performance-Based Compensation will be granted, and Performance Goals for such an Award will be established, by the Committee in writing not later than ninety (90) days after the commencement of the Performance Period to which the Performance Goals relate, or such other period required under Section 162(m) of the Code; provided, however, that the outcome is substantially uncertain at the time the Committee establishes the Performance Goal; and provided further that in no event will a Performance Goal be considered to be pre-established if it is established after twenty-five percent (25%) of the Performance Period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.
13.3Certification of Payment. Before any payment is made in connection with any Award to a Covered Employee that is intended to qualify as Performance-Based Compensation, the Committee must certify in writing, as reflected in the minutes, that the Performance Goals established with respect to such Award have been achieved.

13.4Evaluation of Performance. The Committee may provide in any such Award Agreement including Performance Goals that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) items related to a change in accounting principles; (b) items relating to financing activities; (c) expenses for restructuring or productivity initiatives; (d) other non-operating items; (e) items related to acquisitions; (f) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (g) items related to the disposal of a business or segment of a business; (h) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (i) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (j) any other items of significant income or expense which are determined to be appropriate adjustments; (k) items relating to unusual or extraordinary corporate transactions, events or developments; (l) items related to amortization of acquired intangible assets; (m) items that are outside the scope of the Company’s core, on-going business activities; (n) items related to acquired in-process research and development; (o) items relating to changes in tax laws; (p) items relating to major licensing or partnership arrangements; (q) items relating to asset impairment charges; (r) items relating to gains or losses for litigation, arbitration and contractual settlements; (s) foreign exchange gains and losses; or (t) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. To the extent such inclusions or exclusions affect Awards to Covered Employees, they will be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.
13.5Adjustment of Performance Goals, Performance Periods or other Vesting Criteria. Subject to Section 13.6 of this Plan, the Committee may amend or modify the vesting criteria (including any Performance Goals, Performance Measures or Performance Periods) of any outstanding Awards based in whole or in part on the financial performance of the Company (or any Subsidiary or division, business unit or other sub-unit thereof) in recognition of unusual or nonrecurring events (including the events described in Sections 13.4 or 4.5(a) of this Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, will be final, conclusive and binding on Participants under this Plan. For all Awards intended to qualify as Performance-Based Compensation, such determinations will be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.
13.6Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward.
13.7Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that will not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code and base vesting on Performance Measures other than those set forth in Section 13.1 of this Plan.

14.	Dividend Equivalents.
Subject to the provisions of this Plan and any Award Agreement, any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Shares that are subject to any Award (including any Award that has been deferred), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, settles, is paid or expires, as determined by the Committee. Such Dividend Equivalents will be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee and the Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, the Committee may not grant Dividend Equivalents based on the dividends declared on Shares that are subject to an Option or Stock Appreciation Right and further, no dividend or Dividend Equivalents will be paid out with respect to any unvested Awards.

15.	Effect of Termination of Employment or Other Service.
15.1Termination Due to Cause. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement or the terms of an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 15.4 and 15.5 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for Cause all outstanding Awards held by the Participant as of the effective date of such termination will be immediately terminated and forfeited.
15.2Termination Due to Death or Disability. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or the terms of an Individual Agreement or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 15.4, 15.5 and 17 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability of a Participant:
(a)All outstanding Options and Stock Appreciation Rights held by the Participant as of the effective date of such termination will, to the extent exercisable as of the date of such termination, remain exercisable for a period of one (1) year after the date of such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of the date of such termination will be terminated and forfeited;
(b)All outstanding unvested Restricted Stock Awards held by the Participant as of the effective date of such termination will be terminated and forfeited;
(c)All outstanding unvested Restricted Stock Units, Performance Awards, Annual Performance Cash Awards, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated prior to the end of the Performance Period of such Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause Shares to be delivered or payment made (except to the extent that a Participant has properly elected to defer income that may be attributable to such Award under a Company deferred compensation plan or arrangement) with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on the number of months or years that the Participant was employed or performed services during the Performance Period.
15.3Termination for Reasons Other than Death or Disability. Unless otherwise expressly provided by the Committee in its sole discretion in an Award Agreement or the terms of an Individual Agreement between the Participant and the Company or one of its Subsidiaries or Affiliates or a plan or policy of the Company applicable to the Participant specifically provides otherwise, and subject to Sections 15.4, 15.5 and 17 of this Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated for any reason other than for Cause or death or Disability of a Participant:
(a)All outstanding Options and Stock Appreciation Rights held by the Participant as of the effective date of such termination will, to the extent exercisable as of such termination, remain exercisable for a period of three (3) months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right) and Options and Stock Appreciation Rights not exercisable as of such termination will be terminated and forfeited; provided, however, that notwithstanding the foregoing, if the exercise of an Option that is exercisable in accordance with its terms is prevented by the provisions of Section 19 of this Plan, the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option;
(b)All outstanding unvested Restricted Stock Awards held by the Participant as of the effective date of such termination will be terminated and forfeited;

(c)All outstanding unvested Restricted Stock Units, Performance Awards, Annual Performance Cash Awards, Other Cash-Based Awards and Other Stock-Based Awards held by the Participant as of the effective date of such termination will be terminated and forfeited; provided, however, that with respect to any such Awards the vesting of which is based on the achievement of Performance Goals, if a Participant’s employment or other service with the Company or any Subsidiary, as the case may be, is terminated by the Company without Cause prior to the end of the Performance Period of such Award, but after the conclusion of a portion of the Performance Period (but in no event less than one year), the Committee may, in its sole discretion, cause Shares to be delivered or payment made (except to the extent that a Participant has properly elected to defer income that may be attributable to such Award under a Company deferred compensation plan or arrangement) with respect to the Participant’s Award, but only if otherwise earned for the entire Performance Period and only with respect to the portion of the applicable Performance Period completed at the date of such event, with proration based on the number of months or years that the Participant was employed or performed services during the Performance Period.
15.4Modification of Rights upon Termination. Notwithstanding the other provisions of this Section 15, upon a Participant’s termination of employment or other service with the Company or any Subsidiary, as the case may be, the Committee may, in its sole discretion (which may be exercised at any time on or after the Grant Date, including following such termination) cause Options or Stock Appreciation Rights (or any part thereof) held by such Participant as of the effective date of such termination to become or continue to become exercisable or remain exercisable following such termination of employment or service, and Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Annual Performance Cash Awards, Other Cash-Based Awards and Other Stock-Based Awards held by such Participant as of the effective date of such termination to vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (a) no Option or Stock Appreciation Right may remain exercisable beyond its expiration date; (b) the Committee may not take any action not permitted pursuant to Section 13.6 of this Plan; and (c) any such action by the Committee adversely affecting any outstanding Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Section 4.5, 15.5 or 21 of this Plan).
15.5Additional Forfeiture Events.
(a)Effect of Actions Constituting Cause or Adverse Action. Notwithstanding anything in this Plan to the contrary and in addition to the other rights of the Committee under this Plan, including this Section 15.5, if a Participant is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause or an Adverse Action during or within one (1) year after the termination of employment or other service with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (i) all rights of the Participant under this Plan and any Award Agreements evidencing an Award then held by the Participant will terminate and be forfeited without notice of any kind, and (ii) the Committee in its sole discretion will have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Awards of the Participant that were exercised, vested or issued, or as to which such payment was made, and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any Shares subject to any Award). The Company may defer the exercise of any Option or Stock Appreciation Right for a period of up to six (6) months after receipt of the Participant’s written notice of exercise or the issuance of Shares upon the vesting of any Award for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. Unless otherwise provided by the Committee in an applicable Award Agreement, this Section 15.5(a) will not apply to any Participant following a Change in Control.

(b)Forfeiture or Clawback of Awards Under Applicable Law and Company Policy. All Awards under this Plan will be subject to any required automatic clawback, forfeiture or other penalties pursuant to any Applicable Law, including without limitation under Section 304 of the Sarbanes-Oxley Act of 2002. In addition, all Awards under this Plan will be subject to clawback, forfeiture or other penalties pursuant to any policy of the Company, as in effect from time to time, and such clawback, forfeiture and/or penalty conditions or provisions as determined by the Committee and set forth in the applicable Award Agreement.

16.	Payment of Withholding Taxes.
16.1General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to an Award, including the grant, exercise, vesting or settlement of, or payment of dividends with respect to, an Award or a disqualifying disposition of Shares received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding or employment related tax to the Company before taking any action, including issuing any Shares, with respect to an Award. When withholding Shares for taxes is effected under this Plan, it will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company. Notwithstanding any of the foregoing and regardless of any action the Company takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items legally due by a Participant will be such Participant’s responsibility.
16.2Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 16.1 of this Plan by withholding Shares underlying an Award, by electing to tender, or by attestation as to ownership of, Previously Acquired Shares, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Shares withheld by the Company or Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value on the Tax Date.

17.	Change in Control.
17.1Continuation, Assumption or Substitution of Outstanding Awards. In the event of a Change in Control in which the surviving or successor organization (or parent thereof) (the “Successor”) proposes to continue, assume or substitute equivalent awards (with such adjustments as may be required or permitted by Section 4.5 of this Plan), any substitute equivalent award must (a) have a value at least equal to the value of the Award being substituted; (b) relate to a publicly-traded equity security of the Successor involved in the Change in Control or another publicly traded entity that is affiliated with the Successor following the Change in Control; (c) be the same type of award as the Award being substituted; (d) be vested to the extent the Award being substituted was vested at the time of the Change in Control and (e) have other terms and conditions (including by way of example, vesting, exercisability and Change in Control Protection that are the same or more favorable to the Participant than the terms and conditions of the Award being substituted, in each case, as reasonably determined by the Committee (as constituted prior to the Change in Control) in good faith. If a Participant’s Award is continued, assumed or substituted by the Successor pursuant to this Section 17.1, then, provided such Participant has not suffered a Termination of Continued Employment in connection with the Change in Control, and subject to the remaining provisions of this Section 17, such Award will not vest or lapse solely as a result of the Change in Control but will instead remain outstanding under the terms pursuant to which it has been continued, assumed or substituted and will continue to vest or lapse pursuant to such terms.
17.2    Termination of Continued Employment; No Continuation, Assumption or Substitution of Outstanding Awards; Dissolution or Liquidation. If an Award Participant suffers a Termination of Continued Employment in connection with a Change in Control, or if for any reason outstanding Awards are not continued, assumed or substituted with equivalent awards pursuant to Section 17.1 of this Plan (including where the proposed terms offered by the Successor are determined by the Committee not to meet the requirements of Section 17.1), or in the case of a dissolution or liquidation of the Company, such outstanding Awards will be subject to the following rules, in each case effective immediately prior to such Change in Control but conditioned upon completion of such Change in Control:

(a)    Options and Stock Appreciation Rights. All Options and Stock Appreciation Rights will become fully vested and exercisable. The Committee will give Participants a reasonable opportunity (at least 20 days if practicable) to exercise any or all Options and Stock Appreciation Rights before the transaction resulting in the Change in Control (including cashless exercise by such Participants) (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void and such Options and Stock Appreciation Rights will be restored to their status as if there had been no Change in Control). If a Participant does not exercise all Options and Stock Appreciation Rights prior to the Change in Control, the Committee will pay such Participant in exchange for the cancellation of each such unexercised Option and Stock Appreciation Right the difference between the exercise price for such Option or the grant price for such Stock Appreciation Right and the per Share consideration provided to other similarly situated shareholders in such Change in Control; provided, however, that if the exercise price of such Option or the grant price of such Stock Appreciation Right exceeds the aforementioned consideration provided, then such unexercised Option or Stock Appreciation Right will be canceled and terminated without any payment.
(b)    Lapse of Restricted Stock and Unit Restrictions that are not Performance-Based. All restrictions imposed on Restricted Stock, Restricted Stock Units or Deferred Stock Units that are not performance-based will lapse and be of no further force and effect. Restricted Stock Units or Deferred Stock Units will be settled and paid in cash or Shares and at such time, each as provided in the Award Agreement; provided, however that if any such payment is to be made in Shares, the Committee may in its discretion, provide such holders the consideration provided to other similarly situated shareholders in such Change in Control; and provided, further, that if the Change in Control does not take place, the restrictions imposed on such Restricted Stock, Restricted Stock Units or Deferred Stock Units will be restored to their status as if there had been no Change in Control.
(c)    Vesting, Payment and Achievement Performance-Based Awards. All Awards that are performance-based and for which the Performance Period has been completed as of the date of the Change Control but have not yet been paid will vest and be paid in cash or Shares and at such time, each as provided in the Award Agreement, based on actual attainment of each Performance Goal. All performance-based Awards for which the Performance Period has not been completed as of the date of the Change in Control will with respect to each Performance Goal, vest and be paid out for the entire Performance Period (and not pro rata) based on actual performance achieved through the date of the Change in Control with the manner of payment to be made in cash or Shares as provided in the Award Agreement as soon as reasonably practicable after the Change in Control, but no later than within thirty (30) days following the date of the Change in Control; provided, however that if any such payment is to be made in Shares, the Committee may in its reasonable discretion, provide such holders the consideration provided to other similarly situated shareholders in such Change in Control; and provided, further, that if the Change in Control does not take place, the performance-based vesting imposed on such performance-based Awards will be restored to their status as if there had been no Change in Control.
17.3    Treatment of Awards Upon Termination Subsequent to Continuation, Assumption or Substitution of Awards. If within two (2) years following a Change in Control, (i) a Participant’s employment with the Company is terminated by the Successor (or an Affiliate thereof) without Cause, or if the Participant is a Director, his or her service as a Director is terminated by the Successor (or an Affiliate thereof) without Cause or (ii) the Participant resigns as an Employee for Good Reason, then the following rules will apply to all of the continued, assumed or substituted Awards held by such Participant:
(a)    Vesting of Options and Stock Appreciation Rights. All Options and Stock Appreciation Rights will become immediately vested and exercisable in full and will remain exercisable for the remainder of their respective terms.
(b)    Lapse of Restricted Stock and Unit Restrictions that are not Performance-Based. All restrictions imposed on Restricted Stock, Restricted Stock Units or Deferred Stock Units that are not performance-based will lapse and be of no further force and effect. Such Restricted Stock Units and Deferred Stock Units will be settled and paid in cash or Shares as provided in the Award Agreement. If such Restricted

Stock Units or Deferred Stock Units are exempt from the requirements of Section 409A of the Code, the Restricted Stock Units or Deferred Stock Units will be paid within thirty (30) days following such termination or resignation. If such Restricted Stock Units or Deferred Stock Units are subject to the requirements of Section 409A of the Code, then the Restricted Stock Units or Deferred Stock Units will be paid within the thirty (30) day period following the Participant’s separation from service (within the meaning of Section 409A of the Code) (a “Separation from Service”); provided, however, that if at the time of the Participant’s Separation from Service, such Participant is a “specified employee” (within the meaning of Code Section 409A), then payment will be suspended, except as permitted under Code Section 409A, until the first business day after the earlier of (i) the date that is six (6) months after the date of the Participant’s Separation from Service or (ii) the Participant’s death.
(c)    Vesting, Payment and Achievement of Performance-Based Awards. All Awards that are performance-based and for which the Performance Period has been completed as of the date of such termination or resignation but have not yet been paid will vest and be paid in cash or Shares and at such time, each as provided in the Award Agreement, based on actual attainment of each Performance Goal. All performance-based Awards for which the Performance Period has not been completed as of the date of such termination or resignation will with respect to each Performance Goal, vest and be paid out for the entire Performance Period (and not pro rata) based on actual performance achieved through the date of such termination or resignation with the manner of payment to be made in cash or Shares as provided in the Award Agreement within thirty (30) days following the date of such termination or resignation. If such Awards are subject to the requirements of Section 409A of the Code, then the Awards will be paid within the thirty (30) day period following the Participant’s Separation from Service; provided, however, that if at such time, such Participant is a “specified employee” (within the meaning of Code Section 409A), then payment will be suspended, except as permitted under Code Section 409A, until to the first business day after the earlier of (i) the date that is six (6) months after the date of the Separation from Service or (ii) the Participant’s death.
17.4    Termination, Amendment, and Modifications of Change in Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Section 17 may not be terminated, amended, or modified in any manner that adversely affects any then-outstanding Award or Award Participant without the prior written consent of the Participant.
17.5    Limitation on Change in Control Payments. Notwithstanding anything in Section 17.1, 17.2 or 17.3 of this Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Award or the payment of cash in exchange for all or part of a Stock-Based Award (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 17.1, 17.2 or 17.3 of this Plan will be reduced (or acceleration of vesting eliminated) to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that such reduction will be made only if the aggregate amount of the payments after such reduction exceeds the difference between (a) the amount of such payments absent such reduction minus (b) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments; and provided, further that such payments will be reduced (or acceleration of vesting eliminated) in the following order: (a) Options with an exercise price above fair market value that have a positive value for purposes of Section 280G of the Code, (b) pro rata among Awards that constitute deferred compensation under Section 409A of the Code, and (c) finally, among the Awards that are not subject to Section 409A of the Code. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or an Affiliate that expressly addresses the potential application of Section 280G or 4999 of the Code, then this Section 17.5 will not apply and any “payments” to a Participant pursuant to Section 17.1, 17.2 or 17.3 of this Plan will be treated as “payments” arising under such separate agreement; provided, however, such separate agreement may not modify the time or form of payment under any Award that constitutes deferred compensation subject to Section 409A of the Code if the modification would cause such Award to become subject to the adverse tax consequences specified in Section 409A of the Code.

18.	Rights of Eligible Recipients and Participants; Transferability.
18.1Employment. Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue employment or other service with the Company or any Subsidiary.
18.2No Rights to Awards. No Participant or Eligible Recipient will have any claim to be granted any Award under this Plan.
18.3Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant will have no rights as a shareholder with respect to Shares covered by any Stock-Based Award unless and until the Participant becomes the holder of record of such Shares and then subject to any restrictions or limitations as provided herein or in the Award Agreement.
18.4Restrictions on Transfer.
(a)Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Award prior to the exercise (in the case of Options or Stock Appreciation Rights) or vesting, issuance or settlement of such Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.
(b)A Participant will be entitled to designate a beneficiary to receive an Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 15 of this Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under this Plan will be made to, and exercise of any Options or Stock Appreciation Rights (to the extent permitted pursuant to Section 15 of this Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under this Plan or exercise of all exercisable Options or Stock Appreciation Rights, then such payments will be made to, and the exercise of such Options or Stock Appreciation Rights may be made by, the legal representatives, heirs and legatees of the beneficiary.
(c)Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent (50%) of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including execution or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.
18.5Non-Exclusivity of this Plan. Nothing contained in this Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

19.	Securities Law and Other Restrictions.
Notwithstanding any other provision of this Plan or any Award Agreements entered into pursuant to this Plan, the Company will not be required to issue any Shares under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of Shares issued pursuant to Awards granted under this Plan, unless (a) such issuance of Shares is in accordance with Applicable Law (including without limitation insider trading laws), including without limitation any requirement that the Shares be fully paid-up under applicable Dutch corporate law; (b) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (c) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

20.	Deferred Compensation; Compliance with Section 409A.
The timing of any payment under this Plan may be governed by any election to defer receipt of a payment made under a Company deferred compensation plan or arrangement. It is intended that all Awards issued under this Plan be in a form and administered in a manner that will comply with the requirements of Section 409A of the Code, or the requirements of an exception to Section 409A of the Code, and the Award Agreements and this Plan will be construed and administered in a manner that is consistent with and gives effect to such intent. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Code Section 409A: (a) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a Separation from Service; (b) if any amount is payable under such Award upon a Disability, a Disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Code Section 409A; (c) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” as such terms are defined for purposes of Code Section 409A, (d) if any amount becomes payable under such Award on account of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment will be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the date of the Participant’s Separation from Service or (ii) the Participant’s death, and (e) no amendment to or payment under such Award will be made except and only to the extent permitted under Code Section 409A.

21.	Amendment, Modification and Termination.
21.1Generally. Subject to other subsections of this Section 21 and Sections 3.4 and 21.2 of this Plan, the Board at any time may suspend or terminate this Plan (or any portion thereof) or terminate any outstanding Award Agreement and the Committee, at any time and from time to time, may amend this Plan or amend or modify the terms of an outstanding Award. The Committee’s power and authority to amend or modify the terms of an outstanding Award includes the authority to modify the number of Shares or other terms and conditions of an Award, extend the term of an Award, accept the surrender of any outstanding Award or, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however that the amended or modified terms are permitted by this Plan as then in effect, including without limitation Section 3.4 of this Plan and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.
21.2Shareholder Approval. No amendments to this Plan will be effective without approval of the Company’s shareholders if: (a) shareholder approval of the amendment is then required pursuant to Section 422 of the Code, the rules of the primary stock exchange or stock market on which the Shares are then traded, applicable state corporate laws or regulations, applicable federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under this Plan; or (b) such amendment would: (i) modify Section 3.4 of this Plan; (ii) materially increase benefits accruing to Participants; (iii) increase the aggregate number of Shares issued or issuable under this Plan; (iv) increase any limitation set forth in this Plan on the number of Shares which may be issued or the aggregate value of Awards which may be made, in respect of any type of Award to any single Participant during any specified period; (v) modify the eligibility requirements for Participants in this Plan; or (vi) reduce the minimum exercise price or grant price as set forth in Sections 6.3 and 7.3 of this Plan.
21.3Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, suspension or amendment of this Plan may adversely affect any outstanding Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.4, 4.5, 13.5, 15, 20 or 21.4 of this Plan.

21.4Amendments to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to any Award granted under this Plan without further consideration or action.

22.	Substituted Awards.
The Committee may grant Awards under this Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a Subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

23.	Effective Date and Duration of this Plan.
This Plan is effective as of the Effective Date. This Plan will terminate at midnight on the day before the ten (10) year anniversary of the Effective Date, and may be terminated prior to such time by Board action. No Award will be granted after termination of this Plan, but Awards outstanding upon termination of this Plan will remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

24.	Miscellaneous.
24.1Usage. In this Plan, except where otherwise indicated by clear contrary intention, (a) any masculine term used herein also will include the feminine, (b) the plural will include the singular, and the singular will include the plural, (c) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term, and (d) “or” is used in the inclusive sense of “and/or”.
24.2Unfunded Plan. Participants will have no right, title or interest whatsoever in or to any investments that the Company or its Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right will be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder will be paid from the general funds of the Company or the Subsidiary, as the case may be, and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in this Plan.
24.3Relationship to Other Benefits. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards under this Plan will be included as “compensation” for purposes of computing the benefits payable to any Participant under any pension, retirement (qualified or non-qualified), savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Subsidiary unless provided otherwise in such plan.
24.4Issuance of Fully Paid-Up Shares; Fractional Shares.
(a)If new Shares are issued under this Plan, on such Shares at least the nominal value of such Shares is required to be paid. The following alternative methods to pay-up the nominal value of newly issued Shares are permitted under this Plan: (i) payment of an amount in cash at least equal to the aggregate nominal value of the Shares issued; (ii) deducting an amount from the Participant’s net wage and transferring such amount to the Company on behalf of the Participant in order to pay-up the aggregate nominal value of newly issued Shares; (iii) applying (debiting) the Company’s freely distributable reserves for an amount equal to the aggregate nominal value of the newly issued Shares; (iv) payment by means of a “net exercise” of an Option pursuant to Section 6.5(b) of this Plan; and (v) any other method determined and approved by the Committee. The Committee will determine (x) whether any of the aforementioned alternative methods to pay-up newly issued Shares will be permitted in respect of a specific Award and (y) the settlement mechanisms applicable in respect of the aforementioned alternative methods to pay-up newly issued Shares.

(b)No fractional Shares will be issued or delivered under this Plan or any Award. The Committee will determine whether cash, other Awards or other property will be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.
24.5Governing Law; Mandatory Jurisdiction. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions. Unless otherwise expressly provided in an Award Agreement, the Company and recipients of an Award under this Plan hereby irrevocably submit to the jurisdiction and venue of the Federal or State courts of the States of Tennessee and Delaware relative to any and all disputes, issues and/or claims that may arise out of or relate to this Plan or any related Award Agreement. The Company and recipients of an Award under this Plan further agree that any and all such disputes, issues and/or claims arising out of or related to this Plan or any related Award Agreement will be brought and decided in the Federal or State courts of the States of Tennessee or Delaware, with such jurisdiction and venue selected by and at the sole discretion of the Company.
24.6Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.
24.7Construction. Wherever possible, each provision of this Plan and any Award Agreement will be interpreted so that it is valid under the Applicable Law. If any provision of this Plan or any Award Agreement is to any extent invalid under the Applicable Law, that provision will still be effective to the extent it remains valid. The remainder of this Plan and the Award Agreement also will continue to be valid, and the entire Plan and Award Agreement will continue to be valid in other jurisdictions.
24.8Delivery and Execution of Electronic Documents. To the extent permitted by Applicable Law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to this Plan or any Award hereunder (including prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements), and (b) permit Participants to use electronic, internet or other non-paper means to execute applicable Plan documents (including Award Agreements) and take other actions under this Plan in a manner prescribed by the Committee.
24.9No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of this Plan to the contrary, the Company and its Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under this Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties, and interest under the Tax Laws.
24.10Indemnification. Subject to any limitations and requirements under Applicable Law, each individual who is or will have been a member of the Board, or a Committee appointed by the Board, or an officer or Employee of the Company to whom authority was delegated in accordance with Section 3.3 of this Plan, will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she will give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Association, as a matter of law, or otherwise, or pursuant to any agreement with the Company, or any power that the Company may have to indemnify them or hold them harmless.

WRIGHT
FOCUSED EXCELLENCE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 21, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 21, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E24954-P91866 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WRIGHT MEDICAL GROUP N.V.

The Board of Directors recommends you vote FOR the following proposals:

1. Appointment of an executive director nominated by the Board of Directors

Nominee:

	For	Against	Abstain
1a. Appointment of Robert J. Palmisano for executive director. Mark "For" to appoint Palmisano.	☐	☐	☐

Appointment of seven non-executive directors nominated by the Board of Directors

Nominees:

	For	Against	Abstain
1b. Appointment of David D. Stevens for non-executive director. Mark "For" to appoint Stevens.	☐	☐	☐
1c. Appointment of Gary D. Blackford for non-executive director. Mark "For" to appoint Blackford.	☐	☐	☐
1d. Appointment of John L. Miclot for non-executive director. Mark "For" to appoint Miclot.	☐	☐	☐
1e. Appointment of Kevin C. O'Boyle for non-executive director. Mark "For" to appoint O'Boyle.	☐	☐	☐
1f. Appointment of Amy S. Paul for non-executive director. Mark "For" to appoint Paul.	☐	☐	☐
1g. Appointment of Richard F. Wallman for non-executive director. Mark "For" to appoint Wallman.	☐	☐	☐
1h. Appointment of Elizabeth H. Weatherman for non-executive director. Mark "For" to appoint Weatherman.	☐	☐	☐
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
9. Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

Said attorneys and proxies, or other substitutes (or if only one), at said meeting, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E24955-P91866

WRIGHT MEDICAL GROUP N.V.

PROXY

Annual General Meeting of Shareholders
June 23, 2017

(Solicited on Behalf of the Board of Directors)

The undersigned shareholder of Wright Medical Group N.V. hereby constitutes and appoints Robert J. Palmisano, Lance A. Berry and James A. Lightman or any one of them, to act as the attorneys and proxies of the undersigned, each with full power of substitution and revocation, to vote for and otherwise to represent in the name, place and stead of the undersigned at our Annual General Meeting of Shareholders to be held at our offices at Prins Bernhardplein 200, 1097 JB Amsterdam, the Netherlands, on Friday, June 23, 2017 at 9:00 a.m. (Central European Time), the number of votes the undersigned would be entitled to cast if personally present at the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE DIRECTOR NOMINEES IN PROPOSAL NO. 1, "FOR" EACH OTHER PROPOSAL AND 1 YEAR ON PROPOSAL 9. The instructions entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting.

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